Filed Pursuant to Rule 424(b)(3)

File No. 333-289747

OAKTREE ASSET-BACKED INCOME PRIVATE PLACEMENT FUND INC.

Brookfield Place

225 Liberty Street

New York, New York 10281

(855) 777-8001

December 2, 2025

Dear Shareholder:

You are receiving this Information Statement/Prospectus because you own shares of Oaktree Asset-Backed Income Private Placement Fund Inc. (the “Target Fund”). The Board of Directors and the sole shareholder of the Target Fund have approved the reorganization of the Target Fund with and into Oaktree Asset-Backed Income Fund Inc. (the “Acquiring Fund,” and, together with the Target Fund, the “Funds”). Each Fund is a closed-end management investment company. The Target Fund operates, and the Acquiring Fund will operate, as an interval fund. Each Fund’s investment adviser is Oaktree Fund Advisors, LLC.

The reorganization of the Target Fund with and into the Acquiring Fund will occur pursuant to an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Target Fund to the Acquiring Fund in exchange solely for newly issued shares of the Acquiring Fund, the assumption by the Acquiring Fund of the liabilities of the Target Fund, the distribution of shares of the Acquiring Fund to the shareholders of the Target Fund, and complete liquidation of the Target Fund (the “Reorganization”). Class I Shares of the Acquiring Fund will be issued to Class I shareholders of the Target Fund.

The Reorganization is subject to certain conditions and is expected to occur after the close of business on or about December 5, 2025, or such later date to be agreed upon by the Funds.

The Reorganization is expected to be treated as a tax-free reorganization for U.S. federal income tax purposes.

Because the sole shareholder of the Target Fund has already approved the Reorganization, the Reorganization does not require further approval of the shareholders of the Target Fund, and you are not being asked to vote. We ask that you carefully review the enclosed Information Statement/Prospectus, which contains information about the Acquiring Fund and the Reorganization.

Sincerely,

/s/ Brian F. Hurley

BRIAN F. HURLEY

President of Oaktree Asset-Backed Income Private Placement Fund Inc.

QUESTIONS & ANSWERS

Important Information for Shareholders

The following is a summary of more complete information appearing later in the attached Information Statement/Prospectus or incorporated by reference into the Information Statement/Prospectus. You should carefully read the entire Information Statement/Prospectus, including the Agreement and Plan of Reorganization, which is attached as Appendix A thereto, because it contains details that are not in the Questions & Answers.

Q:	Why am I receiving an Information Statement/Prospectus?

A:	You are receiving an Information Statement/Prospectus because you own shares of Oaktree Asset-Backed Income Private Placement Fund Inc. (the “Target Fund”). The Board of Directors of the Target Fund (the “Target Board”) and the sole shareholder of the Target Fund have approved the reorganization of the Target Fund with and into Oaktree Asset-Backed Income Fund Inc. (the “Acquiring Fund,” and together with the Target Fund, the “Funds”).

The reorganization of the Target Fund with and into the Acquiring Fund will occur pursuant to an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Target Fund to the Acquiring Fund in exchange solely for newly issued shares of the Acquiring Fund, the assumption by the Acquiring Fund of the accrued and unpaid liabilities of the Target Fund, the distribution of shares of the Acquiring Fund to the shareholders of the Target Fund and complete liquidation of the Target Fund (the “Reorganization”).

The Reorganization is subject to certain conditions and is expected to occur after the close of business on or about December 5, 2025, or such later date to be agreed upon by the Funds.

The Target Fund will be the accounting survivor of the Reorganization.

The Acquiring Fund, as it will exist after the Reorganization, may be referred to herein as the “Combined Fund.”

Q:	Why did the Target Board approve the Reorganization?

A:	After careful consideration, the Target Board determined that the Reorganization is in the best interests of the Target Fund and that the interests of existing shareholders of the Target Fund will not be diluted as a result of the Reorganization. In particular, the Target Board has determined, among other things, that shareholders of the Target Fund may benefit from (i) the combination of the Target Fund’s assets with the expected asset base of the Acquiring Fund, which plans to publicly offer its shares to retail investors (see “Q: How do the Funds compare?” below), and (ii) potential operational cost savings over time as a result of the anticipated larger size of the Combined Fund.

See “Synopsis—Background and Reasons for the Reorganization” and “Information About the Reorganization—Board Approval of the Reorganization” in the enclosed Information Statement/Prospectus for additional information regarding the Target Board’s considerations in approving the Reorganization.

Q:	Am I being asked to vote on the Reorganization?

A:	No. Because the sole shareholder of the Target Fund has already approved the Reorganization, the Reorganization does not require further approval of the shareholders of the Target Fund and you are not being asked to vote.

Q:	How do the Funds compare?

A:	The Funds are substantially identical. The Funds have identical investment objectives, principal investment strategies, principal risks, and investment restrictions and policies. Each Fund’s investment adviser is Oaktree Fund Advisors, LLC (the “Adviser”). The portfolio management team primarily responsible for the day-to-day management of the Target Fund is the same portfolio management team primarily responsible for the day-to-day management of the Acquiring Fund. The Funds’ current portfolio management team will be primarily responsible for the day-to-day management of the Combined Fund’s portfolio.

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Each Fund is a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Target Fund operates, and the Acquiring Fund will operate, as an interval fund pursuant to Rule 23c-3 under the 1940 Act. Each Fund is a non-diversified fund. A non-diversified fund is not limited by the 1940 Act with regard to the percentage of its assets that may be invested in the securities of a single issuer. Consequently, the securities of a particular issuer or a small number of issuers may constitute a significant portion of each Fund’s investment portfolio.

Although both Funds are registered under the 1940 Act, shares of the Acquiring Fund are registered under the Securities Act of 1933, as amended (the “Securities Act”), whereas the Target Fund has not registered the offering of its shares under the Securities Act. The Acquiring Fund plans to publicly offer its shares following the consummation of the Reorganization, while the Target Fund (which has ceased offering its shares) previously offered its shares solely in private placement transactions exempt from the registration requirements of the Securities Act.

Under the 1940 Act, each Fund may use borrowings, including loans from certain financial institutions and the issuance of debt securities, in an aggregate amount of up to 33 1/3% of a Fund’s total assets plus the amount of any such borrowings. In the fee table in the attached Information Statement/Prospectus, each Fund assumes the use of leverage for the current fiscal year in an amount equal to 25% of the Target Fund’s net assets, and assumes the annual interest rate on borrowings is 7.17%. Each Fund’s actual interest costs associated with leverage may differ from the estimates above. The Combined Fund anticipates using leverage similarly to the Target Fund’s use thereof.

Each Fund is governed by a Board of Directors (each, a “Board”). Each Fund’s Board has seven Directors, six of whom are not “interested persons” of the Fund (as defined in the 1940 Act) (the “Independent Directors”). Each Board consists of the same Directors.

The Acquiring Fund’s charter and the Target Fund’s charter (each “Charter”) are substantially similar. The Acquiring Fund’s Amended and Restated Bylaws and the Target Fund’s Amended and Restated Bylaws (each “Bylaws”) are substantially similar.

Please see “Comparison of the Funds” in the Information Statement/Prospectus for additional information.

Q:	How will the fees and expenses of the Combined Fund compare to those of the Target Fund?

A:	The contractual management and incentive fees of the Target Fund and the Acquiring Fund are identical. The contractual management fee of the Target Fund is, and the contractual management fee of the Combined Fund will be, 1.25% of the Fund’s average daily net assets.

Following the consummation of the Reorganization, the pro forma total annual operating expense ratio of the Combined Fund is expected to be the same as the total annual operating expense ratio after fee waiver/expense reimbursement of the Target Fund. Pro forma combined fees and expenses are estimated in good faith and are hypothetical. There can be no assurance that future expenses will not increase or that any estimated expense savings will be realized.

Please see “Comparative Fee and Expense Information” in the Information Statement/Prospectus for additional information.

Q:	How will the Reorganization be effected?

A:	The Target Fund will transfer all of its assets to the Acquiring Fund in exchange for shares of the Acquiring Fund, and the Acquiring Fund will assume all the accrued and unpaid liabilities of the Target Fund. Following the Reorganization, the Target Fund will be dissolved and terminated in accordance with Maryland law, its Charter and Bylaws and the 1940 Act.

You will become a shareholder of the Acquiring Fund. Holders of shares of the Target Fund will receive newly issued shares of the Acquiring Fund, the aggregate net asset value of which will equal the aggregate net asset value of the shares of the Target Fund you held (on a per-class basis) immediately prior to the Reorganization.

Q:	Will the Reorganization impact Fund distributions to shareholders?

A:	The Target Fund intends to distribute substantially all of its net investment income to shareholders in the form of distributions. The Target Fund intends to declare and pay distributions monthly to shareholders of record. In addition, the Target Fund intends to distribute any net capital gains earned from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gains may be paid more frequently. Following the Reorganization, the Combined Fund intends to continue to distribute substantially all of its net investment income to shareholders in the form of distributions, and further intends to declare and pay distributions monthly to shareholders of record. Similarly, the Combined Fund intends to distribute any net capital gains earned from the sale of portfolio securities to shareholders no less frequently than annually, while net short-term capital gains may be paid more frequently. As a result, the Reorganization is not anticipated to impact the declaration and payment of distributions to shareholders of the Combined Fund. Prior to the closing of the Reorganization, the Target Fund will declare a distribution of its net investment income and net capital gains, if any. All or a portion of such distribution may be taxable to the Target Fund’s shareholders for U.S. federal income tax purposes.

The Combined Fund intends to make its first distribution to shareholders in the month immediately following the Reorganization.

Q:	Who will manage the Combined Fund’s portfolio?

A:	The Combined Fund will be managed by Oaktree Fund Advisors, LLC, each Fund’s current adviser. The portfolio management team primarily responsible for the day-to-day management of the Target Fund’s portfolio consists of the same portfolio managers who comprise the portfolio management team that will be primarily responsible for the day-to-day management of the Combined Fund.

Q:	Will there be any significant portfolio transitioning in connection with the Reorganization?

A:	It is anticipated that there will be no portfolio transitioning in connection with the Reorganization. Accordingly, there are expected to be no transaction costs (including brokerage commissions, transaction charges and related fees) associated with the Reorganization. To the extent there are any transaction costs, these will be borne by the Target Fund with respect to any portfolio transitioning conducted before the Reorganization and borne by the Combined Fund with respect to any portfolio transitioning conducted after the Reorganization.

As of June 30, 2025, the Target Fund had unrealized losses of $97,664. It is currently estimated that the Target Fund will distribute no capital gains to the Target Fund shareholders as a result of any portfolio transitioning conducted in connection with the Reorganization.

Q:	Will I have to pay any sales load or commission in connection with the Reorganization?

A:	No. You will pay no sales load or commission in connection with the Reorganization.

Q:	Who will pay for the costs associated with the Reorganization?

A:	The Adviser will pay for the costs associated with the Reorganization.

Q:	Is the Reorganization expected to be taxable to shareholders of the Target Fund?

A:	No. The Reorganization is intended to be treated as a tax-free reorganization for U.S. federal income tax purposes. As a condition to the closing of the Reorganization, the Funds will receive an opinion of Paul Hastings LLP, dated as of the Closing Date, regarding the characterization of the Reorganization as a “reorganization” within the meaning of Section 368(a) of the Code. If the Reorganization qualifies for tax-free treatment, Target Fund shareholders would recognize no gain or loss for U.S. federal income tax purposes upon the exchange of Target Fund shares for Acquiring Fund shares pursuant to the Reorganization (except with respect to cash received in lieu of fractional shares, if any). Prior to the closing of the Reorganization, the Target Fund expects to declare a distribution of all of its net investment income and net capital gains, if any. All or a portion of such a distribution may be taxable to the Target Fund’s shareholders for U.S. federal income tax purposes. You may wish to consult with your tax adviser concerning the tax consequences of the Reorganization. Please see “Material Federal Income Tax Consequences of the Reorganization” in the Information Statement/Prospectus for additional information.

Q:	Why is no further Target Fund shareholder action necessary?

A:	The Reorganization was determined by the Target Board to be advisable and in the best interests of the Target Fund and its shareholders, approved by the Target Board, and submitted to the shareholders of the Target Fund for approval. The sole shareholder of the Target Fund approved the Reorganization. As such, no further approval by the Target Fund shareholders is required.

Q:	Whom do I contact for further information?

A:	If you have any questions regarding the Reorganization, please call (855) 777-8001.

INFORMATION STATEMENT/PROSPECTUS

Dated December 2, 2025

relating to the reorganization of

OAKTREE ASSET-BACKED INCOME PRIVATE PLACEMENT FUND INC.

into

OAKTREE ASSET-BACKED INCOME FUND INC.

Brookfield Place

225 Liberty Street

New York, New York 10281

(855) 777-8001

This Information Statement/Prospectus is being furnished to you as a shareholder of Oaktree Asset-Backed Income Private Placement Fund Inc. (the “Target Fund”) in connection with the reorganization of the Target Fund with and into Oaktree Asset-Backed Income Fund Inc. (the “Acquiring Fund”). The reorganization will occur pursuant to an Agreement and Plan of Reorganization (the “Reorganization Agreement”) providing for the transfer of all of the assets of the Target Fund to the Acquiring Fund in exchange solely for newly issued shares of the Acquiring Fund, the assumption by the Acquiring Fund of the accrued and unpaid liabilities of the Target Fund, the distribution of the shares of the Acquiring Fund to the shareholders of the Target Fund, and complete liquidation of the Target Fund (the “Reorganization”).

The Target Fund and the Acquiring Fund are referred to herein collectively as the “Funds,” and each individually as a “Fund.” Each Fund is a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Target Fund operates, and the Acquiring Fund will operate, as an interval fund pursuant to Rule 23c-3 under the 1940 Act.

Because the Board of Directors of the Target Fund (the “Target Board”) and the Board of Directors of the Acquiring Fund (the “Acquiring Board”) are each comprised of the same persons, the Target Board and the Acquiring Board are referred to herein collectively as the “Board” when acting on behalf of both Funds, and the members of the Board are referred to herein as the “Directors” and each individually as a “Director.”

The Reorganization is subject to certain conditions and is expected to occur after the close of business on or about December 5, 2025, or such later date to be agreed upon by the Funds.

This Information Statement/Prospectus will be mailed on or about December 2, 2025 to the Target Fund’s shareholders of record as of October 31, 2025 (the “Record Date”). As of the Record Date, there were issued and outstanding 3,520,697.818 Class I Shares of the Target Fund.

As a result of the Reorganization, you will become a shareholder of the Acquiring Fund. Each shareholder of the Target Fund will receive newly issued Class I Shares of the Acquiring Fund, par value $0.001 per share, the aggregate net asset value of which will equal the aggregate net asset value of the shares of the Target Fund that such shareholder held immediately prior to the Reorganization.

THIS INFORMATION STATEMENT/PROSPECTUS IS FOR INFORMATIONAL PURPOSES ONLY, AND YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO RECEIVING IT.

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WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

For federal income tax purposes, the Reorganization is intended to be structured as a tax-free reorganization.

The Funds are substantially identical. The Funds have identical investment objectives, principal investment strategies, principal risks, and investment restrictions and policies. Each Fund’s investment adviser is Oaktree Fund Advisors, LLC (the “Adviser”). The portfolio management team primarily responsible for the day-to-day management of the Target Fund’s portfolio consists of the same portfolio managers who comprise the portfolio management team that will be primarily responsible for the day-to-day management of the Combined Fund’s portfolio.

Each Fund’s Charter and Bylaws are materially similar.

The following documents have been filed with the Securities and Exchange Commission (“SEC”) and are incorporated by reference into (legally form a part of) this Information Statement/Prospectus:

●	the Statement of Additional Information dated December 2, 2025, relating to this Information Statement/Prospectus;

●	the Prospectus of the Acquiring Fund, dated August 8, 2025, as supplemented and amended October 27, 2025 (the “Acquiring Fund Prospectus”); and

●	the Statement of Additional Information of the Acquiring Fund, dated August 8, 2025, as supplemented and amended October 27, 2025 (the “Acquiring Fund SAI”).

Copies of the foregoing may be obtained without charge by calling (855) 777-8001 or writing to the Acquiring Fund at Brookfield Place, 225 Liberty Street, New York, New York 10281. The foregoing documents are available on the EDGAR Database on the SEC’s website at www.sec.gov.

Each Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act, and in accordance therewith, files reports and other information with the SEC. Proxy materials, reports and other information filed by each Fund is available on the SEC’s website at www.sec.gov.

This Information Statement/Prospectus serves as a prospectus of the Acquiring Fund. This Information Statement/Prospectus sets forth concisely the information that shareholders of the Target Fund should know about the Reorganization. Please read it carefully and retain it for future reference. No person has been authorized to give any information or make any representation not contained in this Information Statement/Prospectus and, if so given or made, such information or representation must not be relied upon as having been authorized. This Information Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Information Statement/Prospectus is December 2, 2025.

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SYNOPSIS

The following is a summary of, and is qualified by reference to, the more complete information contained in this Information Statement/Prospectus and the information attached hereto or incorporated herein by reference, including the Form of Agreement and Plan of Reorganization attached hereto as Appendix A.

The Acquiring Fund, following completion of the Reorganization, may be referred to as the “Combined Fund” in this Information Statement/Prospectus.

Shareholders should read this entire Information Statement/Prospectus carefully. See “Synopsis—Comparison of the Funds” beginning on page 4 and “Synopsis—Comparative Fee and Expense Information” beginning on page 12 for a comparison of investment policies, fees and expenses, and other matters. This Information Statement/Prospectus constitutes an offering of shares of the Acquiring Fund.

Background and Reasons for the Reorganization

At a meeting held on August 20-21, 2025 (the “Approval Meeting”), the Board considered the approval of the Reorganization Agreement with respect to each Fund. The Board, including all of the Directors who are not “interested persons,” as defined in the 1940 Act, of the Funds (the “Independent Directors”), have approved the Reorganization Agreement. The Board has determined that the Reorganization is advisable and in the best interests of the Target Fund and the Acquiring Fund, respectively, and that the interests of the Target Fund’s shareholders and the Acquiring Fund’s shareholders, respectively, will not be diluted as a result of the Reorganization. The Board’s determinations were based on a comprehensive evaluation of the information provided to it. During the review, the Board did not identify any particular information or consideration that was all-important or controlling.

The Reorganization seeks to combine two funds that have identical investment objectives, principal investment strategies, principal risks, and investment restrictions and policies. The Board, based upon its evaluation of all relevant information, anticipates that the Reorganization will benefit the shareholders of the Target Fund.

In considering the Reorganization, the Board reviewed substantial information provided by Oaktree Fund Advisors, LLC (the “Adviser”), the investment adviser to the Funds. In considering such information, the Board considered that in presenting this recommendation the Adviser may be subject to a conflict of interest, as the Adviser would realize certain operating efficiencies (such as reduced administrative and oversight burdens in managing one portfolio rather than two portfolios, the need for only one audit, etc.) if the Reorganization is consummated.

The Board also received a memorandum outlining, among other things, the legal standards and certain other considerations relevant to the Board’s deliberations. The Independent Directors also discussed these matters in detail with their own independent counsel.

After consideration of the above and several other factors, the Board, including all of the Independent Directors, approved the Reorganization and the Target Board submitted the Reorganization to the shareholders of the Target Fund for their approval. In approving the Reorganization, the Board, including the Independent Directors, determined that the Reorganization is in the best interests of the Target Fund and that the interests of the Target Fund’s shareholders and the Acquiring Fund’s shareholders, respectively, will not be diluted as a result of the Reorganization. Before reaching these conclusions, the Board, including the Independent Directors, engaged in a thorough review process relating to the Reorganization.

In reaching its determinations with respect to the Reorganization, the Board considered a number of factors presented at the time of the Approval Meeting, including, but not limited to, the following:

●	The Funds have identical investment objectives, principal investment strategies, principal risks, and investment restrictions and policies.

●	There will be continuity in portfolio management for shareholders of the Target Fund because the Adviser (which serves as adviser to both Funds) will manage the Combined Fund’s portfolio on a day-to-day basis, and there is not expected to be any diminution in the nature, quality and extent of the services provided to shareholders after the Reorganization.

●	The registration of the Acquiring Fund’s offering under the Securities Act of 1933, as amended (the “Securities Act”), will permit the Acquiring Fund to publicly offer its shares and therefore make shares available to a wider investor base, which could enhance the prospects for growing the Acquiring Fund and thereby realizing long-term economies of scale.

●	The Reorganization may potentially result in operational cost savings over time as a result of the expected larger size of the Combined Fund.

●	The shareholders of the Target Fund will not pay an initial sales charge in connection with the receipt of shares of the Acquiring Fund in the Reorganization.

●	There is expected to be no gain or loss recognized by shareholders for U.S. federal income tax purposes as a result of the Reorganization, because the Reorganization is expected to be a tax-free reorganization for U.S. federal income tax purposes. Prior to the Reorganization, the Target Fund will distribute to its shareholders all net investment taxable income and net realized capital gains not previously distributed to shareholders, and such distribution of net investment taxable income and net realized capital gains will be taxable to shareholders in non-tax qualified accounts. The Combined Fund may recognize gains that, upon distribution, are taxable to shareholders as a result of sales of portfolio securities after the Reorganization to satisfy expected repurchase requests.

●	The aggregate net asset value of the shares of the Acquiring Fund that shareholders of the Target Fund will receive in the Reorganization is expected to equal the aggregate net asset value of the shares that shareholders of the Target Fund own immediately prior to the Reorganization, and the interests of the Target Fund’s shareholders will not be diluted as a result of the Reorganization.

●	The Adviser will bear the expenses incurred in connection with the Reorganization.

●	Shareholders will receive the same level and quality of services after the Reorganization.

For a more complete discussion of the factors to be considered by the Board in approving the Reorganization, see “Information About the Reorganization––Board Approval of the Reorganization.”

The sole shareholder of the Target Fund subsequently approved the Reorganization.

The Reorganization

The Reorganization Agreement provides for: (i) the transfer of all of the assets of the Target Fund to the Acquiring Fund in exchange for the assumption by the Acquiring Fund of all liabilities of the Target Fund and the issuance to the Target Fund of shares of the Acquiring Fund; (ii) the distribution of such shares of the Acquiring Fund to Target Fund shareholders; and (iii) the termination, dissolution and complete liquidation of the Target Fund.

The aggregate net asset value of the Acquiring Fund’s shares issued to each Target Fund shareholder in the Reorganization will equal, as of the Valuation Time (as defined in the Reorganization Agreement), the aggregate net asset value of Target Fund shares held by the Target Fund shareholder as of such time.

If the Reorganization is consummated, current Target Fund shareholders, as shareholders of the Combined Fund, may be able to exchange their shares received in the Reorganization for shares of another class of the Combined Fund for which they are eligible. Such shareholders should consult their tax advisers regarding the potential tax consequences of such an exchange.

Material Federal Income Tax Consequences of the Reorganization

As a condition to closing, the Funds will receive an opinion of Paul Hastings LLP, substantially to the effect that, based on certain facts, assumptions and representations of the parties, the Reorganization will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, it is expected that the Target Fund will recognize no gain or loss for federal income tax purposes as a direct result of the Reorganization. It is also expected that shareholders of the Target Fund who receive Acquiring Fund shares pursuant to the Reorganization will recognize no gain or loss for federal income tax purposes.

The portfolio managers of the Acquiring Fund have reviewed the portfolio holdings of the Target Fund and, as of August 19, 2025, all the securities held by the Target Fund comply with the compliance guidelines and/or investment restrictions of the Acquiring Fund. As a result, the Adviser will not reposition the portfolio securities held by the Target Fund in connection with the Reorganization.

Prior to the closing of the Reorganization, the Target Fund will declare a distribution of all of its net capital gains, if any. All or a portion of such a distribution may be taxable to the Target Fund’s shareholders for federal income tax purposes.

For a more detailed discussion of the federal income tax consequences of the Reorganization, please see “Information About the Reorganization—Material Federal Income Tax Consequences” below.

Comparison of the Funds

Investment Objectives and Principal Investment Strategies

The investment objectives and principal investment strategies of the Funds are identical. The investment objectives and principal investment strategies of each Fund are as follows:

Investment Objectives. Each Fund’s investment objective is to seek to provide current income and, to a lesser extent, capital appreciation. Each Fund’s investment objective is non-fundamental and may be changed by a vote of the Board without Shareholder approval. There can be no assurance that a Fund will achieve its investment objective.

Principal Investment Strategies. Under normal market conditions, each Fund attempts to achieve its investment objective by investing, as a principal strategy, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in ABF Investments (as defined below), throughout the world, including the United States, or “U.S.” (the “80% Policy”). More specifically, each Fund seeks to achieve its investment objective by investing primarily in a diverse portfolio of asset-backed finance (“ABF”) investments across a broad range of industries focused on pools of contractual assets, including, but not limited to, loans, leases, mortgages, or other receivables (collectively, “ABF Investments”). Each Fund’s ABF Investments may also include certain asset-backed instruments, including, but not limited to, notes, bills, debentures, bank loans, and convertible and preferred securities (excluding convertible and preferred securities issued by an operating company or a holding company of an operating company). In addition, each Fund may invest in junior and equity tranches of ABF Investments. In seeking to achieve its investment objective, each Fund may, among other things, make ABF Investments in the following formats: (i) purchasing on an unlevered basis loans or other contractual assets; (ii) purchasing on a levered basis loans or other contractual assets; (iii) senior lending against a pool of contractual assets; (iv) mezzanine lending opportunities against pools of contractual assets; (v) insuring or providing capital relief against contractual assets; and (vi) providing essential capital to origination platforms or “Originators” (as defined below). Each Fund may change the 80% Policy without Shareholder approval upon at least 60 days’ prior written notice to Shareholders.

In addition, each Fund may invest up to 20% of its net assets (plus the amount of any borrowings for investment purposes) in investments other than ABF Investments as described herein (together with the ABF Investments, the “Investments,” and each, an “Investment”), including cash or cash equivalents, common stock and preferred stock (including convertible preferred stock) issued by an operating company or a holding company of an operating company, liquid structured credit securities (which may include, for example, residential mortgage-backed securities (RMBS), commercial mortgage-backed securities (CMBS), asset-backed securities (ABS), and collateralized loan obligations (CLOs) (each, as defined below)), and liquid fixed-income securities, such as publicly-traded corporate bonds, consistent with prudent liquidity management.

Each Fund may invest in securities and other obligations of any credit quality, duration or maturity. However, it is expected that each Fund normally will have a short average portfolio duration (i.e., within a 1½ to 3-year range), as calculated by the Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. Each Fund will not invest more than 15% of its assets in entities that rely on Sections 3(c)(1) or 3(c)(7) of the 1940 Act, other than CLOs and other asset-backed issuers. For temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, each Fund may hold a substantially higher amount of liquid investments, including cash and cash equivalents.

Each Fund considers the market for ABF Investments to feature the following three main segments:

●	Investment Grade: The investment grade segment of the ABF market (the “Investment Grade Segment”) includes senior financing investments with relatively lower risk, which are typically participated in by insurers and banks. ABF Investments in the Investment Grade Segment often rely on explicit or internal ratings for such insurer or bank participation at BBB- or a higher, equivalent rating.

●	Core: The core segment of the ABF market (the “Core Segment”) represents the space between the Investment Grade Segment and the Opportunistic Segment (as defined below). ABF Investments included in the Core Segment may not be suitable for a rating for various non-risk-based reasons such as the variable funding profile of the investment or other structural features of the investment. The credit quality of such investments may sometimes, but not always, be below investment grade. ABF Investments in the Core Segment are typically focused on income returns derived from contractual asset cashflows. It is anticipated that each Fund’s ABF Investments in the Core Segment have the potential to deliver yields consistent with, or slightly higher than, first lien, sponsor-backed direct loans.

●	Opportunistic: ABF Investments in the opportunistic segment of the ABF market (the “Opportunistic Segment”) typically have a higher risk profile and the potential to earn higher net returns, which may include providing “essential capital” to Originators in the form of equity capital, preferred equity or other junior debt or stock participation for potential long-term capital appreciation and total return.

Each Fund will invest primarily in the Core Segment, and supplement that sleeve with a limited number of more opportunistic investments targeting higher net returns, with less return derived from contractual asset cashflows. A portion of the ABF Investments in the Core Segment may, and all of the ABF Investments in the Opportunistic Segment will, consist of instruments that are rated below investment grade by rating agencies (commonly known as “high-yield” or “junk” instruments) (e.g., rated lower than BBB by S&P Global Ratings or lower than Baa by Moody’s Investors Service, Inc.), or are unrated but are determined by the Adviser to be of equivalent credit quality. Consistent with the investment philosophy of the Adviser, each Fund will prioritize risk control and downside protection by evaluating credit fundamentals such as contractual asset diversity and credit quality, monitoring appropriate credit metrics such as delinquency and prepayment rates, and pursuing effective structural protections. Structural protections may include, for example, holding assets in bankruptcy remote special purpose vehicles, loss coverage and overcollateralization, events of default and rapid amortization triggers and the ability to remove and replace asset servicers. Such protections are deemed effective when they provide downside protection sufficient to preserve underwritten returns and modeled relative value of the investment. Subject to certain limitations set forth in this Information Statement/Prospectus and under applicable law, each Fund intends, from time to time, to borrow at the Fund level or at a subsidiary of the Fund on a secured or unsecured basis. It is expected that this indebtedness, if incurred, will be secured primarily by the assets of the Fund. In addition, the Adviser intends to evaluate whether it is prudent and appropriate to incur this leverage and there can be no assurance that leverage will be incurred given that various factors may cause the Adviser, in its discretion, to elect not to incur such leverage.

Each Fund intends to focus on opportunities with return profiles in line with traditional private credit (i.e., the origination of a bilateral loan without a traditional bank intermediary connecting the borrower directly to the private lender), but with diversification and structural benefits provided by the Adviser’s ABF strategy. In seeking to achieve its investment objective, each Fund’s 80% Policy is focused on acquiring and managing a diverse portfolio of ABF Investments, with a primary focus on leveraging the predictable cash flows generated by various types of assets, such as loans, leases, mortgages, receivables, and licensing agreements. Each Fund employs a multi-faceted approach that involves the direct acquisition of portfolios of assets from banks, credit unions, specialty finance companies, and other specialty lenders or financial institutions (“Originators”). Each Fund may acquire these assets unlevered, holding them directly to benefit from the ongoing cash flows without introducing debt. Each Fund may also acquire a portfolio of assets from an Originator and subsequently apply secured asset-backed financing, thereby leveraging these assets to enhance returns while maintaining the security and stability provided by the underlying asset base.

ABF Investments are typically secured by a segregated portfolio of contractual assets usually held in a bankruptcy remote special purpose vehicle, creating an additional avenue for generating returns while minimizing risk. In some cases, each Fund may also take equity interests or warrants in the Originators, particularly when entering into agreements to acquire assets or provide financing. These equity stakes allow the Fund to participate in the upside potential of the Originators’ businesses while further aligning its interests with those of the asset Originators. The combination of different formats of ABF Investments described above positions each Fund to capitalize on the growing market for asset-backed financing across diverse sectors, including consumer, corporate, real estate, infrastructure, and transportation lending. The Adviser’s approach is flexible, enabling the Adviser to be innovative across market cycles by utilizing the most beneficial investment structures under the prevailing market conditions, in view of the particular circumstances of each transaction.

The SEC has granted exemptive relief that permits each Fund to, among other things, co-invest with certain other persons, including certain affiliates of the Adviser and certain public or private funds managed by the Adviser and its affiliates, subject to certain terms and conditions.

Investment Restrictions

Each Fund has adopted certain investment restrictions that are “fundamental,” meaning such investment restrictions cannot be changed without approval by holders of a “majority of the Fund’s outstanding voting securities” as defined in the 1940 Act. As defined in the 1940 Act, this phrase means the vote of (1) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities, whichever is less.

The fundamental and non-fundamental investment restrictions of the Funds, which are identical, are set forth below. Following completion of the Reorganization, the Combined Fund will have the same fundamental and non-fundamental investment restrictions.

Fundamental Restrictions

The Fund is subject to the following fundamental investment restrictions:

(1)	The Fund may not issue senior securities or borrow money, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

(2)	The Fund may make loans to the maximum extent permitted by the 1940 Act and any exemptive order or other relief issued by the SEC, including, without limitation, through the lending of its portfolio securities and through loans to other funds managed by the Adviser and its affiliates.

(3)	The Fund may not invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry or group of industries (excluding securities of the U.S. Government, its agencies and instrumentalities, agency mortgage-backed securities and agency mortgage-related securities). For purposes of this restriction, the Fund treats different types of securitizations as separate industries based on the underlying asset type and treats investments in securitizations of each type of underlying asset as a separate industry from investments directly in the underlying asset type.

(4)	The Fund may not underwrite any issue of securities, except to the extent that the sale of portfolio securities in accordance with the Fund’s investment objective, policies and limitations may be deemed to be an underwriting, and except that the Fund may acquire securities under circumstances in which, if the securities were sold, the Fund might be deemed to be an underwriter for purposes of the Securities Act.

(5)	The Fund may not purchase or sell real estate except that the Fund may: (a) invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or interests therein; (b) acquire, hold, and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Fund’s ownership of other assets; (c) hold and sell real estate acquired by the Fund as a result of the ownership of securities; and (d) as otherwise permitted by the 1940 Act, as amended from time to time, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act, as amended from time to time.

(6)	The Fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments; provided that this restriction shall not prohibit the Fund from investing in entities formed to hold specific ABF Investments or from purchasing or selling options, futures contracts and related options thereon, forward contracts, swaps, caps, floors, collars and any other financial instruments or from investing in securities or other instruments backed by physical commodities or as otherwise permitted by the 1940 Act, as amended from time to time, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act, as amended from time to time.

The Board has adopted a repurchase offer fundamental policy resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers. This fundamental policy may be changed only with the approval of a majority of the Fund’s outstanding voting securities, including a majority of any holders of preferred shares voting separately as a class. The Fund is required to offer to repurchase between 5% and 25% of its outstanding Shares with each repurchase offer.

In addition, the Fund has adopted the following fundamental policy with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the outstanding voting securities (which for this purpose and under the 1940 Act, means the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting at which more than 50% of the Fund’s outstanding voting securities are present or represented by proxy or (ii) more than 50% of the Fund’s outstanding voting securities) of the Fund.

(a)	The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 under the 1940 Act, as it may be amended from time to time.

(b)	The Fund will repurchase shares that are tendered by a specific date (the “Repurchase Request Deadline”), which will be established by the Board in accordance with Rule 23c-3, as amended from time to time. Rule 23c-3 requires the Repurchase Request Deadline to be no less than 21 and no more than 42 days after the Fund sends notification to Shareholders of the repurchase offer.

(c)	There will be a maximum fourteen (14) calendar day period (or the next business day if the 14th calendar day is not a business day) between the Repurchase Request Deadline and the date on which the Fund’s net asset value (“NAV”) applicable to the repurchase offer is determined (the “Repurchase Pricing Date”).

Notes to Investment Restrictions

The percentage limitations in the restrictions listed above apply at the time of purchase of securities and a later increase or decrease in percentage resulting from a change in value of net assets, or in any ratings, will not be deemed to result in a violation of the restriction, except that there is an ongoing asset coverage requirement in the case of borrowings. For purposes of Investment Restriction No. 3 above, the Fund may use the Directory of Companies Required to File Annual Reports with the SEC and Bloomberg Inc. in determining industry classifications. In addition, the Fund may select its own industry classifications, provided such classifications are reasonable. The Fund’s use of these classification systems is not a fundamental policy of the Fund and therefore, can be changed without stockholder approval.

Non-Fundamental Restrictions

The Fund’s investment objective and investment strategies are not fundamental and may be changed by the Board without stockholder approval. The Fund will provide stockholders with at least 60 days’ notice prior to changing the policy to invest, under normal circumstances, 80% of its net assets (plus the amount of any borrowings for investment purposes) in ABF Investments, throughout the world, including the United States.

Leverage

Each Fund intends to add leverage to its portfolio by utilizing borrowings, such as through bank loans and/or other credit facilities, including through one or more subsidiaries. Each Fund may choose to increase or decrease, or eliminate entirely, its use of leverage over time and from time to time based on the Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. Under the 1940 Act, each Fund may use borrowings, including loans from certain financial institutions and the issuance of debt securities, in an aggregate amount of up to 33 1/3% of the Fund’s total assets plus the amount of any such borrowings. Furthermore, each Fund may add leverage to its portfolio through the issuance of preferred shares in an aggregate amount of up to 50% of the Fund’s total assets immediately after such issuance. By using leverage, each Fund seeks to obtain a higher return for Shareholders than if the Fund did not use leverage. Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that a leveraging strategy will be used or that it will be successful during any period in which it is employed.

Investment Adviser

Oaktree Fund Advisors, LLC (the “Adviser”), a Delaware limited liability company and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the investment adviser to the Funds. The Adviser is an affiliate of Oaktree Capital Management, L.P., a Delaware limited partnership (“OCM”), a leading global investment management firm headquartered in Los Angeles, California focused on less efficient markets and alternative investments, and is a subsidiary of Brookfield Oaktree Holdings, LLC (formerly, Oaktree Capital Group, LLC) (collectively with OCM and the Adviser, “Oaktree”). Oaktree was formed in April 1995 and is a leading global investment management firm headquartered in Los Angeles, California, with more than 1,200 employees throughout offices in 23 cities worldwide. As of December 31, 2024, Oaktree had approximately $202 billion in assets under management. Oaktree’s senior executives and investment professionals have focused on less efficient markets and alternative investments for nearly 40 years. Oaktree emphasizes an opportunistic, value-oriented approach to investments in distressed debt, corporate debt (including mezzanine finance, direct lending, high yield debt and senior loans), control investing, convertible securities, real estate, listed equities and multi-strategy solutions.

Oaktree’s competitive advantages include its experienced team of investment professionals, a global platform and a unifying investment philosophy. This investment philosophy — the six tenets of which are risk control, consistency, market inefficiency, specialization, bottom-up analysis and disavowal of market timing — is complemented by a set of core business principles that articulate Oaktree’s commitment to excellence in investing; commonality of interests with clients; a collaborative and cooperative culture; and a disciplined, opportunistic approach to the expansion of offerings. As a result of consistent application of our philosophy and principles, Oaktree has earned a large and distinguished clientele. Among Oaktree’s clients are 65 of the 100 largest U.S. pension plans, more than 525 corporations around the world, 40 of the 50 state retirement plans in the United States, over 275 endowments and foundations globally, and 16 sovereign wealth funds.

Oaktree’s expertise in investing across the capital structure has allowed Oaktree to cultivate a diversified mix of global investment strategies in four categories: credit, private equity, real assets and listed equities. Importantly, the expansion of Oaktree’s strategies has been achieved primarily through “step-outs” into highly related fields, based on identifying markets that Oaktree believes (a) have the potential for attractive returns, and (b) can be exploited in a manner consistent with Oaktree’s philosophy focused on risk control.

In 2019, Brookfield Asset Management ULC (formerly, Brookfield Asset Management Inc.), an unlimited liability company formed under the laws of British Columbia, Canada (“Brookfield”), acquired a majority interest in Oaktree. Brookfield Corporation, a publicly traded company (NYSE: BN; TSX: BN), holds a 73% interest in Brookfield Asset Management Ltd., a publicly traded company (NYSE: BAM; TSX: BAMA) (“Brookfield Asset Management”). Brookfield Asset Management is a leading global alternative asset manager focused on real estate, renewable power, infrastructure and private equity, with over $1 trillion of assets under management as of December 31, 2024. Together, Brookfield and Oaktree provide investors with one of the most comprehensive offerings of alternative investment products available today. While partnering to leverage one another’s strengths, Oaktree operates as an independent business within the Brookfield family, with its own product offerings and investment, marketing, and support teams. As of December 31, 2024, the Adviser had approximately $9.5 billion under management.

Oaktree’s primary firm-wide goal is to achieve attractive returns while bearing less than commensurate risk. Oaktree believes that it can achieve this goal by taking advantage of market inefficiencies in which financial markets and their participants fail to accurately value assets or fail to make available to companies the capital that they reasonably require.

Portfolio Managers

The portfolio management team primarily responsible for the day-to-day management of the Target Fund’s portfolio consists of the same portfolio managers who comprise the portfolio management team that will be primarily responsible for the day-to-day management of the Combined Fund.

Brendan Beer and Loris Nazarian manage the Target Fund and will manage the Combined Fund. Brendan Beer is the lead portfolio manager and Loris Nazarian is an assistant portfolio manager.

Messrs. Beer’s and Nazarian’s professional backgrounds are below.

Brendan Beer

Managing Director and Portfolio Manager

Mr. Beer is a managing director and co-portfolio manager for Oaktree’s Structured Credit strategy and portfolio manager for Oaktree’s Asset-Backed Finance platform. He joined Oaktree in 2017, having previously worked at Guggenheim Partners Investment Management, serving as a managing director and co-head of structured credit. At Guggenheim, he managed a team responsible for in excess of $40 billion, which performed credit analysis, trading and risk management across private label RMBS, CMBS, ABS and CLOs, with Mr. Beer specializing in CLOs and esoteric ABS. Prior thereto, he was a vice president at Citigroup Global Markets, as a secondary CDO trader and in securitized products distribution. Mr. Beer previously spent eight years in the Navy, as a division officer aboard a fast-attack nuclear submarine and as a classroom physics and chemistry instructor. He earned an M.B.A. from the University of Rhode Island, an M.S. in nuclear engineering from the Massachusetts Institute of Technology, and a B.S. in mathematics (honors track) with distinction from the United States Naval Academy.

Loris Nazarian

Managing Director and Assistant Portfolio Manager

Mr. Nazarian is a managing director and assistant portfolio manager for Oaktree’s private assets businesses and is responsible for maintaining client relationships and expanding the current platform, including asset-backed finance. Mr. Nazarian joined the firm in 2024 from Morgan Stanley, where he most recently served as Global Head of Fixed Income Division Capital Introduction, focused on building strategic partnerships around capital raising across private credit, real estate, real assets and private equity. During his cumulative 19-year tenure at Morgan Stanley, additional experience included roles such as Co-Head of CLO New Issue and Head of CLO Structuring in the Credit Complex group. Mr. Nazarian also worked at Guggenheim Partners in merchant banking and at Royal Bank of Scotland in financial markets. He holds an M.Sc. degree in engineering from École Centrale Paris with a major in applied mathematics and finance. Mr. Nazarian is a native French speaker.

Further information regarding the portfolio managers, including other accounts managed, compensation, ownership of Acquiring Fund shares, and possible conflicts of interest, is available in the Acquiring Fund SAI.

Investment Advisory Agreements

Oaktree Fund Advisors, LLC (the “Adviser”) serves as the investment adviser to each Fund. Each Fund and the Adviser have entered into an investment advisory agreement (each, an “Advisory Agreement,” and together, the “Advisory Agreements”) pursuant to which the Adviser is entitled to receive a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”). The Advisory Agreements are identical.

Pursuant to each Fund’s Advisory Agreement, the Adviser receives an annual Management Fee, payable monthly in arrears by the Fund, in an amount equal to 1.25% of the Fund’s average daily net assets.

The Incentive Fee is earned on Pre-Incentive Fee Net Investment Income, as defined below, attributable to each class of shares (each, a “Class”), and shall be calculated and accrued on a daily basis while being determined and payable in arrears at the end of each fiscal quarter beginning on and after the commencement of the first fiscal quarter following the calendar year ended 2024.

Thus, the calculation of the Incentive Fee, attributable to each Class, for each fiscal quarter is as follows:

●	No Incentive Fee shall be payable in any fiscal quarter in which the Pre-Incentive Fee Net Investment Income attributable to the Class does not exceed a quarterly return of 1.50% per quarter based on the Class’s average daily net assets for the applicable quarterly payment period (calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and gross of any accrued (but unpaid) performance fee if applicable during the payment period) (the “Quarterly Return”), or 6.00% annualized; and

●	For any fiscal quarter in which Pre-Incentive Fee Net Investment Income attributable to the Class (if any) exceeds the Quarterly Return, the Incentive Fee with respect to that Class shall equal 12.5% of Pre-Incentive Fee Net Investment Income attributable to the Class.

“Pre-Incentive Fee Net Investment Income,” with respect to each Class, is defined as the Class’s share of net investment income (allocated based on the net asset value of the Class relative to the Fund as a whole), which will include investment income earned by the Fund (i.e., interest income, dividend income, etc.) reduced by (1) Fund-related investment expenses (i.e., interest and dividend expense, expenses related to the execution of the investment strategy) and (2) after subtracting any reimbursement made by the Adviser to the Fund pursuant to any expense waiver or cap arrangement agreed to between the Adviser and the Fund, any other fund expenses, determined in accordance with U.S. GAAP prior to the application of the Incentive Fee, except that such “other fund expenses” shall not include, without limitation, any payments under the Fund’s Distribution and Servicing Plan. Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred income feature (such as market or original issue discount, debt investments with payment in kind (“PIK”) interest, preferred stock with PIK dividends and zero coupon securities), accrued income that the Fund has not yet received in cash. The Adviser is not under any obligation to reimburse the Fund for any part of the income-based fee it receives that is based on accrued income that the Fund never actually receives. Pre-Incentive Fee Net Investment Income is not adjusted for incentive fee payments or any shareholder servicing and/or distribution fees paid under the Fund’s Distribution and Servicing Plan. Accordingly, Pre-Incentive Fee Net Investment Income may be calculated on higher amounts of income than the Fund may ultimately realize and that may ultimately be distributed to Shareholders. As a result, for any calendar quarter, the Incentive Fee attributable to Pre-Incentive Fee Net Investment Income that is paid to the Adviser may be calculated on the basis of an amount that is greater than the amount of net investment income actually received by the Fund for such calendar quarter.

The following graphic highlights the operation of the Incentive Fee:

Quarterly Incentive Fee
Each Class’s Pre-Incentive Fee Net Investment Income
(expressed as a percentage of such Class’s average beginning monthly net asset value)

Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets per quarter)

0%	1.50% (6.00% annualized)
← 0% →	← 12.5% →

Percentage of Pre-Incentive Fee Net Investment Income
Allocated to Quarterly Incentive Fee

The Incentive Fee is accrued on a daily basis and taken into account for the purpose of determining the Fund’s net asset value. Accordingly, the repurchase price received by a Shareholder whose shares are repurchased in a tender offer will be based on a valuation that will reflect an Incentive Fee accrual, if any. The Incentive Fee presents certain risks that are not present in funds without an Incentive Fee. See “Incentive Fee Risk” under “Comparison of Principal Risks” below.

Administration Agreements

Oaktree Fund Administration, LLC (the “Administrator”) serves as the Administrator and accounting agent for each Fund. Pursuant to an administration agreement (the “Administration Agreement”), the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to stockholders and reports filed with the SEC, preparing materials and coordinating meetings of the Board, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. For its services under the Administration Agreement, the Adviser receives from the Fund an annual fee equal to 0.10% of the Fund’s net assets.

U.S. Bancorp Fund Services, LLC (in such capacity, the “Sub-Administrator”) provides certain administrative and fund accounting services pursuant to a fund services agreement with each Fund (the “Fund Services Agreement”). Pursuant to the Fund Services Agreement, and subject to the supervision of the Administrator, the Sub-Administrator provides certain administrative services to the Fund that are not otherwise provided by the Administrator, which include, but are not limited to: assisting in securities valuation; performing portfolio accounting services; and assisting in the preparation of financial reports.

Other Service Providers

The Funds have the same service providers, as listed below. Following the closing of the Reorganization, the Acquiring Fund’s current service providers will continue to serve the Combined Fund.

	Target Fund	Acquiring Fund
Distributor	Quasar Distributors, LLC Three Canal Plaza, Suite 100 Portland, Maine 04101	Quasar Distributors, LLC Three Canal Plaza, Suite 100 Portland, Maine 04101
Custodian	U.S. Bank National Association 1555 North River Center Drive, Suite 302 Milwaukee, Wisconsin 53212	U.S. Bank National Association 1555 North River Center Drive, Suite 302 Milwaukee, Wisconsin 53212
Transfer Agent	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, Wisconsin 53202	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, Wisconsin 53202
Independent Registered Public Accounting Firm	Deloitte & Touche LLP 111 South Wacker Drive Chicago, Illinois 60606	Deloitte & Touche LLP 111 South Wacker Drive Chicago, Illinois 60606
Fund Counsel	Paul Hastings LLP 200 Park Avenue, New York, New York 10166	Paul Hastings LLP 200 Park Avenue, New York, New York 10166

Board Members and Officers

The Target Board and the Acquiring Board are comprised of the same persons. The Boards are responsible for the overall supervision of the operations of the Funds and perform the various duties imposed on the directors of investment companies by the 1940 Act and under applicable state law. Each Fund has the same officers.

Purchase Procedures

The procedures for purchasing shares of the Acquiring Fund and the Target Fund are identical.

The Acquiring Fund offers Class A Shares, Class I Shares, and Class U Shares, while the Target Fund only offers Class I Shares. Eligible investors may purchase Class A Shares, Class I Shares and Class U Shares through certain financial intermediaries, and may also purchase Class I Shares through each Fund’s transfer agent.

For a complete description of the purchase procedures, see the section of this Information Statement/Prospectus entitled “Additional Information About the Acquiring Fund––Purchasing Shares.”

Redemption Procedures

The redemption procedures of the Acquiring Fund and the Target Fund are identical.

Each Fund is a closed-end interval fund, a type of fund that, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make offers to repurchase shares. No shareholder will have the right to require the Fund to repurchase its shares, except as permitted by the Fund’s interval fund structure. No public market for the shares exists, and none is expected to develop in the future. Consequently, shareholders generally will not be able to liquidate their investment other than as a result of repurchases of their shares by the Fund, and then only on a limited basis.

Each Fund has adopted, pursuant to Rule 23c-3 under the 1940 Act, a fundamental policy, which cannot be changed without shareholder approval, requiring the Fund to offer to repurchase at least 5% and up to 25% of its shares at NAV on a regular schedule. The schedule requires the Fund to make repurchase offers every three months.

For a complete description of the repurchase offers, see the section of this Information Statement/Prospectus entitled “Additional Information About the Acquiring Fund––Repurchase Offers.”

Exchange Rights

Neither the Target Fund nor the Acquiring Fund offers pre-emptive, exchange or conversion rights.

Distributions

The Funds have identical distribution policies. Each Fund intends to declare and pay distributions monthly at rates from net investment income. Subject to applicable law, each Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. The dividend rate that the Funds pay on their shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limitation the amount of the Funds’ undistributed net investment income and net short- and long-term capital gains, as well as the costs of any leverage obtained by the Funds (including interest expenses on borrowings and dividends payable on any preferred shares issued by the Funds). The Funds may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions. As a result, the distributions paid by the Funds for any particular month may be more or less than the amount of net investment income actually earned by the Funds during the period.

Comparative Fee and Expense Information

The fee table below provides information about the fees and expenses of the Target Fund and the Acquiring Fund, and the estimated pro forma fees and expenses of the Combined Fund. Pro forma combined fees and expenses are estimated in good faith and are hypothetical. Future fees and expenses may be greater or less than those indicated below.

Fee Table of Class I Shares of the Target Fund, Class I Shares of the Acquiring Fund, and
Class I Shares of the Pro Forma Combined Fund (unaudited)

	Target Fund* Class I Shares	Acquiring Fund* Class I Shares	Pro Forma Combined Fund* Class I Shares
Shareholder Transaction Expenses:
Maximum Sales Charge (Load) on Purchases (as a percentage of offering price)	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of offering price or redemption proceeds)(1)	None	None	None
Repurchase Fee(2)	2.00%	2.00%	2.00%

Annual Fund Operating Expenses (as a percentage of average net assets attributable to shares):(3)
Management Fee(4)	1.25%	1.25%	1.25%
Incentive Fee(5)	0.00%	0.00%	0.00%
Distribution and/or Shareholder Servicing Fees	None	None	None
Interest Payments on Borrowed Funds(6)	1.79%	1.79%	1.79%
Other Expenses
Operating Expenses(7)	1.11%	1.11%	1.11%
Organizational and Offering Costs(8)	2.54%	2.54%	2.54%
Total Annual Fund Operating Expenses	6.69%	6.69%	6.69%

______________________

*	Expense ratios reflect estimated annual fund operating expenses as of December 31, 2025 for the Target Fund, the Acquiring Fund and on a pro forma basis for the Combined Fund, and are estimated for a full fiscal year. Pro forma numbers are estimated as if the Reorganization had been completed as of January 1, 2025.

(1)	While neither Fund nor the Distributor imposes an initial sales charge on Class I Shares, if you buy Class I Shares through certain financial intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. The Shares will be sold on a continuous basis at the Fund’s then current net asset value (“NAV”) per Share. Please consult your financial intermediary for additional information.

(2)	Each Fund may impose repurchase fees of up to 2.00% on Shares accepted for repurchase that have been held for less than one year.

(3)	Assumes estimated net assets of approximately $100,000,000 for the fiscal year ending 2025. Represents annualized Fund Operating Expenses.

(4)	Pursuant to an Investment Advisory Agreement with each Fund (the “Advisory Agreement”), the Adviser receives an annual fee (the “Management Fee”), payable monthly in arrears by the Fund, in an amount equal to 1.25% of the Fund’s average daily net assets.

(5)	The Adviser is paid an incentive fee (the “Incentive Fee”) if certain income-based targets are met. Each Fund anticipates that it may have net investment income that could result in the payment of the Incentive Fee to the Adviser during certain periods. However, the Incentive Fee is based on the Fund meeting certain net investment income targets and will not be paid unless the Fund achieves those targets. Each Fund expects the Incentive Fee to increase to the extent the Fund earns greater net investment income through its investments. As a result, the Incentive Fee attributable to the Fund for the current fiscal year cannot be determined at this time. See “Comparison of the Funds — Investment Advisory Agreements” for additional information regarding the Incentive Fee calculation.

(6)	The table assumes the use of leverage in an amount equal to 25% of each Fund’s net assets, and assumes the annual interest rate on borrowings is 7.17%. Each Fund’s actual interest costs associated with leverage may differ from the estimates above.

(7)	“Other Expenses” are estimated based on average Fund net assets of approximately $100 million and anticipated expenses for the current fiscal year. In addition to the fees of the Adviser, each Fund is responsible for the payment of all its “Other Expenses” incurred in the operation of the Fund, which include, among other things, professional fees, organizational expenses and offering costs, expenses for legal and the Fund’s independent registered public accounting firm’s services, shareholder reports, charges of the Fund’s custodian, charges of the Fund’s fund accountant, charges of the transfer agent and dividend disbursing agent, SEC fees, expenses of directors’ meetings, fees and expenses of Directors who are not officers or employees of the Adviser or its affiliates, accounting and printing costs, the Fund’s pro rata portion of the Chief Compliance Officer’s compensation (if approved by the Board of Directors), fidelity bond coverage for the Fund’s officers and employees, Directors and officers liability policy, interest, brokerage costs, taxes (excluding taxes related to portfolio companies), expenses of qualifying the Fund for sale in various states, expenses of personnel performing shareholder servicing functions, litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Fund.

(8)	Organizational costs include, among other things, the cost of organizing as a Maryland corporation, including the cost of legal services and other fees pertaining to each Fund’s organization. These costs are expensed as incurred by each Fund and will be paid by the Adviser on behalf of the Fund. Each Fund’s initial offering costs include, among other things, legal, printing and other expenses pertaining to the offering. Any offering costs paid by the Adviser on behalf of the Fund will be recorded as a payable for offering costs in the Statement of Assets and Liabilities and accounted for as a deferred charge until commencement of operations. Thereafter, these initial offering costs will be amortized over twelve months on a straight-line basis. Ongoing offering costs will be expensed as incurred.

Examples

The following examples illustrate the expenses (including any applicable sales charge) that you would pay on a $1,000 investment, assuming a 5% annual return.(1)

	1 Year	3 Years	5 Years	10 Years
Target Fund Class I Shares	$66	$196	$321	$615
Acquiring Fund Class I Shares	$66	$196	$321	$615
Pro Forma Combined Fund Class I Shares	$66	$196	$321	$615

(1)	The example above should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown. The example assumes that the Other Expenses set forth in the Annual Fund Operating Expenses table are accurate, that the Total Annual Fund Operating Expenses (as described above) remain the same for all time periods shown and that all dividends and distributions are reinvested at NAV. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example. In addition to the fees and expenses described above, you may also be required to pay transaction or other fees on purchases of shares that are not reflected in the example.

Further Information

Additional information concerning the Acquiring Fund and the Target Fund is contained in this Information Statement/Prospectus under “Additional Information About the Acquiring Fund” and “Additional Information About the Target Fund,” respectively. The cover page of this Information Statement/Prospectus describes how you may obtain further information.

COMPARISON OF PRINCIPAL RISKS

The principal risks of the Funds are identical. The principal risks of each Fund are described below. For purposes of this section, “the Fund” refers to each Fund and “Shares” refers to the shares of each Fund, unless otherwise indicated.

General

The Fund will invest in a number of securities, obligations and other financial instruments and investments that entail substantial inherent risks, including risks arising from the volatility of the global equity, currency and fixed income markets; sovereign, political and macroeconomic risks; the risks of leverage; the potential illiquidity of derivative instruments and other portfolio investments; and the risk of loss from counterparty defaults. Although the Fund will attempt to manage these risks through careful research, ongoing monitoring of investments, active participation in the bankruptcy process and appropriate hedging techniques, there can be no assurance that the securities and other instruments and investments purchased by the Fund will increase in value or that the Fund will not incur significant losses. Investors should also consider that the Incentive Fee may cause the Adviser to make investments that are riskier or more speculative or to hold an investment longer than would be the case without the performance element of the current distribution arrangement. In addition, the right to earn a Management Fee can create an incentive for Oaktree or its affiliates to hold an investment longer than it would in the absence of the Management Fee. Furthermore, the nature of the Fund’s investments potentially may result in the Fund incurring significant fees and expenses, such as legal, financial advisory and consulting fees and expenses. Past performance of other funds or accounts managed by Oaktree does not predict future results that may be obtained by the Fund.

Oaktree has established a risk management function. Oaktree, overall, takes a comprehensive approach to risk management and such infrastructure comprises numerous committees and individual professionals. Oaktree’s industry focus and disciplined portfolio monitoring are critical to effective risk management.

Prospective investors should carefully consider the risks involved in an investment in the Fund, including those discussed below. The following is not intended to describe all possible risks of an investment in the Fund. In addition, different or new risks not addressed below may arise in the future. Any such risk could have a material adverse effect on investors. Prospective investors should consult their own legal, tax and financial advisers about the risks of an investment in the Fund.

Market, Legal and Regulatory Risks

Market Risk; Investment Environment. Global economies and financial markets are increasingly interconnected, which increases the likelihood that events or conditions in one country or region will adversely impact markets or issuers in other countries or regions. Securities in the Fund’s portfolio may underperform in comparison to securities in general financial markets, a particular financial market, or other asset classes due to a number of factors, including inflation (or expectations for inflation), deflation (or expectations for deflation), interest rates, global demand for particular products or resources, market instability, debt crises and downgrades, embargoes, tariffs, sanctions and other trade barriers, regulatory events, other governmental trade or market control programs and related geopolitical events. For example, the U.S. and other countries are periodically involved in disputes over trade and other matters, which may result in tariffs, investment restrictions and adverse impacts on affected companies and securities. Trade disputes may adversely affect the economies of the U.S. and its trading partners, as well as companies directly or indirectly affected and financial markets generally. The current political climate, including political and diplomatic events within the U.S. and abroad, may adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. In addition, the value of the Fund’s investments may be negatively affected by the occurrence of global events such as war, terrorism, environmental disasters, natural disasters or events, country instability, and infectious disease epidemics or pandemics. For example, the ongoing armed conflicts between Russia and Ukraine in Europe and among Israel, Hamas and other militant groups in the Middle East have caused and may continue to cause significant market disruptions. As a result, there is significant uncertainty around how these conflicts will evolve, which may result in market volatility and may have long-lasting impacts on both the U.S. and global financial markets.

Many factors affect the appeal and availability of investments in companies and the securities and obligations that are the focus of the Fund. The success of the Fund’s activities could be materially adversely affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers and currency exchange controls, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations) in respect of the countries in which the Fund may invest, as well as by numerous other factors outside the control of the Adviser, Oaktree, or their respective affiliates. These factors may affect the level and volatility of securities prices and the liquidity of the Fund’s investments, which could impair the Fund’s profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect the Fund’s investment opportunities and the value of the Fund’s investments. Any of the foregoing events could limit the Fund’s investment opportunities, limit the Fund’s ability to grow or negatively impact the Fund’s operating results.

Oaktree’s financial condition may be adversely affected by a significant general economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Oaktree’s business and operations and thereby could impact the Fund. Moreover, a recession, slowdown and/or sustained downturn in the European, U.S. or global economy (or any particular segment thereof) or weakening of credit markets will adversely affect the Fund’s profitability, impede the ability of the Fund’s portfolio companies to perform under or refinance their existing obligations, and impair the Fund’s ability to effectively exit investments on favorable terms. Any of the foregoing events could result in substantial or total losses to the Fund in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in a particular portfolio company’s capital structure.

In addition, economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could adversely affect global economic conditions and world markets and, in turn, could adversely affect the Fund’s performance. The economies of particular individual emerging markets countries may differ favorably or unfavorably from one another in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency and balance of payments position. Governments of many emerging markets countries have exercised and continue to exercise substantial influence over many aspects of the private sector, including owning or controlling such countries’ large companies.

Even before the 2020 outbreak of the form of coronavirus known as “COVID-19,” world financial markets were continuing to experience extraordinary market conditions, including, among other things, bank failures, extreme losses and volatility in securities markets and the failure of credit markets to function. In reaction to these events, regulators and monetary authorities in the European Union, United States and several other countries undertook unprecedented regulatory and monetary actions, and regulators in many European countries, in the United States and many other jurisdictions continue to consider and implement measures to stabilize European, U.S. and global financial markets. However, despite these efforts, European, U.S. and global financial markets remain volatile.

The Fund may be adversely affected by the foregoing events or by similar or other events in the future. In the longer term, there may be significant new regulations that could limit the Fund’s activities and investment opportunities or change the functioning of the capital markets, and there is the possibility of continued severe worldwide economic downturn. Consequently, the Fund may not be capable of, or successful at, preserving the value of its assets, generating positive investment returns or effectively managing risks.

Current and historic market turmoil has demonstrated that market environments may, at any time, be characterized by uncertainty, volatility and instability. Serious economic disruptions may result in governmental authorities and regulators enacting significant fiscal and monetary policy changes, including by introducing monetary programs and considerably increasing or lowering interest rates. Further disruption and deterioration of the global debt markets (particularly the U.S. debt markets) or a significant rise in market perception of counterparty default risk would be likely to significantly reduce investor demand for, and liquidity of, all securities. Oaktree itself could also be affected by difficult conditions in the capital markets and any overall weakening of the financial services industry. Ongoing disruptions in the global credit markets may affect issuers’ ability to pay debts and obligations on a timely basis. If defaults occur, the Fund could lose both invested capital in, and anticipated profits from, any affected investments.

The current market environment is one of uncertainty for financial services companies. The Fund’s investment strategy and the availability of opportunities satisfying the Fund’s risk-adjusted return parameters relies in part on observable trends and conditions in the financial markets and in some cases the improvement of such conditions.

Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct and actual events and circumstances may vary significantly. Past adverse events and conditions in the financial markets may have or continue to have, a material adverse effect on the availability of credit to businesses generally and may lead to further overall weakening of the U.S. and global economies. Any resulting economic downturn could adversely affect the financial resources of the Fund’s investments, which, in turn, may adversely affect or restrict the ability of the Fund to sell or liquidate investments at favorable times or at favorable prices or otherwise have an adverse impact on the activities and operations of the Fund, restrict the Fund’s investment activities and/or impede the Fund’s ability to effectively achieve its investment objective. In addition, new regulations may be issued in response to economic or political developments that could limit the Fund’s activities and investment opportunities.

Many of the issuers in which the Fund will make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans made to them during these periods. Therefore, the number of non-performing assets may increase and the value of the Fund’s portfolio may decrease during these periods as the Fund is required to record the investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Fund’s and the issuers’ funding costs, limit the Fund’s and the issuers’ access to the capital markets or result in a decision by lenders not to extend credit to the Fund or the issuers. These events could prevent the Fund from increasing investments and harm its operating results.

An issuer’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the issuer’s ability to meet its obligations under the debt that the Fund holds. The Fund may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer. In addition, if one of the issuers were to go bankrupt, depending on the facts and circumstances, including the extent to which the Fund will actually provide significant managerial assistance to that issuer, a bankruptcy court might subordinate all or a portion of the Fund’s claim to that of other creditors.

The prices of financial instruments in which the Fund may invest can be highly volatile. General fluctuations in the market prices of securities may affect the value of the investments held by the Fund. Instability in the securities markets may also increase the risks inherent in the Fund’s investments.

Business and Regulatory Risks of Alternative Asset Funds and Managers. Legal, tax and regulatory changes could occur that may adversely affect the Fund. The legal, tax and regulatory environment for funds that invest in alternative investments is evolving, and changes in the regulation and market perception of such funds, including changes to existing laws and regulations and increased criticism of the private equity and alternative asset industry by some politicians, regulators and market commentators, may adversely affect the ability of the Fund to pursue its investment strategy, its ability to obtain leverage and financing and the value of investments held by the Fund. In recent years, market disruptions and the dramatic increase in the capital allocated to alternative investment strategies have led to increased governmental as well as self-regulatory scrutiny of the alternative investment fund industry in general, and certain legislation proposing greater regulation of the industry periodically is considered by the governing bodies of both U.S. and non-U.S. jurisdictions (including Europe). It is impossible to predict what, if any, changes may be instituted with respect to the regulations applicable to the Fund, the Adviser, Oaktree, their respective affiliates, the markets in which they trade and invest, the investors in the Fund or the counterparties with which they do business, or what effect such legislation or regulations might have. There can be no assurance that the Fund, the Adviser, Oaktree or their respective affiliates will be able, for financial reasons or otherwise, to comply with future laws and regulations, and any regulations that restrict the ability of the Fund to implement its investment strategy could have a material adverse impact on the Fund’s portfolio. To the extent that the Fund or the Fund’s investments are or may become subject to regulation by various agencies in the United States, Europe or other countries, the costs of compliance will be borne by the Fund.

Furthermore, the securities, swaps and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, the CFTC, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and retain the right to suspend or limit trading in securities, which could expose the Fund to losses. The effect of any future regulatory change on the Fund could be substantial and adverse.

Finally, the SEC and other various U.S. federal, state and local agencies may conduct examinations and inquiries into, and bring enforcement and other proceedings against, the Fund, the Adviser, Oaktree or their respective affiliates. The Fund, the Adviser, Oaktree or their respective affiliates may receive requests for information or subpoenas from the SEC and other state, federal and non-U.S. regulators (as well as from self-regulatory organizations and exchanges) from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests may relate to a broad range of matters, including specific practices of the Adviser, Oaktree, the securities in which Oaktree invests on behalf of its clients or industry wide practices. The costs of any such increased reporting, registration and compliance requirements may be borne by the Fund and may furthermore place the Fund at a competitive disadvantage to the extent that Oaktree or portfolio companies are required to disclose sensitive business information.

Recent Developments in the Banking Sector; Financial Institution Risk. Recent insolvency, closure, receivership or other financial distress or difficulty and related events experienced by certain U.S. and non-U.S. banks (each, a “Distress Event”) have caused uncertainty and fear of instability in the global financial system generally. In addition, eroding market sentiment and speculation of potential future Distress Events have caused other financial institutions – in particular smaller and/or regional banks – to experience volatile stock prices and significant losses in their equity value, and there is concern that depositors at these institutions have withdrawn, or may withdraw in the future, significant sums from their accounts at these institutions, potentially triggering the occurrence of additional Distress Events. Notwithstanding intervention by certain U.S. and non-U.S. governmental agencies to protect the uninsured depositors of banks that have recently experienced Distress Events, there is no guarantee that depositors (which depositors could include the Fund and/or its portfolio issuers) that have assets in excess of the amount insured by governmental agencies on deposit with a financial institution that experiences a Distress Event will be made whole or, even if made whole, that such deposits will become available for withdrawal or other usage on a timely basis.

There is a risk that other banks, other lenders, or other financial institutions (including such financial institutions in their respective capacities as brokers, hedging counterparties, custodians, loan servicers, administrators, intermediaries or other service providers (the foregoing, together with banks, each, a “Financial Institution”)), may be similarly impacted, and it is uncertain what steps (if any) government or other regulators may take in such circumstances. As a consequence, for example, Oaktree, the Adviser, the Fund and/or its portfolio issuers may be delayed or prevented from accessing funds or other assets, making any required payments under debt or other contractual obligations, or pursuing key strategic initiatives. In addition, such bank or other Financial Institution Distress Events and/or attendant instability could adversely affect, in certain circumstances, the ability of joint venture partners, co-lenders, syndicate lenders or other parties, to undertake and/or execute transactions with the Fund, which in turn may result in fewer investment opportunities being made available to the Fund or being consummated by the Fund, result in shortfalls or defaults under existing investments, or impact the Fund’s ability to provide additional follow-on support to portfolio companies. Distress Events could also impact the ability of Oaktree, the Adviser, the Fund and/or portfolio companies to access hedging, loan servicing, monitoring, compliance (including compliance with anti-money laundering and related laws and regulations), administration, intermediation or other services, either permanently or for an extended period of time.

In addition, in the event that a Financial Institution that provides credit facilities and/or other financing to the Fund, any affiliate thereof, and/or one or more of their respective portfolio companies closes or experiences any other Distress Event, there can be no assurance that such Financial Institution will honor its obligations to provide such financing or that the Fund or such portfolio company will be able to secure replacement financing or credit accommodations at all or on similar terms, or be able to do so without suffering delays or incurring losses or significant additional expenses. Similarly, if a Distress Event leads to a loss of access to a Financial Institution’s other services (in addition to financing and other credit accommodations), it is also possible that the Fund or its portfolio companies will incur additional expenses or delays in putting in place alternative arrangements or that such alternative arrangements will be less favorable than those formerly in place (with respect to economic terms, service levels, access to capital, or otherwise). The Fund and its portfolio companies are subject to similar risks if a Financial Institution utilized by suppliers, vendors, brokers, dealers, custodians, loan and portfolio servicers, hedging and other service providers or other counterparties of the Fund or its portfolio companies becomes subject to a Distress Event, which could have a material adverse effect on the Fund. The Fund, its affiliates, and their respective portfolio companies are expected to be subject to contractual obligations to maintain all or a portion of their respective assets with a particular Financial Institutions (including, without limitation, in connection with a credit facility or other financing transaction). Accordingly, although each of Oaktree, the Adviser and the Fund seeks to do business with Financial Institutions that they believe are creditworthy and capable of fulfilling their respective obligations, there can be no expectation that any of the foregoing, or any of their respective affiliates or portfolio companies will establish banking relationships or financial arrangements with multiple Financial Institutions or maintain account balances at or below the relevant insured amounts with respect to any Financial Institution.

Uncertainty caused by recent bank failures – and general concern regarding the financial health and outlook for other Financial Institutions – could have an overall negative effect on banking systems and financial markets generally. These recent developments may also have other implications for broader economic and monetary policy, including interest rate policy. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and/or adversely affect the Fund, its portfolio companies or their respective financial performance.

Current Presidential Administration. The presidential administration that took office in January 2025 under President Donald J. Trump has sought and may continue to seek to enact changes to numerous areas of law and regulations. Any such changes could significantly impact the Fund or its portfolio investments. Specific legislative and regulatory proposals that might materially impact the Fund may include changes to trade agreements, immigration policy, import and export regulations, tariffs and customs duties, energy regulations, income tax regulations and the federal tax code, public company reporting requirements, and antitrust enforcement. Changes in federal policy, including tax policies, and at regulatory agencies occur over time through policy and personnel changes following elections, which lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by corporate entities. The nature, timing and economic effects of potential changes to the current legal and regulatory framework affecting financial institutions remain highly uncertain. Future changes may adversely affect the Fund’s operating environment and therefore the Fund’s activities, financial condition and results of operations. Further, an extended federal government shutdown resulting from failing to pass budget appropriations, adopt continuing funding resolutions, or raise the debt ceiling, and other budgetary decisions limiting or delaying deferral government spending, may negatively impact U.S. or global economic conditions, including corporate and consumer spending, and liquidity of capital markets. There can be no assurance that any changes in laws, regulations or governmental policy will not have an adverse impact on the Fund and its investments, including the ability of the Fund to execute its investment objectives and to receive attractive returns.

Russian Invasion of Ukraine. In 2022, the Russian military commenced a full-scale invasion of Russia’s forces into Ukraine. In response, the United States, United Kingdom, the European Union and other countries have imposed significant sanctions targeting the Russian financial system, petroleum sector and extractive industries, heavy manufacturing, and other sectors. These and other jurisdictions have also imposed prohibitions on most new investment in Russia, prohibition on trade in many Russian securities, and prohibitions on the provision of a number of services to certain sectors of the Russian economy. Since the invasion, the sanctions and export controls landscape has been and is likely to continue to be dynamic. Russia’s invasion of Ukraine, the resulting displacement of persons both within Ukraine and to neighboring countries and the increasing international sanctions could have a negative impact on the economy and business activity globally (including in the countries in which the Fund could invest), and therefore could adversely affect the performance of the Fund’s investments. Furthermore, given the ongoing and evolving nature of the conflict between the two nations and its ongoing escalation (including with respect to the use of nuclear weapons and cyberwarfare against military and civilian targets globally), it is difficult to predict the conflict’s ultimate impact on global economic and market conditions, and, as a result, the situation presents material uncertainty and risk with respect to the Fund and the performance of its investments or operations, and the ability of the Fund to achieve its investment objectives.

October 7th Attacks on Israel and Aftermath. On October 7, 2023, Hamas (an organization which governs Gaza and which has been designated as a terrorist organization by the United States, the United Kingdom, the European Union, Australia and other nations) committed a terrorist attack within Israel (the “October 7 Attacks”). As of the date of this Information Statement/Prospectus, Israel and Hamas remain in active armed conflict. The ongoing conflict and rapidly evolving measures in response could have a negative impact on the economy and business activity globally (including in countries in which the Fund invests), and therefore could adversely affect the performance of Fund investments. The severity and duration of the conflict and its future impact on global economic and market conditions (including, for example, oil prices and/or the shipping industry) are impossible to predict and, as a result, present material uncertainty and risk with respect to the Fund and the performance of its investments and operations, and the ability of the Fund to achieve its investment objectives. For example, the armed conflict may expand and may ultimately more actively involve the United States, Lebanon (and/or Hezbollah), Syria, Iran and/or other countries or terrorist organizations, any of which may exacerbate the risks described above. Similar risks exist to the extent that any portfolio companies, service providers, vendors or certain other parties have material operations or assets in the Middle East or the immediate surrounding areas. The United States has announced sanctions and other measures against Hamas-related persons and organizations in response to the October 7 Attacks, and the United States (and/or other countries) may announce further sanctions related to the ongoing conflict in the future.

Public Health Emergencies and Other Geopolitical Risks. An unstable geopolitical climate and continued threats of terrorism could have a material adverse effect on general economic conditions, market conditions and market liquidity. Additionally, a serious pandemic or a natural disaster could severely disrupt global, national and/or regional economies. No assurance can be given as to the effect of these events on the value of the Fund’s investments.

The extent of the impact of any public health emergency on the Fund’s and its portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the scale and efficacy of government stimulus measures, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. The effects of a public health emergency may materially and adversely impact (a) the value and performance of the Fund’s portfolio companies and other investments, (b) the ability of the Fund’s portfolio companies to continue to meet loan covenants, post margin or repay loans provided by the Fund on a timely basis or at all, or (c) the Fund’s ability to source, manage and divest investments and the Fund’s ability to achieve its investment objectives, all of which could result in significant losses to the Fund. With respect to any revolving or delayed draw loans made by the Fund to a portfolio company, a portfolio company may be incentivized for liquidity or other reasons to draw on most, if not all, of the unfunded portion of such loan and the Fund may not have the ability under the applicable credit agreement to refuse to fund such draw without the Fund being in default and suffering financial penalties. The foregoing market conditions may cause the Fund to write down assets materially as the fair market value of its investments may be reduced in light of a potential or actual economic decline or recession, decline in or lack of consumer confidence or uncertain and volatile market conditions that are difficult to assess or predict. In addition, the operations of the Fund, its portfolio companies, the Adviser and Oaktree may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel.

United Kingdom Exit from the European Union. On January 31, 2020, the United Kingdom (the “UK”) formally withdrew from the European Union (“Brexit”). Following a transition period that ended on December 31, 2020, EU rules ceased to apply in the UK. Although the terms of the UK’s future relationship with the EU were agreed in a trade and cooperation agreement signed on December 30, 2020, this did not include an agreement on financial services. In the absence of a formal agreement on this issue, UK firms in the financial sector have more limited access to the EU market than prior to Brexit and EU firms similarly have more limited access to the UK, owing to the loss of passporting rights under applicable EU and UK legislation. Alternative arrangements and structures may allow for the provision of cross-border marketing and services between the EU and UK, but these are subject to legal uncertainty and the risk that further legislative and regulatory restrictions could be imposed in the future.

As a result of the onshoring of EU legislation in the UK, UK firms are currently subject to substantially many of the same rules and regulations as prior to Brexit. However, the UK Government has begun the process of revising certain areas of onshored EU legislation as part of UK financial services legislation and regulation, which could result in substantive changes to regulatory requirements in the UK. It remains to be seen to what extent the UK may elect to diverge from the current EU-influenced regime over time, either through actively legislating to replace onshored EU rules or by passively not implementing or mirroring EU legislative changes. It is possible that the EU may respond to UK initiatives by restricting third country access to EU markets. If the regulatory regimes for EU and UK financial services change or diverge further, this could have an adverse impact on the Fund and its investments, including the ability of the Fund to achieve its investment objectives in whole or in part (for example, owing to increased costs and complexity and/or new restrictions in relation to cross-border access between the EU and non-EU jurisdictions).

The legal, political and economic uncertainty and disruption generally resulting from Brexit may adversely affect both EU- and UK-based businesses. Brexit has already led to disruptions in trade as businesses attempt to adapt cross-border procedures and rules applicable in the UK and in the EU to their activities, products, customers, and suppliers. Continuing uncertainty and the prospect of further disruption may result in an economic slowdown and/or a deteriorating business environment in the UK and in one or more EU Member States.

For the purposes of this Information Statement/Prospectus, and where the context so requires, any reference to the “European Union” or “EU” or the “European Economic Area” or “EEA,” shall be deemed to include the UK to the extent that the reference is made in the context of a reference to European Union law, for as long as such law, or materially similar law, continues to be applied in UK domestic law (and, where the context so requires, references to European Union law and provisions thereof shall be read as references to their equivalent under UK domestic law).

Eurozone Risks. There are significant and persistent concerns regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the Euro and the suitability of the Euro to function as a single currency given the diverse economic and political circumstances in individual Eurozone countries. The risks and prevalent concerns about a credit crisis in Europe could have a detrimental impact on global economic recovery as well as on sovereign and non-sovereign debt in the Eurozone countries. There can be no assurance that the market disruptions in Europe will not spread to other countries, nor can there be any assurance that future assistance packages will be available or, even if provided, will be sufficient to stabilize affected countries and markets in Europe or elsewhere. These and other concerns could lead to the re-introduction of individual currencies in one or more Eurozone countries, or, in more extreme circumstances, the possible dissolution of the Euro entirely. Should the Euro dissolve entirely, the legal and contractual consequences with respect to the Fund, Shareholders and/or the Fund’s investments in Europe could be determined by laws in effect at such time. These potential developments could negatively impact the ability of the Fund to make investments in Europe, the value of the Fund’s investments in Europe and the general availability and cost of financing permitted investments.

Dodd-Frank Act and Other Derivatives Regulations. Title VII of the Dodd-Frank Act establishes a general framework for systemic regulation that has imposed and will impose mandatory clearing, exchange trading and margin requirements on many over- the-counter (“OTC”) derivatives transactions. The Dodd-Frank Act also creates new categories of regulated market participants, such as “swap dealers” (“SDs”) and “security-based swap dealers” (“SBSDs”) that are subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements, a large number of which have been implemented. This regulatory framework has significantly increased the costs of entering into derivatives transactions for end-users of derivatives, such as the Fund. In particular, new margin requirements and capital charges, even when not directly applicable to the Fund, have increased the pricing of derivatives transacted by the Fund. New exchange trading, trade reporting requirements and position limits may lead to changes in the liquidity of derivative transactions, or higher pricing.

In addition, the regulatory and tax environment for derivative instruments and funds is evolving, and changes in the regulation or taxation of certain derivative instruments or funds may adversely affect the value of certain derivatives instruments or securities held, and certain derivatives contracts entered into by the Fund and the ability of the Fund to pursue its investment strategies. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have a material negative impact on the Fund’s investment performance.

Other similar regulations are developing throughout the globe and may increase the Fund’s cost of pursuing its activities even if not directly binding on the Fund.

Privacy, Data Protection and Information Security Compliance Risk. The Adviser, the Fund and its portfolio companies, and each of their affiliates, may be subject to laws and regulations related to privacy, data protection and information security in the jurisdictions in which they do business (collectively, the “Data Protection Legislation”). Compliance with the Data Protection Legislation may require adhering to stringent legal and operational obligations and therefore the dedication of substantial time and financial resources which may increase over time.

The United States operations of the Adviser, the Fund and its portfolio companies in particular will be impacted by a growing movement to adopt comprehensive privacy and data protection laws similar to the GDPR, where such laws focus on privacy as an individual right in general. For example, California has passed the California Consumer Privacy Act of 2018, as amended (the “CCPA”), which took effect on January 1, 2020. The CCPA generally applies to businesses that collect personal information about California consumers and meet certain thresholds with respect to revenue or buying and/or selling consumers’ personal information. The CCPA imposes stringent legal and operational obligations on such businesses as well as certain affiliated entities that share common branding. The CCPA is enforceable by the California Attorney General. Additionally, if unauthorized access, theft or disclosure of a consumer’s personal information occurs, and the business did not maintain reasonable security practices, consumers could file a civil action (including a class action) without having to prove actual damages. Statutory damages range from $100 to $750 per consumer per incident, or actual damages, whichever is greater. The Attorney General also may impose civil penalties ranging from $2,500 to $7,500 per violation. Further, California passed the California Privacy Rights Act of 2020 (the “CPRA”) to amend and extend the protections of the CCPA. Under the CPRA, which became effective on January 1, 2023, California established a new state agency focused on the enforcement of its privacy laws, likely leading to greater levels of enforcement and greater costs related to compliance with the CCPA and CPRA.

Other states in the United States, have either passed, proposed or are considering similar law and regulations to the CCPA, CPRA, and GDPR, which could impose similarly significant costs, potential liabilities and operational and legal obligations. Such laws and regulations are expected to vary from jurisdiction to jurisdiction, thus increasing costs, operational and legal burdens and the potential for significant liability on regulated entities.

Prospective investors should be aware that, in considering and/or making an investment in the Fund, and interacting with the Fund and its affiliates, agents, advisors and/or delegates by (i) communicating through telephone calls, written correspondence or emails (all of which may be recorded to the extent legally required) or accessing any relevant website, data room or portal, or (ii) providing personal data concerning natural individuals connected with the investor (e.g., directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners, advisors and agents), they may be providing personal data (as such, or similar, term is defined in the Data Protection Legislation).

Regulatory Compliance. Certain investments made by the Fund may result in reporting and compliance obligations under the applicable regulations of the various jurisdictions in which the Fund makes investments. In addition, the making of certain investments may subject the Fund and certain of its portfolio companies to a varied and complex body of energy and environmental regulations that both public officials and private individuals may seek to enforce and for which there may be ambiguous judicial or regulatory interpretive guidance. The costs of compliance may be borne by the Fund. In addition, investments by the Fund are or may become subject to regulation by various agencies within or outside the United States. New and existing regulations, changing regulatory schemes and the burdens of regulatory compliance all may have a material negative impact on the performance of the Fund. Oaktree cannot predict whether new legislation or regulation will be enacted by legislative bodies or governmental agencies, nor can it predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have a material negative impact on the Fund’s investment performance.

Economic and Trade Sanctions and Anti-Bribery Considerations. Economic and trade sanctions laws in the United States and other jurisdictions may prohibit Oaktree, Oaktree’s professionals and the Fund from transacting with or in certain countries and with certain individuals, companies and industry sectors. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers and enforces laws, Executive Orders and regulations establishing U.S. sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at http://www.treas.gov/ofac. In addition, certain sanctions programs prohibit dealing with individuals or entities in certain countries, certain securities, and certain industry sectors, regardless of whether relevant individuals or entities appear on the lists maintained by OFAC, which may make it more difficult for the Fund to comply with applicable sanctions. These types of sanctions may significantly restrict or limit the Fund’s investment activities in certain countries (in particular, certain emerging market countries). Oaktree, Oaktree’s professionals and the Fund may from time to time be subject to trade sanctions laws and regulations of other jurisdictions, which may be inconsistent with or even seek to prohibit compliance with certain sanctions programs administered by OFAC. The legal uncertainties arising from those conflicts may make it more difficult or costly for the Fund to navigate investment activities that are subject to sanctions administered by OFAC or the laws and regulations of other jurisdictions. Some jurisdictions where Oaktree or its portfolio companies do business from time to time have adopted measures prohibiting compliance with certain U.S. sanctions programs, which may make compliance with all applicable sanctions impossible.

At the same time, Oaktree may be obligated to comply with certain anti-boycott laws and regulations that prevent Oaktree and the Fund from engaging in certain discriminatory practices that may be allowed or required in certain jurisdictions. Oaktree’s refusal to discriminate in this manner could make it more difficult for the Fund to pursue certain investments and engage in certain business activities, and any compliance with such practices could subject Oaktree, the Fund, or the Adviser to fines, penalties, and adverse legal and reputational consequences.

In some countries, there is a greater acceptance than in the United States and the United Kingdom of government involvement in commercial activities and of activities constituting corruption in the United States and the United Kingdom. Certain countries, including the United States and the United Kingdom, have laws prohibiting governmental and private, or “commercial,” bribery. Oaktree, the Adviser and the Fund are committed to complying with the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act and other anti-corruption laws, anti-bribery laws and regulations to which they are subject. As a result, the Fund may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for the Fund to act successfully on investment opportunities and for portfolio companies to obtain or retain business.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA and have devoted greater scrutiny to investments by private equity sponsors. In addition, the United Kingdom, with enactment of the U.K. Bribery Act, has expanded the reach of its anti-bribery laws significantly. While Oaktree has developed and implemented policies and procedures designed to ensure strict compliance by Oaktree and its personnel with the FCPA and the U.K. Bribery Act and the sanctions regimes that apply to Oaktree, such policies and procedures may not be effective in all instances to prevent violations or offenses. In addition, in spite of Oaktree’s policies and procedures, affiliates of portfolio companies, particularly in cases in which the Fund or another fund advised by the Adviser or Oaktree (each an “Other Oaktree Fund” and collectively, the “Other Oaktree Funds”) does not control such portfolio company, may engage in activities that could result in FCPA, U.K. Bribery Act or other violations of law. Any determination that Oaktree has violated or committed an offense under the FCPA, U.K. Bribery Act or other applicable anti- corruption laws or anti-bribery laws or sanctions requirements outlined above could subject Oaktree to, among other things, civil and criminal penalties, reputational damage, material fines, profit disgorgement, injunctions on future conduct, securities litigation, disclosure obligations and a general loss of investor confidence, any one of which could adversely affect Oaktree’s business prospects and/or financial position, as well as the Fund’s ability to achieve its investment objective and/or conduct its operations.

Accounting and Regulatory Changes Could Make Certain Strategies Obsolete. In response to highly publicized losses resulting at least in part from improper accounting methods, a number of accounting pronouncements have been established by the accounting professional standards board. Certain of these pronouncements could render obsolete investment strategies which have been used routinely for many years. Changes affecting consolidation and valuations and other matters could adversely affect the viability of certain aspects of the Fund’s strategies. In addition, there have recently been certain well-publicized incidents of regulators unexpectedly taking positions which prohibit strategies which had been implemented in a variety of formats for many years. In the current unsettled regulatory environment, it is impossible to predict if future regulatory developments might adversely affect the Fund.

Public Disclosure Obligations. The Fund may be required to disclose confidential information relating to its investments and its financial results to third parties that may request such information if and to the extent required by any law, rule or regulation applicable to the Fund or Oaktree, and Shareholders that are public agencies or governmental bodies may have their own disclosure obligations under applicable law, rule or regulation in respect of the Fund’s confidential information. Such disclosure obligations may adversely affect certain Shareholders, particularly Shareholders who are not otherwise subject to public disclosure of information relating to the private holdings of funds in which they invest.

Inflation. Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Shares and distributions thereon can decline. Inflation risk is linked to increases in the prices of goods and services and a decrease in the purchasing power of money. Inflation often is accompanied or followed by a recession, or period of decline in economic activity, which may include job loss and other hardships and may cause the value of securities to go down generally. Inflation risk is greater for fixed-income instruments with longer maturities. In addition, this risk may be significantly elevated compared to normal conditions because of recent monetary policy measures and the current interest rate environment.

High rates of inflation and rapid increases in the rate of inflation generally have a negative impact on financial markets and the broader economy. In an attempt to stabilize inflation, governments may impose wage and price controls or otherwise intervene in a country’s economy. Governmental efforts to curb inflation, including by increasing interest rates or reducing fiscal or monetary stimuli, often have negative effects on the level of economic activity. Certain countries, including the United States, have recently seen increased levels of inflation, and persistently high levels of inflation could have a material and adverse impact on the Fund’s investments and its aggregated returns. For example, if a portfolio issuer were unable to increase its revenue while the cost of relevant inputs were increasing, the issuer’s profitability would likely suffer. Likewise, to the extent a portfolio issuer has revenue streams that are slow or unable to adjust to changes in inflation, including by contractual arrangements or otherwise, the portfolio issuer could increase revenue by less than its expenses increase. Conversely, as inflation declines, a portfolio issuer may see its competitors’ costs stabilize sooner or more rapidly than its own. Moreover, increasing inflation will also impact currencies and can lead to significant currency fluctuations. This has recently resulted in a strengthening of the U.S. currency vis-à-vis many other currencies but there can be no assurances that such trends will continue and/or that this trend will not reverse such that the U.S. currency is weakened vis-à-vis other currencies. Additionally, because the preferred return is not linked to the rate of inflation, as the rate of inflation increases the proportion of real returns (i.e., the nominal rate of return less the rate of inflation) treated as preferred return decreases and the proportion of real returns subject to performance-based compensation increases. There can be no assurance that high rates of inflation will not have a material adverse effect on the investments of the Fund.

The Federal Reserve raised interest rates in 2022 and 2023 to address inflation, and although the Federal Reserve began to lower interest rates starting in September 2024, it has signaled an intention to maintain relatively higher interest rates until inflation levels realign with its long-term inflation target. However, there is no guarantee that such monetary policy measures will be effective at lowering inflation. Unanticipated or persistent inflation may have a material and adverse impact on the financial conditions or operating results of issuers in which the Fund may invest, which may cause the value of the Fund’s investments to decline. In addition, higher interest rates that often accompany or follow periods of high inflation may cause investors to favor asset classes other than common stocks, which may lead to broader market declines not necessarily related to the performance of any specific investments or specific issuers.

Risks Related to an Investment in the Fund

No Operating History. The Acquiring Fund is a new entity that has not yet commenced investment operations, and the Target Fund has limited operating history, having recently commenced investment operations. The ABF strategy is a new strategy for Oaktree. The Fund is subject to all of the business risks and uncertainties associated with any new fund or strategy, including the risk that it will not achieve its investment objectives and that the value of the Shares could decline substantially. In addition, there can be no assurance that the Fund will be able to implement its investment strategy and investment approach or achieve its investment objective or that a Shareholder will receive a return of its capital. Any prior investment performance described herein, as with all performance data, can provide no assurance of future results. Past performance of Other Oaktree Funds and other investment entities associated with Oaktree is not necessarily indicative of future results and there can be no assurance that the Fund will achieve comparable results or that targeted returns will be met. Accordingly, investors should draw no conclusions from the performance of any other Oaktree investments and should not expect to achieve similar returns.

Unlisted Closed-End Interval Fund Structure; Limited Liquidity Risks. The Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.

Leverage Risk. The Fund may use leverage to seek to achieve its investment objective or for liquidity (i.e., to finance the repurchase of Shares and/or bridge the financing of investments). The borrowing of money or issuance of debt securities and preferred stock represents the leveraging of the Shares. In addition, the Fund may also leverage its Shares through investment techniques, such as reverse repurchase agreements, writing credit default swaps, or futures. Leverage creates risks which may adversely affect the return for Shareholders, including:

●	the likelihood of greater volatility of NAV and market price of and distributions in the Shares;

●	fluctuations in the dividend rates on any preferred stock or in interest rates on borrowings and short-term debt;

●	increased operating costs, which are effectively borne by Shareholders, may reduce the Fund’s total return; and

●	the potential for a decline in the value of an investment acquired with borrowed funds, while the Fund’s obligations under such borrowing or preferred stock remain fixed.

In addition, the rights of lenders and the holders of preferred stock and debt securities issued by the Fund will be senior to the rights of Shareholders with respect to the payment of dividends or to the distribution of assets upon liquidation. Holders of preferred stock have voting rights in addition to and separate from the voting rights of Shareholders. The holders of preferred stock, on the one hand, and the holders of the Shares, on the other hand, may have interests that conflict in certain situations.

Leverage is a speculative technique that could adversely affect the returns to Shareholders. Leverage can cause the Fund to lose money and can magnify the effect of any losses. To the extent the income or capital appreciation derived from securities purchased with funds received from leverage exceeds the cost of leverage, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such funds is not sufficient to cover the cost of leverage or if the Fund incurs capital losses, the return of the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to Shareholders as dividends and other distributions will be reduced or potentially eliminated (or, in the case of distributions, will consist of return of capital).

The Fund will pay (and the Shareholders will bear) all costs and expenses relating to the Fund’s use of leverage, which will result in the reduction of the NAV of the Shares. The Fund’s leverage strategy may not work as planned or achieve its goals.

Certain types of borrowings may result in the Fund being subject to covenants in credit agreements, including those relating to asset coverage, borrowing base and portfolio composition requirements and additional covenants that may affect the Fund’s ability to pay dividends and distributions on Shares in certain instances. The Fund may also be required to pledge its assets to the lenders in connection with certain types of borrowings. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies which may issue ratings for any preferred shares or short-term debt instruments issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act.

Broad Discretionary Power to Choose Investments. The Adviser has broad discretionary power to decide what investments the Fund will make. While the Adviser currently intends to use the strategies described herein with respect to the Fund, the Adviser may employ other investment techniques and invest in other instruments that the Adviser believes will help achieve the Fund’s investment objective or hedge unforeseen risks. Consistent with its investment objectives, the Fund may invest in financial instruments of any and all types, which exist now or are hereafter created. Such investments may entail risks not described herein, any of which may adversely affect the Fund.

Non-Diversified Company Risk. As the Fund may invest more than 5% of its total assets in the securities of one or more issuers, it would not qualify as a “diversified company” within the meaning of the 1940 Act. The Fund may therefore be more susceptible than such a diversified company would be to being adversely affected by events impacting a single investment, geographic location, security or investment type. This lack of diversification will expose the Fund to losses disproportionate to market declines in general if there are disproportionately greater adverse price movements in the particular investments, and the Fund’s investment portfolio may be subject to more rapid changes in value than would be the case if the Fund were required to maintain a wide diversification among companies, industries and types of securities. To the extent the Fund holds investments concentrated in a particular issuer, security, asset class or geographic region, the Fund will be more susceptible than a more widely diversified fund to the negative consequences of a single corporate, economic, political or regulatory event. Unfavorable performance by any number of investments could substantially adversely affect the aggregate returns realized by Shareholders.

Market for Investment Opportunities. The activity of identifying and completing investments is highly competitive and involves a high degree of uncertainty and risk. In addition, certain types of investments may not be available to the Fund on terms that are as attractive as the terms on which opportunities were available to the Other Oaktree Funds. The Fund will be competing for investments with various other investors, such as other public and private funds, commercial and investment banks, commercial finance companies and, to the extent they provide an alternative form of financing, private equity funds. Other funds may have investment objectives that overlap with the Fund, which may create competition for investment opportunities. Many competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Fund. Some competitors may have a lower cost of funds and access to funding sources that are not available to the Fund, and may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships.

The Fund competes for investments with other closed-end funds and investment funds, as well as traditional financial services companies such as commercial banks and other sources of funding, and a variety of other investors (including private credit funds, mezzanine funds, performing and other credit funds, funds that invest in CLOs, structured notes, derivatives and other types of collateralized securities and structured products, specialty finance companies, real estate investment trusts). As a result of these other entrants, competition for investment opportunities may intensify. Many of the Fund’s competitors may be substantially larger and may have considerably greater financial, technical and marketing resources than the Fund. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than the Fund has. These characteristics could allow the Fund’s competitors to consider a wider variety of investments, establish more relationships and pay more competitive prices for investments than the Fund is able to do. The Fund may lose investment opportunities if it does not match its competitors’ pricing. If the Fund is forced to match its competitors’ pricing, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss. A significant increase in the number and/or the size of the Fund’s competitors could force it to accept less attractive investment terms. Furthermore, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on it as a closed-end fund.

The competitive pressures could impair the Fund’s activities, financial condition and results of operations. As a result of this competition, the Fund may not be able to take advantage of attractive investment opportunities. To the extent that the Fund encounters competition for investments, returns to the Shareholders may decrease, including as a result of higher pricing, foregoing opportunities or negotiating fewer transactional protections in order to remain competitive. Additionally, the Fund may incur bid, due diligence, negotiating, consulting or other costs on investments that may not be successful. There can be no assurance that the Fund will be able to identify, complete and exit investments which satisfy the Fund’s rate of return objectives, or realize upon their values.

“Best-Efforts” Offering Risk. The offering is being made on a best efforts basis, whereby the Distributor is only required to use its best efforts to sell the Shares and has no firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum offering amount is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base.

Inadequate Network of Broker-Dealers Risk. The success of the Fund’s continuous public offering, and correspondingly the Fund’s ability to implement its investment objective and strategies, depends upon establishing, operating and maintaining a network of selected broker-dealers to sell the Shares. If such networks are unable to be established, operated and maintained, the Fund may not be able to raise adequate proceeds through the Fund’s continuous public offering to implement the Fund’s investment objective and strategies. If the Fund is unsuccessful in implementing its investment objective and strategies, an investor could lose all or a part of his or her investment in the Fund.

Repurchase Offers Risk. In order to provide liquidity to Shareholders, the Fund, subject to applicable law, conducts quarterly repurchase offers of the Fund’s outstanding Shares at NAV, subject to approval of the Board of Directors. In all cases such repurchases will be for at least 5% and not more than 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act. The Fund believes that these repurchase offers are generally beneficial to Shareholders, and repurchases generally will be funded from available cash or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. The Fund believes that payments received in connection with the Fund’s investments will generate sufficient cash to meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If, as expected, the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Fund may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, Shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Notwithstanding the foregoing, the Fund may, in its sole discretion and for administrative convenience, accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered. Some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. The NAV of the Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined.

Risk Relating to Due Diligence. Before the Fund makes an investment, the Adviser or Oaktree will conduct such due diligence as it deems reasonable and appropriate based on the facts and circumstances applicable to the investment. Due diligence may entail marketing studies, business plan development, evaluation of important and complex business, financial, tax, accounting, ESG and legal issues as well as background investigations of individuals. Outside professionals, consultants, legal advisors, accountants, investment banks and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment. The involvement of such third parties may present a number of risks primarily relating to reduced control of the functions that are outsourced and may entail significant third-party expenses. In addition, if the Fund is unable to timely engage third-party providers, its ability to evaluate and acquire more complex assets could be adversely affected. Due diligence investigations with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating the investment opportunity. Moreover, there can be no assurance that attempts to identify risks associated with an investment will achieve their desired effect. Potential investors should regard an investment in the Fund as being speculative and having a high degree of risk.

In the event of fraud, any material misrepresentation or omission or any professional negligence by any seller or originator of assets or such seller’s or originator’s representatives, or by any other party, the Fund may suffer a material loss of capital and the value of the Fund’s investments may be adversely impacted. The Fund will rely upon the accuracy and completeness of representations made by various persons in the due diligence process and cannot guarantee such accuracy or completeness.

Income and Distribution Payment Risk. The Fund cannot assure investors that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. If the distribution rates or yields of the Fund’s investments decrease, Shareholders’ income from the Fund could decline. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, maintenance of the Fund’s RIC status, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. There can be no assurance that distributions paid by the Fund to the Shareholders will be maintained at initial levels or increase over time.

In the event that the Fund encounters delays in locating suitable investment opportunities, all or a substantial portion of the Fund’s distributions may constitute a return of capital to Shareholders. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment, rather than a return of earnings or gains derived from the Fund’s investment activities, and generally results in a reduction of the tax basis in the Shares. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

Deployment of Capital; Impact on Investment Returns. In light of the need to be able to deploy capital quickly to capitalize on potential investment opportunities or to establish reserves for anticipated debts, liabilities or obligations, including liquidity needs, cash may be held by the Fund in money market investments pending deployment into other investments, the amount of which may at times be significant. While the duration of any such holding period is expected to be relatively short, in the event the Fund is unable to find suitable investments, such money market investments may be held for longer periods, which would be dilutive to overall investment returns. It is not anticipated that the temporary investment of such cash into money market investments will generate significant interest, and Shareholders should understand that such low interest payments on the temporarily invested cash may adversely affect the overall returns of the Fund.

Dependence on Investment Team; No Right to Control the Fund’s Operations. The success of the Fund depends in substantial part on the management, skill and acumen of the investment team and other professionals. The Shares are passive investments, and investors will have no opportunity to control the day-to-day operations of the Fund, including investment and disposition decisions. Subjective decisions made by Oaktree or its affiliates may cause the Fund to incur losses or to miss profit opportunities on which it would otherwise have capitalized. In order to safeguard their limited liability for the liabilities and obligations of the Fund, investors must rely entirely on the Adviser to conduct and manage the affairs of the Fund. Investors will have no direct rights against third parties engaged by the Adviser or Oaktree in respect of the Fund. There can be no assurance that the investment team and such other professionals will continue to be employed by the Adviser or Oaktree throughout the life of the Fund. The loss of members of the investment team and such other professionals could have a material adverse effect on the Fund.

Risks of Third-Party Service Providers. Certain of the Fund’s and Oaktree’s operations may interface with and/or depend on third-party service providers, and the Fund, the Adviser or Oaktree may not be in a position to verify the risks or reliability of such third parties. The Fund may suffer adverse consequences from actions, errors or failure to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them. The costs, fees and expenses associated with the provision of such services by third-party service providers will generally be borne by the Fund instead of the Adviser or Oaktree, thereby increasing the expenses borne by the Shareholders.

Artificial Intelligence and Machine Learning Developments. Recent technological advances in artificial intelligence and machine learning technology (collectively, “Machine Learning Technology”), including OpenAI’s release of its ChatGPT application, pose risks to Oaktree, the Fund and the Fund’s portfolio investments. While Oaktree may utilize Machine Learning Technology in connection with its business activities, including investment activities, Oaktree intends to periodically evaluate and/or adjust internal policies governing use of Machine Learning Technology by its personnel. Notwithstanding any such policies, Oaktree personnel, portfolio managers, senior executives, external advisors and other associated persons of Oaktree or any affiliates of Oaktree could, unbeknownst to Oaktree, utilize Machine Learning Technology in contravention of such policies. Oaktree, the Fund and the Fund’s portfolio investments could be further exposed to the risks of Machine Learning Technology if third-party service providers or any counterparties, whether or not known to Oaktree, also use Machine Learning Technology in their business activities. Oaktree will not be in a position to control the use of Machine Learning Technology in third-party products or services, including those provided by Oaktree’s and its affiliates’ service providers.

Use of Machine Learning Technology by any of the parties described in the previous paragraph could include the input of confidential information (including material non-public information) and such input may result in the contravention of non-disclosure agreements, and/or breach of applicable policies, laws or regulations relating to treatment of confidential and/or personally identifiable information (including material non-public information). By inputting data into Machine Learning Technology applications, such information becomes part of a dataset that is accessible by other third-party Machine Learning Technology applications and users. For more information on risks relating to information security see also “Privacy, Data Protection and Information Security Compliance Risk” above.

Independent of its context of use, Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Machine Learning Technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error – potentially materially so – and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Machine Learning Technology. To the extent that Oaktree, the Fund or the Fund’s portfolio investments are exposed to the risks of Machine Learning Technology, any such inaccuracies or errors could have adverse impacts on Oaktree, the Fund or the Fund’s portfolio investments. Conversely, to the extent competitors of Oaktree and its portfolio companies utilize Machine Learning Technology more extensively than Oaktree and its portfolio companies, there is a possibility that such competitors will gain a competitive advantage.

Machine Learning Technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.

Cyber Security Breaches. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and are expected to continue to increase in frequency and severity in the future. The information and technology systems of Oaktree, its affiliates, portfolio companies, issuers and service providers may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors or malfeasance by their respective professionals or service providers, power, communications or other service outages, and catastrophic events such as fires, tornadoes, floods, hurricanes, earthquakes or terrorist incidents. If unauthorized parties gain access to such information and technology systems, or if personnel abuse or misuse their access privileges, they may be able to steal, publish, delete or modify private and sensitive information, including personal information related to Shareholders (and their beneficial owners) and material information. Although Oaktree has implemented, and portfolio companies, issuers and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Oaktree does not control the cyber security plans and systems put in place by third party service providers, and such third party service providers may have limited indemnification obligations to Oaktree, its affiliates, the Fund, the Shareholders and/or a portfolio company or issuer, each of whom could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified in a timely manner or at all, even with sophisticated prevention and detection systems. This could potentially result in further harm and prevent such breaches from being addressed appropriately. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in Oaktree’s, its affiliates’, the Fund’s and/or a portfolio company’s or issuer’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to Shareholders (and their beneficial owners), material non-public information and the intellectual property and trade secrets and other sensitive information of Oaktree and/or portfolio companies or issuers. Oaktree, the Fund and/or a portfolio company or issuer could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity, and other events that may affect their business and financial performance.

Uncertainty of Financial Projections. The Fund may make investments based upon projections concerning an investment’s future performance and cash flow. Projections are inherently subject to uncertainty and factors beyond the control of the Adviser. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. Different assumptions may produce different results. The inaccuracy of certain assumptions, the failure to satisfy certain financial requirements and the occurrence of other unforeseen events could impair projected values and cash flow. In addition, projected performance does not predict future results and there can be no assurance that the projected results or expected returns will be achieved or that the Fund will be able to effectively implement its investment objective.

In addition, Oaktree may determine the suitability of investments based in part on the basis of financial projections for portfolio issuers. Events or conditions, including changes in general market conditions, which may not have been anticipated or which are otherwise not foreseeable, may occur and have a significant impact on the actual rate of return received with respect to the Fund’s investments.

Forward-Looking Statements; Opinions. Statements contained in this Information Statement/Prospectus (including those relating to forecasts, estimates, current and future market conditions and trends in respect thereof) that are not historical facts are based on current expectations, estimates, projections, opinions and/or beliefs of Oaktree. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. Moreover, certain information contained in this Information Statement/Prospectus constitutes “forward-looking” statements, which can be identified by the use of forward-looking terminology such as “may,” “can,” “will,” “would,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “forecast,” “continue,” “target” or “believe” or the negatives thereof, or other variations thereon or comparable terminology. Due to various risks and uncertainties, including those set forth herein, actual events or results or the actual performance of the Fund may differ materially from those reflected or contemplated in such forward-looking statements.

Projections, Forecasts and Estimates. Any projections, forecasts and estimates contained herein are forward-looking statements and are based upon certain assumptions that Oaktree considers reasonable. Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Projected operating results will often be based on management judgments. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. Actual results are expected to vary from the projections, and the variations may be material. The inclusion of projections herein should not be regarded as a representation by the Fund, the Adviser, Oaktree or any of their respective affiliates or any other person or entity of the results that will actually be achieved by the Fund. None of the Fund, the Adviser, Oaktree or any of their respective affiliates and any other person has any obligation to update or otherwise revise any projections, including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition.

Valuation Risk. Valuations of the Fund’s portfolio, which will affect the Fund’s performance results, may involve uncertainties and judgmental determinations. The Adviser, in its role as “valuation designee” pursuant to Rule 2a-5 under the 1940 Act, may use an independent pricing service or prices provided by dealers to value certain securities at their market value. Because the secondary markets for certain investments may be limited, they may be difficult to value. When market quotations are not readily available or are deemed to be unreliable, the Fund’s investments are valued at fair value as determined in good faith pursuant to policies and procedures approved by the Board of Directors. Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets, or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. Where market quotations are not readily available, valuation may require more research than for more liquid investments. In addition, elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available.

The process of valuing securities for which reliable market quotations are not available is based on inherent uncertainties and the resulting values may differ from values that would have been determined had a ready market existed for such securities and may differ from the prices at which such securities may ultimately be sold. Further, third-party pricing information may at times not be available regarding certain of the Fund’s securities, derivatives and other assets. If the Adviser’s valuation of the Fund’s securities should prove to be incorrect, the net asset value of the Fund’s investments could be adversely affected. In addition, due to the substantial volatility experienced by many valuation inputs in recent periods, the subjective decisions of the Adviser regarding which inputs to select, the measurement dates and the relative weights to assign to such inputs all have a disproportionate impact on valuations. In addition, because the Management Fee is calculated based on the Fund’s NAV, the Adviser will have an incentive to make determinations that result in the continued payment of, or a higher, Management Fee. Moreover, because the Adviser will determine in its discretion the value of any such assets, the Adviser will have an apparent conflict of interest in making that determination, given the potential impact of such valuations on the Fund’s performance results.

Accounting Standards; Limited Availability of Information; Due Diligence. U.S. GAAP will generally be followed in preparing the Fund’s financial statements. Accounting standards in certain countries generally do not correspond to international accounting standards, and in some countries, national accounting, auditing and financial reporting standards may not yet be in place. The information appearing on the financial statements of the companies in those countries may not reflect financial positions or results of operations in the way they would be reflected if the financial statements had been prepared in accordance with U.S. GAAP. Investors in such companies generally have access to less reliable information than investors in more economically sophisticated countries. The timeliness of financial statement preparation in certain countries may also differ from that of the United States. In addition, the scope and nature of the Fund’s due diligence activities in connection with portfolio investments in certain non-U.S. countries will be more limited than due diligence reviews conducted in more developed economies because reliable information is often unavailable or prohibitively costly to obtain. The lower standards of due diligence and financial controls in investments in certain non-U.S. countries increase the likelihood of material losses on such investments.

Illiquidity. Participation in the Fund will generally be an illiquid investment. Investors generally will not be permitted to voluntarily withdraw from the Fund prior to its termination, except through periodic repurchases made by the Fund pursuant to Rule 23c-3 under the 1940 Act. In addition, Shares may be assigned or otherwise transferred only under limited circumstances. Consequently, Shareholders may not be able to liquidate their investments prior to the end of the Fund’s term and should therefore be prepared to bear the economic risk of an investment for an indefinite period. Furthermore, the Fund may invest in relatively illiquid investments. A significant portion of the Fund’s assets may consist of investments that are thinly traded, investments for which no market exists or investments that are restricted as to their transferability under applicable securities laws or documents governing particular transactions of the Fund. Some securities or instruments that were liquid at the time they were acquired may, for a variety of reasons which may not be in the Fund’s control, later become illiquid. This factor may have the effect of limiting the availability of these securities or instruments for purchase by the Fund and may also limit the ability of the Fund to sell such investments at their fair market value prior to the winding up and subsequent dissolution of the Fund or in response to changes in the economy or the financial markets. Due to securities regulations governing certain publicly traded equity securities, the Fund’s ability to sell securities could also be diminished with respect to equity holdings that represent a significant portion of the issuer’s securities (particularly if the Fund has designated one or more directors of the issuer).

Mandatory Withdrawals. The Fund may repurchase Shares without consent or other action by a Shareholder or other person if the Fund determines that:

●	the Shares have vested in any other person other than by operation of law as a result of the death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the stockholder;

●	ownership of the Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, or require registration of the Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction;

●	continued ownership of the Shares by a Shareholder may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

●	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares were not true when made or has ceased to be true; or

●	with respect to a Shareholder subject to special laws or compliance requirements, such as those imposed by ERISA, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Shares.

Shares will be repurchased at the NAV per Share of the class of Shares being repurchased. Shareholders whose Shares are repurchased by the Fund will not be entitled to a return of any amount of sales load (if applicable) that was charged in connection with the Shareholder’s purchase of such Shares.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of an investment in a portfolio company, the Fund may be required to make representations about the business and financial affairs of such company typical of those made in connection with the sale of any business. The Fund also may be required to indemnify the purchasers of such investment with respect to certain matters, including the accuracy of such representations. These arrangements may result in contingent liabilities for which the Adviser may establish reserves or escrows.

Third Party Involvement. The Fund may co-invest with third parties through funds, joint ventures or other entities. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that a co-venturer or partner of the Fund may at any time have other business interests and investments other than the joint venture with the Fund, or may have economic or business goals different from those of the Fund. In addition, the Fund may be liable for actions of its co-venturers or partners. The Fund’s ability to exercise control or significant influence over management in these cooperative efforts will depend upon the nature of the joint venture arrangement. In addition, such arrangements are likely to involve restrictions on the resale of the Fund’s interest in the company.

Electronic Delivery of Certain Documents. Subject to applicable law, certain documents may be delivered to investors via one or more designated websites. There are certain costs (e.g., internet access) and possible risks (e.g., slow downloading time and system outages) associated with electronic delivery. Moreover, neither the Adviser nor Oaktree can provide any assurance that these communication methods are secure, and there could be problems or malfunctions resulting from any computer viruses or related problems that may be associated with the use of an internet-based system.

Institutional Risk. Oaktree is responsible for choosing the brokers, dealers and transaction agents and counterparties used for each of the Fund’s securities transactions. Although various legal protections are intended to preserve the net claims that a customer, such as the Fund, may have in relation to such parties, a failure in the creditworthiness of a broker-dealer or other party, or the default, delay or inability or refusal of a broker-dealer or other party to perform could result in a loss of all or a portion of the Fund’s investments with or through such broker-dealer or other party.

Counterparty, Settlement and Local Intermediary Risk. From time to time, certain securities markets have experienced operational clearance and settlement problems that have resulted in failed trades. These problems could cause the Fund to miss attractive investment opportunities or result in the Fund’s liability to third parties by virtue of an inability to perform the Fund’s contractual obligation to deliver securities. In addition, delays and inefficiencies of the local postal, transport and banking systems could result in the loss of investment opportunities, the loss of funds (including dividends) and exposure to currency fluctuations.

Because certain purchases, sales, securities lending, derivatives, repurchase/reverse repurchase transactions and other transactions in which the Fund will engage involve instruments that are not traded on an exchange, but are instead traded between counterparties based on contractual relationships, the Fund is subject to the risk that a counterparty will not perform its obligations under the related contracts, as well as risks of transfer, clearance or settlement default. Such risks may be exacerbated with respect to non-U.S. securities or transactions with non-U.S. counterparties. There can be no assurance that a counterparty will not default and that the Fund will not sustain a loss on a transaction as a result. Such risks may differ materially from those entailed in exchange-traded transactions that generally are backed by clearing organization guarantees, daily marking-to-market and settlement of positions and segregation and minimum capital requirements applicable to intermediaries. There can be no assurance that Oaktree’s monitoring activities will be sufficient to adequately control counterparty risk.

In situations where the Fund places assets in the care of a custodian or is required to post margin or other collateral with a counterparty, the custodian or counterparty may fail to segregate such assets or collateral, as applicable, or may commingle the assets or collateral with the relevant custodian’s or counterparty’s own assets or collateral, as applicable. As a result, in the event of the bankruptcy or insolvency of any custodian or counterparty, the Fund’s excess assets and collateral may be subject to the conflicting claims of the creditors of the relevant custodian or counterparty, and the Fund may be exposed to the risk of a court treating the Fund as a general unsecured creditor of such custodian or counterparty, rather than as the owner of such assets or collateral, as the case may be.

Certain of the Fund’s transactions may be undertaken through local brokers, banks or other organizations in the countries in which the Fund makes investments, and the Fund will be subject to the risk of default, insolvency or fraud of such organizations. The collection, transfer and deposit of bearer securities and cash expose the Fund to a variety of risks, including theft, loss and destruction. Finally, the Fund will be dependent upon the general soundness of the banking systems of countries in which investments will be made.

Service Providers and Investors’ Rights. Investors in the Fund generally have no direct rights against the Fund’s service providers, including without limitation an auditor and a depositary (if appointed). Where wrongdoing is alleged to have been committed against the Fund, such wrongdoing would generally only be actionable by the Adviser and the Fund. In the absence of any direct contractual relationship between the investors and the Fund’s service providers, there are only very limited circumstances in which an investor may bring a direct claim against any such service provider.

Changes in Interest Rates. General interest rate fluctuations and changes in credit spreads on floating rate loans may have a substantial negative impact on the Fund’s investments and investment opportunities and, accordingly, may have a material adverse effect on the Fund’s rate of return on invested capital, the Fund’s net investment income and the Fund’s net asset value. The majority of the Fund’s debt investments are expected to have variable interest rates that reset periodically based on benchmarks such as the Euro Interbank Offered Rate (“EURIBOR”), the Canadian Dollar Offered Rate (“CDOR”), the Secured Overnight Financing Rate (“SOFR”), Sterling Overnight Index Average Rate (“SONIA”), or any other reference rate, benchmark or index, including in each case, any permutations thereof and any credit spread adjustments thereto (collectively, the “Reference Rates”). An increase in interest rates may make it more difficult for the Fund’s portfolio companies to service their obligations under the debt investments that the Fund will hold and increase defaults even where the Fund’s investment income increases. Rising interest rates could also cause borrowers to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. Additionally, as interest rates increase and the corresponding risk of a default by borrowers increases, the liquidity of higher interest rate loans may decrease as fewer investors may be willing to purchase such loans in the secondary market in light of the increased risk of a default by the borrower and the heightened risk of a loss of an investment in such loans. Decreases in credit spreads on debt that pays a floating rate of return would have an impact on the income generation of the Fund’s floating rate assets. Trading prices for debt that pays a fixed rate of return tend to fall as interest rates rise. Trading prices tend to fluctuate more for fixed rate securities that have longer maturities.

Conversely, if interest rates decline, borrowers may refinance their loans at lower interest rates, which could shorten the average life of the loans and reduce the associated returns on the investment, as well as require Oaktree and the investment team to incur management time and expense to re-deploy such proceeds, including on terms that may not be as favorable as the Fund’s existing loans. Additionally, as interest rates increase and the corresponding risk of a default by borrowers increases, the liquidity of higher interest rate loans may decrease as fewer investors may be willing to purchase such loans in the secondary market in light of the increased risk of a default by the borrower and the heightened risk of a loss of an investment in such loans.

LIBOR and Other Reference Rates. Certain of the Fund’s investments may provide exposure to coupon rates that were based on the London Interbank Offered Rate (“LIBOR”), or are based on SOFR, EURIBOR and other similar types of Reference Rates. These Reference Rates are generally intended to represent the rate at which contributing banks may obtain short-term borrowings within certain financial markets. LIBOR was phased out at the end of June 2023. SOFR was selected by a committee established by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York to replace LIBOR as a Reference Rate in the United States, and U.S. law requires that contracts without a practicable LIBOR alternative, default to SOFR plus a set spread beginning in mid-2023. SOFR is a secured, nearly risk-free rate, while LIBOR was an unsecured rate that included an element of bank credit risk. In addition, SOFR is strictly an overnight rate, while LIBOR historically was published for various maturities, ranging from overnight to one year. Certain contracts provided for a spread adjustment when transitioning to SOFR from LIBOR, but there is no assurance that it provided adequate compensation. Other countries have undertaken similar initiatives to identify replacement Reference Rates for LIBOR in their respective markets. However, certain issuers may have encountered obstacles to converting their investments and transactions to a new Reference Rate, as well as risks associated with using a new Reference Rate with respect to new investments and transactions. Market participants may have transitioned Reference Rates through contractual amendments, legislation, market wide protocols, fallback contractual provisions, bespoke negotiations or otherwise.

The termination of certain Reference Rates presents risk to the Fund. The failure of issuers to transition could lead to increased volatility and illiquidity in markets for instruments that have yet to rely on a substitute to determine their next coupon rates and a reduction in the values of those investments, all of which would impact the Fund. Various complexities brought about by significant changes to operational processes and IT systems may not be complete, and coordination with other market participants may be severely impacted, which may negatively impact the Fund.

In addition, the alternative reference or benchmark rate may be an ineffective substitute, potentially resulting in prolonged adverse market conditions for the Fund. The elimination of a Reference Rate or any other changes or reforms to the determination or supervision of Reference Rates could have an adverse impact on the market for or value of any securities or payments linked to those Reference Rates and other financial obligations held by the Fund or on its overall financial conditions or results of operations. Any substitute Reference Rate and any pricing adjustments imposed by a regulator or by counterparties or otherwise may adversely affect the Fund’s performance and/or NAV. At this time, it is not possible to completely identify or predict the effect of any such changes, any establishment of alternative Reference Rates or any other reforms to Reference Rates that may be enacted in the UK or elsewhere.

Suitability of an Investment in the Fund. An investment in the Fund is not suitable for all investors. Investors must have a willingness to accept the risks associated with an investment in the Fund and the limited liquidity inherent in an investment in the Fund. Investors should consult their professional advisers to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition. An investment in the Fund requires a long-term commitment, and there can be no assurance that the Fund’s investment objectives will be achieved or that there will be any return of capital. Therefore, investors should only invest in the Fund if they can withstand a total loss of their investment.

Incentive Fee Risk. The Incentive Fee payable to the Adviser may create an incentive for the Adviser to make investments that are risky or more speculative than would be the case in the absence of such a compensation arrangement and also to incur leverage, which will tend to enhance returns where the portfolio has positive returns. The way in which the Incentive Fee is determined may encourage the Adviser to use leverage to increase the return on the Fund’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor Shareholders. Such a practice could result in the Fund’s investing in more speculative securities or other instruments than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Systemic Risk. Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This is sometimes referred to as a “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, securities firms and exchanges, with which the Fund interacts on a daily basis.

Anti-Takeover Provisions. Certain provisions of the Fund’s Charter and Bylaws could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to modify the Fund’s structure. These provisions may inhibit a change of control in circumstances that could give Shareholders the opportunity to realize a premium over the value of the Shares.

Risks Upon Disposition of Investments. In connection with the disposition of certain types of portfolio investments, the Fund may be required to make representations about the business and financial affairs of the applicable portfolio company typical of those made in connection with the sale of any business, or may be responsible for the contents of disclosure documents under applicable securities laws. The Fund may also be required to indemnify the purchasers of such portfolio company or underwriters to the extent that any such representations or disclosure documents turn out to be incorrect, inaccurate or misleading. These arrangements may result in contingent liabilities, which might ultimately have to be funded by Shareholders.

Recourse to Assets. The Fund’s assets, including any portfolio investments made by the Fund and any funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and may not be limited to any particular asset, such as the asset representing the portfolio investment giving rise to the liability.

Event Risk. Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers or similar events financed by increased debt. As a result of the added debt, the credit quality and market value of a company’s bonds and/or other debt securities may decline significantly.

Asset Allocation Risk. The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that the Adviser may make less than optimal or poor asset allocation decisions. The Adviser employs an active approach to allocation across multiple credit sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that the Adviser will focus on an investment that performs poorly or underperforms other investments under various market conditions. You could lose money on your investment in the Fund as a result of these allocation decisions.

Issuer Risk. The value of securities may decline for a number of reasons that directly relate to a security’s issuer, such as its financial strength, management performance, financial leverage and reduced demand for the issuer’s goods and services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.

The value of securities may decline for a number of reasons that directly relate to a security’s issuer, such as its financial strength, management performance, financial leverage and reduced demand for the issuer’s goods and services, as well as the historical and prospective earnings of the issuer and the value of its assets.

Large Shareholder Risk. To the extent a large proportion of Shares are held by a small number of Shareholders (or a single Shareholder), including affiliates of the Adviser, the Fund is subject to the risk that these Shareholders will seek to sell Shares in large amounts rapidly in connection with repurchase offers. These transactions could adversely affect the ability of the Fund to conduct its investment program. Furthermore, it is possible that in response to a repurchase offer, the total amount of Shares tendered by a small number of Shareholders (or a single Shareholder) may exceed the number of Shares that the Fund has offered to repurchase. If a repurchase offer is oversubscribed by Shareholders, the Fund will repurchase only a pro rata portion of shares tendered by each Shareholder. However, the Fund may determine to increase the repurchase offer by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. If the Fund only repurchases a pro rata portion of shares tendered in connection with an oversubscribed repurchase offer, Shareholders unaffiliated with the Adviser will not be given priority over Shareholders that are affiliates of the Adviser, whose holdings in the Fund may be significant and may have the effect of diluting third-party Shareholders with respect to any repurchase offer.

Temporary Defensive Strategies Risk. From time to time, the Fund may temporarily depart from its principal investment strategies as a defensive measure when the Adviser anticipates unusual market or other conditions. When a temporary defensive posture is believed by the Adviser to be warranted (“temporary defensive periods”), the Fund may, without limitation, hold cash or invest its managed assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to applicable law. To the extent that the Fund invests defensively, it may not achieve its investment objective.

Risk of Regulatory Changes. Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the CFTC, the SEC, the IRS, the U.S. Federal Reserve or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are implementing a variety of new rules pursuant to financial reform legislation in the United States. The EU (and some other countries) are implementing similar requirements. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized under these statutes, regulations and otherwise to take extraordinary actions in the event of market emergencies. The Fund and the Adviser historically have been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and the Adviser will continue to be eligible for such exemptions. The CFTC and certain futures exchanges have established limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts.

Investment-Related Risks

Investment Risk. An investment in the Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Shares represents an indirect investment in the investments and other financial assets owned by the Fund. The value of the Fund’s investments will generally fluctuate with, among other things, changes in prevailing interest rates, federal tax rates, counterparty risk, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. The Fund anticipates using leverage, which would magnify the Fund’s investment, market and certain other risks.

While some of the loans in which the Fund will invest may be secured, the Fund may also invest in debt or other securities that are either unsecured and subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. In such instances, the ability of the Fund to influence an issuer’s affairs, especially during periods of financial distress or following an insolvency is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors are typically able to block the acceleration of the debt or other exercises by the Fund of its rights as a creditor. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. In addition, the debt securities in which the Fund will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency.

Debt securities are also subject to other risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance,” (ii) the recovery of liens perfected or payments made on account of a debt in the period before an insolvency filing as a “preference,” (iii) equitable subordination claims by other creditors, (iv) so called “lender liability” claims by the issuer of the obligations and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any issuer, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership, or distressed exchange, can significantly diminish the value of the Fund’s investment in any such company. The Fund’s investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Fund earlier than expected. Accordingly, there can be no assurance that the Fund’s investment objective will be realized.

Asset-Backed Securities. The Fund expects to invest in asset-backed securities (“ABS”), which are securities backed by assets such as mortgages (including residential or commercial mortgages), trade claims, installment sale contracts, credit card and/or other receivables, collateralized debt obligations or other assets. ABS are “pass-through” securities, meaning that principal and interest payments, net of expenses, made by the borrower on the underlying assets are passed through to the Fund.

The investment characteristics of ABS differ from traditional debt securities in several ways. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal can generally be prepaid at any time because the underlying loans or other assets generally can be prepaid at any time. That being said, the collateral supporting ABS is generally of shorter maturity than certain other types of loans and is less likely to experience substantial prepayments. ABS are often backed by pools of any variety of assets, including, for example, leases, mobile home loans and aircraft leases, which represent the obligations of a number of different parties and use credit enhancement techniques such as letters of credit, guarantees or preference rights. The market value of an ABS can be affected by changes in the market’s perception of the asset backing the ABS and the creditworthiness of the servicer for the loan pool, the originator of the loans or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement.

Holders of ABS bear various other risks, including credit risks, liquidity risks, interest rate risks, market risks, operations risks, structural risks and legal risks, as further described below. In addition, ABS are subject to the general risks associated with investing in physical assets such as real estate; that is, they could lose value if the value of the underlying asset declines.

Credit risk arises from (i) losses due to defaults by obligors under the underlying collateral and (ii) the issuing vehicle’s or servicer’s failure to perform their respective obligations under the transaction documents governing the ABS. These two risks can be related, as, for example, in the case of a servicer that does not provide adequate credit-review scrutiny to the underlying collateral, leading to a higher incidence of defaults.

Market risk arises from the cash flow characteristics of the ABS, which for most ABS tend to be predictable. The greatest variability in cash flows comes from credit performance, including the presence of wind-down or acceleration features designed to protect the investor in the event that credit losses in the portfolio rise well above expected levels.

Interest rate risk arises for the issuer from (x) the pricing terms on the underlying collateral, (y) the terms of the interest rate paid to holders of the ABS and (z) the need to mark to market the excess servicing or spread account proceeds carried on the issuing vehicle’s balance sheet. For the holder of the security, interest rate risk depends on the expected life of the ABS, which can depend on prepayments on the underlying assets or the occurrence of wind-down or termination events. If the servicer becomes subject to financial difficulty or otherwise ceases to be able to carry out its functions, it could be difficult to find other acceptable substitute servicers and cash flow disruptions or losses can occur, particularly with underlying collateral comprised of non-standard receivables or receivables originated by private retailers who collect many of the payments at their stores.

Structural and legal risks include the possibility that, in a bankruptcy or similar proceeding involving the originator or the servicer (often the same entity or affiliates), a court having jurisdiction over the proceeding could determine that, because of the degree to which cash flows on the assets of the issuing vehicle potentially have been commingled with cash flows on the originator’s other assets (or similar reasons), (a) the assets of the issuing vehicle could be treated as never having been truly sold by the originator to the issuing vehicle and could be substantively consolidated with those of the originator, or (b) the transfer of such assets to the issuer could be voided as a fraudulent transfer. The time and expense related to a challenge of such a determination also could result in losses and/or delayed cash flows. In addition, investments in subordinated ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks can be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans.

Credit Risk. One of the fundamental risks associated with the Fund’s investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The Fund’s return to investors would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due.

Although the Fund may make investments that the Adviser believes are secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the Fund’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in leveraged loans, high yield securities, marketable and non-marketable common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than senior secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments-in-kind, which have a similar effect of deferring current cash payments. In such cases, an issuer’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment (in whole or in part) of the Fund’s investment.

Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.

Private Credit Risk. The Fund may invest in “private credit,” which refers to the origination of a bilateral loan without a traditional bank intermediary connecting the borrower directly to the private lender. The Fund intends to obtain exposure to select less liquid or illiquid private credit investments, generally involving corporate borrowers, including through investments in pooled investment vehicles. However, the Fund will not invest more than 15% of its assets in entities that rely on Sections 3(c)(1) or 3(c)(7) of the 1940 Act, other than CLOs and other asset-backed issuers.

Typically, private credit investments are not traded in public markets and are illiquid, such that the Fund or an underlying fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the underlying fund is valuing its investments. The Fund may, from time to time or over time, focus its private credit investments in a particular industry or sector or select industries or sectors. Investment performance of such industries or sectors may thus at times have an out-sized impact on the performance of an underlying fund or the Fund. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of the Fund’s or underlying fund’s private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by national credit rating agencies.

Investments in Real Estate and Mortgage-Backed Securities Generally. The Fund may invest in a variety of real estate-related investments. The value of real estate and real estate-related securities and other investments can fluctuate for various reasons. Real estate values can be seriously affected by interest rate fluctuations, bank liquidity, the availability of financing and by regulatory or governmentally imposed factors such as a zoning change, an increase in property taxes, the imposition of height or density limitations, the requirement that buildings be accessible to disabled persons, the requirement for environmental impact studies, the potential costs of remediation of environmental contamination or damage and the imposition of special fines to reduce traffic congestion or to provide for housing. Income from income-producing real estate may be adversely affected by general economic conditions, local conditions such as oversupply or reduction in demand for space in the area, competition from other available properties, and the owner provision of adequate maintenance and coverage by adequate insurance. Certain significant expenditures associated with real estate (such as mortgage payments (to the extent leveraged), real estate taxes and maintenance costs) have no relationship with, and thus do not diminish in proportion to, a reduction in income from the property. Reductions in value or cash flow could impair the Fund’s ability to make distributions to Shareholders, adversely impact its investment policy and reduce overall returns on investments.

If a borrower of loan secured by real estate defaults on such loan, it is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing such loan. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Borrowers often resist foreclosure actions, which often prolongs and complicates an already difficult and time-consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, a borrower may have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property.

Risks Relating to Investments in CMBS. The Fund may invest in mortgage-backed securities, including residential mortgage- backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). The collateral underlying CMBS generally consists of commercial mortgages or real property that have a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally have shorter maturities than residential mortgages, allow a substantial portion of the loan balance to be paid at maturity, commonly known as a “balloon payment,” and are usually non-recourse against the commercial borrower.

The prospect of full repayment of the commercial mortgage loans underlying CMBS depends on the ability of the commercial borrower to generate current income from its commercial property. The ability to generate current income from a commercial property is affected by a variety of factors. Such factors include differences in the management ability and track record of the commercial borrower, and geographic and/or industry concentration. Commercial borrowers may also lack the incentive to invest the funds necessary to maintain and attract tenants in the properties underlying the commercial mortgage loans to the extent the value of the mortgage exceeds the property value. Also, the likelihood of the commercial borrower repaying the commercial mortgage loan at maturity is heavily influenced by the commercial borrower’s ability to secure subsequent financing, which can be negatively impacted by a difficult credit environment.

Commercial borrowers have a variety of management and industry track records. There are many differences between commercial borrowers’ capital structures, prior and/or current debt obligations and management abilities. The successful generation of current income from a commercial borrower’s property will be heavily influenced by a commercial borrower’s ability to handle the relevant issues that are part of the commercial property management industry. A variety of ability levels will affect the successful generation of current income and, ultimately, the risk of default on a commercial borrower’s commercial mortgage loan. Differences in the management ability among commercial borrowers may have an impact on the capacity of a commercial borrower to repay fully its commercial mortgage underlying CMBS.

The value of CMBS is subject to risk from possible geographic and/or industry concentration. Certain geographic regions and/or industries may be more adversely affected from economic pressures when compared to other geographic regions and/or industries. A pool of CMBS backed by commercial mortgage loans with a substantial geographic and/or industry concentration will be more susceptible to the economic environment of such concentrated geographic regions and/or industries, and therefore could incur an increased loss in value.

Unlike residential mortgage loans, most commercial mortgage loans are not amortized over the loan term. Instead, with most commercial mortgage loans the bulk of the loan balance is payable at maturity with a one-time payment, commonly known as a “balloon payment.” Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing. Usually, a commercial borrower will seek out another loan to satisfy the balloon payment on a commercial mortgage loan. Therefore, full satisfaction of a commercial mortgage loan will be affected by a commercial borrower’s access to credit. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan underlying CMBS, then the options for financial recovery are limited in nature. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. In certain instances, a negotiated settlement or an amendment to the terms of the commercial mortgage loan are the only options before an ultimate foreclosure on the commercial property. Foreclosure is costly and often protracted by litigation and bankruptcy restrictions. The ultimate disposition of a foreclosed property may also yield a price insufficient to cover the cost of the foreclosure process and the balance attached to the defaulted commercial mortgage loan. While real estate fundamentals are improving, the level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, and ultimately leading to a decline in the value of CMBS. There can be no guarantee that the Fund’s investments in CMBS will not be adversely affected by such risks.

Investments in CMBS are also subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risks. These risks may be magnified by the continued volatility in the credit and commercial real estate markets. The investment characteristics of CMBS differ from traditional debt securities in a number of respects, and are similar to the characteristics of structured credit products in which investors participate through a trust or other similar conduit arrangement. As noted above, commercial mortgage loans are obligations of the borrowers thereunder and are not typically insured or guaranteed by any other person or entity. While the Fund intends to vigorously analyze and underwrite its CMBS investments from a fundamental real estate perspective, defaults by the underlying borrowers may require a substantial amount of workout negotiations and/or restructurings and may trigger foreclosure actions, which can be lengthy and time-consuming process. There can be no assurance that underwriting practices will yield their desired results, and there can be no assurance that the Fund will be able to effectively achieve its investment objective or that projected returns will be achieved. Furthermore, each investor should be prepared to bear the economic risk of the investment for an indefinite period of time.

In addition to investing in pools or tranches of CMBS, the Fund may in certain circumstances invest in CMBS relating to a single issuer or a handful of issuers, which involves a high degree of concentrated risk with no certainty of any return of capital. These risks may be further pronounced in cases where the CMBS is secured by a relatively small or less diverse pool of underlying loans or real estate assets. Certain geographic regions and/or industries may be more adversely affected from economic pressures when compared to other geographic regions and/or industries. A pool of CMBS backed by commercial mortgage loans with a substantial geographic and/or industry concentration will be more susceptible to the economic environment of such concentrated geographic regions and/or industries, and therefore could incur an increased loss in value.

The Fund may invest in a wide range of mezzanine loans and pools or tranches of CMBS comprised of securities that are subordinated or otherwise junior in an issuer’s capital structure. Investments in subordinated CMBS and real estate-related obligations may be characterized by greater credit risks than those associated with the senior obligations of such issuance or series. Subordinated or junior tranches in an issuer’s capital structure absorb losses from default before other more senior tranches to which such junior tranches are subordinate. Adverse changes in the financial condition of an issuer, general economic conditions, or both may impair the ability of such issuer to make payments on the subordinated securities and result in defaults on such securities more quickly than in the case of the senior obligations of such issuer. In addition, subordinated or junior tranches in an issuer’s capital structure absorb losses from default before other more senior tranches to which such junior tranches are subordinate. As a result, to the extent the Fund invests in subordinate pools or tranches of CMBS, the Fund would potentially receive payments or interest distributions after, and must bear the effects of losses or defaults on the underlying mortgage loans before, the holders of other more senior tranches of CMBS. In addition, the ability of the Fund to influence an issuer’s affairs is likely to be substantially less than that of senior creditors.

Risks Relating to Investments in RMBS. The Fund expects to invest certain of its assets in RMBS and become holders of RMBS. Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans can be securitized and the securities issued in such securitization could be guaranteed or credit enhanced. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the area where the related mortgaged property is located, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan can be a lengthy and difficult process, and often involves significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties could be very limited.

At any one time, a portfolio of RMBS could be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, the residential mortgage loans tend to be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. In addition, the residential mortgage loans could include so-called “Jumbo” mortgage loans, having original principal balances that are higher than is generally the case for residential mortgage loans. As a result, such portfolio of RMBS could experience increased losses.

Each underlying residential mortgage loan in an issue of RMBS could have a balloon payment due on its maturity date. Balloon residential mortgage loans involve a greater risk to a lender than self-amortizing loans, because the ability of a borrower to pay such amount will normally depend on its ability to obtain refinancing of the related mortgage loan or sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment, which will depend on a number of factors prevailing at the time such refinancing or sale is required, including the strength of the residential real estate markets, tax laws, the financial situation and operating history of the underlying property, interest rates and general economic conditions. If the borrower is unable to make such balloon payment, the related issue of RMBS could experience losses.

Prepayments on the underlying residential mortgage loans in an issue of RMBS will be influenced by the prepayment provisions of the related mortgage notes and will also be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the underlying residential mortgage loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing. In general, if prevailing interest rates fall significantly below the interest rates on the related residential mortgage loans, the rate of prepayment on the underlying residential mortgage loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the interest rates on the related mortgages, the rate of prepayment would be expected to decrease. Prepayments could reduce the yield received on the related issue of RMBS.

Residential mortgage loans in an issue of RMBS can be subject to various federal and state laws, public policies and principles of equity that protect consumers, which among other things can regulate interest rates and other charges, require certain disclosures, require licensing of originators, prohibit discriminatory lending practices, regulate the use of consumer credit information and regulate debt collection practices. Violation of certain provisions of these laws, public policies and principles can limit the servicer’s ability to collect all or part of the principal of or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it, and/or subject the servicer to damages and sanctions. Any such violation could result also in cash flow delays and losses on the related issue of RMBS.

RMBS sometimes have structural characteristics that distinguish them from other ABS. The rate of interest payable on RMBS could be set or effectively capped at the weighted average net coupon of the underlying mortgage loans themselves. As a result of this cap, the return to investors is dependent on the relative timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law can also affect the return to investors by capping the interest rates payable by certain mortgagors. In addition, certain RMBS could provide for the payment of only interest for a stated period of time.

In addition, structural and legal risks of RMBS include the possibility that, in a bankruptcy or similar proceeding involving the originator or the servicer (often the same entity or affiliates), the assets of the issuer could be treated as never having been truly sold by the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer. Challenges based on such doctrines could result also in cash flow delays and losses on the related issue of RMBS.

It is not expected that RMBS will be guaranteed or insured by any governmental agency or instrumentality or by any other person, although the Fund will be permitted to invest in direct obligations of, or obligations that are fully guaranteed as to principal and interest by, the United States or certain instrumentalities thereof. Distributions on RMBS will depend solely upon the amount and timing of payments and other collections on the related underlying mortgage loans.

Structured Products. The Fund may invest in structured products, including pools of mortgages, loans and other real estate- related interests. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, as well as certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans, as well as synthetic mortgage-backed securities (“MBS”) in the form of credit default swaps (e.g., CMBX). MBS may include swaps for which the reference obligation is an MBS or related index, such as the CMBX Index (a tradeable index referencing a basket of CMBS), the TRX Index (a tradeable index referencing total return swaps based on CMBS) or the ABX Index (a tradeable index referencing a basket of sub-prime MBS). The Fund’s investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor in the subordinated debt securities issued by a structured product. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of the Fund’s investment therein. In addition, if the particular structured product is invested in a security in which the Fund is also invested, this would tend to increase the Fund’s overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis.

The performance of a particular structured product will be affected by a variety of factors, including its priority in the capital structure of the issuer, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets.

The risks associated with structured products involve the risk of loss of principal due to market movement. In addition, investments in structured products can be illiquid in nature, with no readily available secondary market. Because they are linked to their underlying markets or instruments, investments in structured products generally are subject to all of the risks associated with an investment in those underlying markets or instruments and subject to greater volatility than an investment directly in the underlying market or instrument. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law. Any such structured products may include one or more underlying issuers that are portfolio companies of one or more of Other Oaktree Funds, which may give rise to certain conflicts of interest. (See also “Potential Conflicts of Interest” below). Total return on a structured product is derived by linking the return to one or more characteristics of the underlying instrument. Because certain structured products of the type in which the Fund will potentially invest might involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. The Fund could invest in a class or tranche of structured products that is either subordinated or unsubordinated to the right of payment of another class or tranche. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products.

Certain issuers of structured products could be deemed to be “investment companies” as defined in the Investment Company Act. As a result, the Fund’s investments in these structured products could be limited by the restrictions contained in the Investment Company Act. Structured products are typically sold in private placement transactions, and there is no guarantee that there will be an active trading market for structured products.

Collateralized Loan Obligations. The Fund may invest in pools and/or tranches of Collateralized Loan Obligation (“CLO”) products (including “equity” or residual tranches) and other securitizations, which are generally limited recourse obligations of the issuer payable solely from the underlying assets of the issuer or proceeds thereof. Consequently, holders of equity or other securities issued by these issuers must rely solely on distributions on its underlying assets or proceeds thereof for payment in respect thereof. CLOs may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. The underlying assets of issuers of CLOs may include, without limitation, broadly-syndicated leverage loans, middle-market bank loans, collateralized debt obligation (“CDO”) debt tranches, trust preferred securities, insurance surplus notes, asset-backed securities, mortgages, REITs, high-yield bonds, mezzanine debt, second-lien leverage loans, credit default swaps and emerging market debt and corporate bonds, which are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks. The aggregate return on CLO equity securities will depend in part upon the ability of each investment manager to actively manage the related portfolio of the assets of such issuers of CLOs.

The Fund’s investment strategy with respect to certain types of investments may be based, in part, upon the premise that certain investments (either held directly or through a CLO) that are otherwise performing may from time to time be available for purchase by the Fund at “undervalued” prices. Purchasing interests at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive risk-adjusted returns to the Fund or will not be subject to further reductions in value. No assurance can be given that investments can be acquired or realized at favorable prices or that the market for such interests will continue to improve since this depends, in part, upon events and factors outside the control of Oaktree. In addition, there can be no assurance that current market conditions may not deteriorate, which could have a materially adverse effect on the assets of the Fund. Actual or perceived trends in real estate or debt markets do not guarantee, predict or forecast future events, which may differ significantly from those implied by such trends.

Investments in Real Estate Debt; Structural Considerations. The Fund may invest in a variety of real estate-related debt investments. In addition to the risks of borrower default (including loss of principal and nonpayment of interest) and the risks associated with real property investments, the Fund will be subject to a variety of risks in connection with such debt investments, including the risks of illiquidity, lack of control, mismanagement or decline in value of collateral, contested foreclosures, bankruptcy of the debtor, claims for lender liability, violations of usury laws and the imposition of common law or statutory restrictions on the Fund’s exercise of contractual remedies for defaults of such investments.

The debt securities and instruments in which the Fund is permitted to invest include secured or unsecured debt at various levels of an issuer’s capital structure. As part of the Fund’s investment strategy, the Fund can invest in a range of mezzanine, junior tranches of debt securities in an issuer’s capital structure and pools or tranches of CMBS comprised of securities that are subordinated or otherwise junior in an issuer’s capital structure. To the extent the Fund invests in unsecured or relatively junior debt securities in an issuer’s capital structure, such investments may be subordinated to substantial amounts of senior indebtedness. Investments in subordinated debt securities involve greater credit risk of default than the more senior classes of such issuance or series. Subordinated or junior tranches in an issuer’s capital structure absorb losses from default before other more senior tranches to which such junior tranches are subordinate. As a result, to the extent the Fund invests in such debt, the Fund would potentially receive payments or interest distributions after, and must bear the effects of losses or defaults on the underlying mortgage loans before, the holders of other more senior tranches of debt.

In addition, the ability of the Fund to influence an issuer’s affairs is likely to be substantially less than that of senior creditors. Mezzanine and B-note loans are typically subject to intercreditor arrangements, the provisions of which may prohibit or restrict the ability of the holder of a mezzanine or B-note loan to (i) exercise remedies against the collateral with respect to their loans, (ii) challenge any exercise of remedies against the collateral by the first-lien lenders with respect to their first liens, (iii) challenge the enforceability or priority of the first liens on the collateral, and (iv) exercise certain other secured creditor rights, both before and during a bankruptcy of the borrower. Accordingly, the ability of the Fund to influence an obligor’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of a senior creditor. For example, under terms of intercreditor agreements, senior creditors will typically be able to restrict the exercise by the Fund of its rights as a creditor. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all.

Further, unlike mortgage financings in which a lender makes a loan to a property owner in exchange for a security interest in the underlying real property, real estate mezzanine financing is generally made to a direct or indirect parent of the property owner in exchange for a direct or indirect pledge of the equity interest in the property owner. The parent of the property owner is commonly set up as a single purpose entity intended to be a “bankruptcy remote” entity which owns only the equity interest in the property owner. In such a circumstance, the Fund’s remedies in the event of non-performance would include foreclosure on the equity interests pledged by the parent of such property. While the foreclosure process on such equity interests is generally faster and less cumbersome than foreclosure on real property, such foreclosure process may nevertheless involve the risks discussed in the preceding paragraph. Furthermore, such mezzanine financing may involve multiple levels of mezzanine loans to multiple levels of mezzanine borrowers (each pledging its equity interest in the borrower under the more senior financing as collateral), and therefore the Fund’s investments may be negatively affected by separate levels of mezzanine financing. There can also be no guarantee that in such circumstances the Fund will be able to negotiate favorable intercreditor rights between itself as mezzanine lender and the senior lenders. In order to realize on its collateral, a mezzanine lender may need to repay the mezzanine borrower’s indebtedness to more senior lenders to which the assets of such borrower or its subsidiaries are pledged. In addition, in the event of a foreclosure, a mezzanine lender risks becoming the equity owner of a company or other legal entity with substantial liabilities which could exceed the value of its assets.

The debt securities and instruments in which the Fund may invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency. Debt investments are also subject to other creditor risks, including (a) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (b) so-called lender liability claims by the issuer of the obligations and (c) environmental liabilities that may arise with respect to collateral securing the obligations. The Fund’s investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Fund earlier than expected and thereby limiting the amount of income earned by the Fund from such investments. In addition, depending on fluctuations of the equity markets and other factors, warrants and other equity securities received by the Fund may become worthless.

Mortgage and Mezzanine Investments. The Fund may originate, participate in and/or acquire real estate loans that are non- recourse to the borrower. Mortgage investments have special inherent risks relative to collateral value. To the extent the Fund makes or acquires subordinated or “mezzanine” debt investments, the Fund does not anticipate having absolute control over the underlying collateral as the Fund will be dependent upon third-party borrowers and agents and will have rights that are subordinate to those of senior lenders. In certain circumstances, the Fund’s loans may not be secured by a mortgage, but instead by partnership interests or other collateral that may provide weaker rights than a mortgage. In any case, in the event of default, the Fund’s source of repayment will be limited to the value of the collateral and may be subordinate to other lienholders. The collateral value of the property may be less than the outstanding amount of the Fund’s investment. In cases in which the Fund’s collateral consists of partnership or similar interests, the Fund’s rights and level of security may be less than if it held a mortgage loan. Returns on an investment of this type depend on the borrower’s ability to make required payments and, in the event of default, the ability of the loan’s servicer to foreclose and liquidate the mortgage loan.

Loan Investment Activities. The Fund may invest in debt or equity financing, which involves originating and making loans to, and making debt and equity investments in, a portfolio of ABF Investments sourced through the networks of the Adviser. The Fund is expected to invest in debt or equity financing. If the Fund engages in such activities, the Fund will be subject to applicable laws in each jurisdiction in which such activities take place. Such laws are frequently highly complex and may include licensing requirements. The licensing processes can be lengthy and can be expected to subject a loan investor to increased regulatory oversight. In some instances the process for obtaining a required license or exception certificate may require disclosure to regulators or to the public of information about the Fund, its direct or indirect investors, its loans, its business activities, its management or controlling persons or other matters. Such disclosures may provide competitors with information that allows them to benefit at the expense of the Fund, which could have a material adverse effect on the Fund. Failure, even if unintentional, to comply fully with applicable laws may result in sanctions, fines, or limitations on the ability of the Fund, Oaktree or affiliates of the foregoing to do business in the relevant jurisdiction or to procure required licenses in other jurisdictions, all of which could have a material adverse effect on the Fund.

The market for investing in debt at initial issuance and equity financing is highly competitive, and the Fund may be unable to compete effectively with other market participants for such opportunities. The Fund may compete for opportunities with public and private investment funds, commercial and investment banks and commercial finance companies. In general, the corporate, non- mortgage debt and equity origination markets present relatively low barriers to entry, and significant competition is likely.

Many current and potential competitors in the debt and equity origination business are much larger than the Fund’s expected size and, accordingly, have far greater financial, technical, marketing and other resources. The Fund will be subject to various elements of competition, including interest rates and financing costs; origination standards; convenience; customer service; the size, term and seniority of financing arrangements; and marketing and distribution channels. Price pressure from competitors may cause the Fund to lower the interest rates that it charges borrowers, which consequently may lower the value of the Fund’s loans. Further, if competitors adopt less stringent loan investment standards in order to maintain their loan investment volume, the Fund may elect to do so as well. If the Fund adopts less stringent loan investment standards, the Fund will bear increased risk for each loan invested in under such less stringent standards, which may not be compensated by an increase in price. Alternatively, the Fund may determine not to adopt less stringent standards in this competitive environment, which decision may result in a loss of market share. Increased pressure on pricing and loan investment opportunities likely would reduce the volume and quality of the Fund’s loan investment activity and materially adversely affect the Fund. In particular, from time to time there may be influxes of capital directed at lending to smaller borrowers, which may result in a tendency by the highest quality borrowers to borrow from sources other than the Fund such that the Fund’s loan investment opportunities and its eventual portfolio include a disproportionate number of lower quality borrowers or issuers, exacerbating some of the risks outlined here.

Some competitors may have higher risk tolerances or different risk assessments than the Fund, thereby allowing such competitors to achieve a broad diversification of investments and to establish more relationships than the Fund. Some competitors may have a lower cost of funds and access to more stable funding sources that are not available to the Fund. These competitive pressures could have a material adverse effect on the Fund.

When it invests in a loan at initial issuance, the Fund expects to rely significantly upon representations made by the borrower. There can be no assurance that such representations are accurate or complete, or that any due diligence would identify any misrepresentation or omission. Any misrepresentation or omission by a borrower may adversely affect the valuation of the collateral underlying the loan, or may adversely affect the ability of the Fund to perfect or foreclose on a lien on the collateral securing the loan, or may result in liability of the Fund to a subsequent purchaser of the loan.

Additionally, under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

Risks of Loans and Other Debt Instruments. The Fund’s investment program may include investments in significant amounts of loans or other debt instruments (which may include mortgages and loans secured by real estate) and participations in loans by way of syndication or otherwise. These obligations are subject to unique risks, including (a) the possible invalidation of investment transactions as fraudulent conveyances or preferential payments under relevant creditors’ rights and bankruptcy laws or the subordination of claims under so-called “equitable subordination” common law principles, (b) so-called lender liability claims by the issuer of the obligations, (c) environmental liabilities that may arise with respect to collateral securing the obligations and (d) limitations on the ability of the Fund to directly enforce its rights with respect to participations. In analyzing each bank loan or other debt instrument, the portfolio manager(s) compares the relative significance of the risks against the expected benefits of the investment. Successful claims by third parties arising from these and other risks, absent certain conduct by the Adviser, Oaktree, their respective affiliates and certain other individuals, will be borne by the Fund. In addition, the settlement process for the purchase of bank loans can take significantly longer than the timeframes established by the Loan Syndications & Trading Association and comparable non-U.S. bodies. The longer a trade is outstanding between the counterparties, the greater the risk of additional operational and settlement issues and the potential for the Fund’s counterparty to fail to perform.

If the Fund purchases a participation, the Fund will not have established any direct contractual relationship with the borrower. The Fund will be required to rely on the lender or the participant that sold the participation not only for the enforcement of the Fund’s rights against the borrower but also for the receipt and processing of payments due to the Fund under the participation. The Fund will thus be subject to the credit risk of both the borrower and the selling lender or participant. Because it may be necessary to assert through the selling lender or participant such rights as may exist against the borrower, in the event the borrower fails to pay principal and interest when due, such assertion of rights against the borrower may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights against the borrower directly.

Non-Performing Loans and Foreclosure Proceedings. Debt investments (including real estate loans) by the Fund may be at the time of their acquisition, or may become after origination, participation or acquisition, non-performing for a wide variety of reasons, many of which are outside the control of the Adviser, the Fund or their affiliates. Non-performing real estate loans may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of such loans. To the extent that the Fund purchases partial interests in non- performing loans, the Fund may not have control over the workout process or the management of the real estate assets after such a workout.

The Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate loans purchased or originated by the Fund. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan, including lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to conclude. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property.

Prepayment Rates. Early repayment of loans originated or acquired by the Fund may adversely affect the value of the Fund’s investment portfolio. Prepayment on the Fund’s investments, where contractually permitted, will be influenced by changes in the performance of underlying real estate assets and a variety of economic, geographic and other factors beyond the Fund’s control. The Fund is permitted to invest in loans and other assets secured or, in the case of certain assets (including mezzanine loans and preferred equity), supported by transitional real estate assets. Significant improvement in the performance of such assets may result in prepayments as other, less expensive or restrictive financing alternatives become available to the borrower. Consequently, prepayment rates cannot be predicted with certainty, and no strategy can completely insulate the Fund from increases in such rates. Furthermore, the Fund is permitted to acquire debt at a discount or premium, and the Fund’s anticipated yield on such assets would be impacted if such debt is prepaid more quickly than anticipated. Under certain prepayment scenarios, the Fund may fail to recoup fully the cost of its investment. While the Fund may be entitled to fees upon prepayment, such fees may not adequately compensate the Fund as the functional equivalent of a “make whole” payment. Furthermore, the Fund may not be able to structure future investments to impose a make whole obligation upon a borrower in the case of an early prepayment.

Underlying Default Risks. To the extent underlying default rates with respect to the debt securities or instruments in which the Fund invests occur or otherwise increase, the performance of the Fund’s investments may be adversely affected and the risk of loss and foreclosure would be expected to increase. The rate of defaults and losses on real estate-related debt instruments will be affected by a number of factors, including global, regional and local economic conditions in the area where the underlying properties are located, the commercial real estate market in general, the borrower’s equity and the financial circumstances of the borrower. A decline in the global or U.S. real estate markets (or any particular sub-market thereof) may result in higher delinquencies, defaults or foreclosures as borrowers may not be able to repay or refinance their outstanding debt obligations when due for a variety of reasons, which may adversely affect the performance of the Fund’s investments and give rise to potential conflicts of interest.

Unsecured Loans and Collateral Impairment. In the event of a default by a borrower, the Fund might not receive payments to which it is entitled and thereby could experience a decline in the value of its investments in the borrower. If the Fund invests in debt that is not secured by collateral, in the event of such default, the Fund will have only an unsecured claim against the borrower. In the case of second lien loans that are secured by collateral, while Oaktree generally expects the value of the collateral to be greater than the value of such secured second lien loans, the value of the collateral may actually be equal to or less than the value of such second lien loans or may decline below the outstanding amount of such second lien loans subsequent to the Fund’s investment. The ability of the Fund to have access to the collateral may be limited by bankruptcy and other insolvency laws. Under certain circumstances, the collateral may be released with the consent of the lenders or pursuant to the terms of the underlying loan agreement with the borrower. There is no assurance that the liquidation of the collateral securing a loan would occur in a timely fashion or would satisfy the borrower’s obligation in the event of nonpayment of scheduled interest or principal, or that the collateral could be readily liquidated. As a result, the Fund might not receive full payment on a secured loan investment to which it is entitled and thereby may experience a decline in the value of, or a loss on, the investment.

Nature of Loan Priority and Security. The Fund’s assets may include loans that are secured by a fixed or floating lien on some or substantially all of a borrower’s assets. Although secured loans are generally senior in priority, there are many factors that may impact the security, placement and priority of secured loans in the overall capital structure of the borrower.

Unsecured creditors may, in certain cases, have priority over the claims of secured creditors. Additionally, the Fund’s investments in secured loans may be unperfected for a variety of reasons, including the failure to make required filings or renew required filings prior to expiration thereof and, as a result, the Fund may not have priority over other creditors as anticipated. To the extent that the Fund’s debt investments are only secured by specific assets, the Fund’s claim will not have priority over the claims of unsecured creditors on the borrower’s other assets. Furthermore, in the event of non-payment of interest or principal of a loan, or other default resulting in an exercise of lender rights, there is no guarantee that the collateral can be readily liquidated or that the liquidation of such collateral would satisfy all of the borrower’s obligations under the loan documents.

The Fund may not hold all or even a majority of a secured credit facility. Loan documentation typically requires a majority consent or, in certain cases, unanimous approval for certain actions in respect of the loans, including waivers, amendments or the exercise of remedies. Further, in a bankruptcy, voting to accept or reject the terms of a restructuring of a credit pursuant to a chapter 11 plan of reorganization is done on a class basis. As a result of the voting systems in place both before and during a bankruptcy, the Fund may not have the ability to control decisions in respect of certain amendment, waiver, consent, asset sale, debt incurrence, lien release, exercise of remedies, subordination of payment or lien priority, restructuring or reorganization of debts owed to the Fund.

Many secured credit loan documents contain provisions allowing the borrower to increase borrowing capacity under such credit facilities and/or incur additional debt outside of such credit facilities, which could dilute the value of the collateral securing such borrowing and increase the risk that the Fund’s loans would be undersecured. The loan documents may also allow the borrower to sell or otherwise transfer assets outside of the collateral package (and cause the release of liens thereon), which could result in reduction of enterprise value of the borrower and/or increase the risk that the Fund’s loans would be undersecured.

In certain cases, the borrower and a majority (or other requisite subset of lenders) may also agree to amend the loan documents to permit certain actions that may be adverse to the interests of the Fund, in each case, without the Fund’s consent. These actions may include, without limitation, (i) the sale or other transfer of material assets outside of the collateral package securing the Fund’s loans, (ii) the release of liens on such material assets, (iii) an increase to debt incurrence capacity, (iv) the incurrence of superpriority debt, or (v) the subordination of payment and/or lien priority of any existing loans, including the Fund’s loans. Furthermore, in the event of a filing by an issuer under chapter 11 of the Bankruptcy Code, the borrower is authorized to obtain additional financing by granting creditors a superpriority lien on its assets, senior even to liens that were first in priority prior to the filing, as long as the borrower provides “adequate protection” (as determined by the presiding bankruptcy judge) that may consist of the grant of replacement or additional liens or the making of cash payments to the affected secured creditor (the foregoing and other similar actions, collectively, the “Specified Actions”). The transfer of material assets outside of the collateral package, incurrence of additional indebtedness, subordination of payment and/or lien priority on the Fund’s collateral, both before or in a bankruptcy would adversely affect the priority of the liens and claims held by the Fund and could adversely affect the Fund’s recovery on its debt investments.

In other circumstances, the Fund may lead and/or participate in the subset of lenders taking one or more Specified Actions, which may adversely affect the priority of liens and claims held by the non-participating lenders or claimholders, adversely affect the recovery of their investments, or otherwise have an adverse effect on their interests or claims. The Fund may be subject to litigation in connection with its participation in Specified Actions. The outcome of such proceedings may materially adversely affect the value of the Fund and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Adviser’s time and attention, and that time and allocation of resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.

Non-North American Investments. Certain non-North American investments involve risks and special considerations not typically associated with U.S. and other North American investments. Such risks include (a) the risk of nationalization or expropriation of assets or confiscatory taxation, (b) social, economic and political uncertainty, including war and revolution, (c) dependence on exports and the corresponding importance of international trade, (d) differences between U.S. and non-U.S. markets, including price fluctuations, market volatility, less liquidity and smaller capitalization of securities markets, (e) currency exchange rate fluctuations, (f) rates of inflation, (g) controls on, and changes in controls on, non-U.S. investment and limitations on repatriation of invested capital and on the Fund’s ability to exchange local currencies for U.S. dollars, (h) governmental involvement in and control over the economies, (i) governmental decisions to discontinue support of economic reform programs generally and impose centrally planned economies, (j) differences in auditing and financial reporting standards that may result in the unavailability of material information about issuers, (k) less extensive regulation of the securities markets, (l) longer settlement periods for securities transactions, (m) less developed corporate laws regarding fiduciary duties and the protection of investors, (n) less reliable judicial systems to enforce contracts and applicable law, (o) certain considerations regarding the maintenance of the Fund’s portfolio securities and cash with non-U.S. sub-custodians and securities depositories, (p) the possible imposition of non-U.S. taxes on income and gains recognized, or gross proceeds received, with respect to such non-U.S. investments, (q) restrictions and prohibitions on ownership of property by non-U.S. entities and changes in laws relating thereto, (r) additional administrative burdens as a result of local legal requirements and (s) crime, corruption, terrorism, political unrest and war. The Fund may be adversely affected by the foregoing events, or by future adverse developments in global or regional economic conditions or in the financial or credit markets.

Investments in Emerging Markets. While such investments will not be the focus of the Fund, the Fund may potentially make investments in emerging markets, which would involve additional risks and special considerations not typically associated with investing in more established economies or markets. In addition to the considerations set forth above in “Non-North American Investments,” in emerging markets, there may be less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers and issuers than in other more established countries. Whatever supervision is in place may be subject to manipulation or control. While some emerging market countries have mature legal systems comparable to those of more developed countries, many do not, including in relation to bankruptcy laws, and such systems may be subject to corruption. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments that could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Fund could also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

In addition, emerging market economies have been and may continue to be adversely affected by economic conditions in the developed countries with which they trade. The interrelatedness of the global economy, particularly with respect to emerging market countries, has deepened in recent decades, with the effect that economic difficulties in one country often spread throughout a region. The Fund could potentially not be capable of, or successful at, effectively managing the risks presented by such developments and therefore may be unable to preserve the value of its assets or generate positive investment returns. In addition, the economies of individual emerging market countries may differ favorably or unfavorably from those of developed countries in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency and balance of payments position. Interest rates and general levels of economic activity may affect the value and number of investments made by the Fund or considered for prospective investment.

Restrictions on Non-U.S. Investments and Repatriation. Non-U.S. investment in the securities of issuers in certain nations is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude non-U.S. investment in issuers in such nations and increase the costs and expenses of the Fund. Certain countries may restrict investment opportunities in issuers or industries deemed important to national interests. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by non-U.S. investors. In addition, if there is a deterioration in a country’s balance of payments or for other reasons, a country may impose temporary restrictions on, or altogether change its restrictions on, non-U.S. capital remittances abroad. In response to sovereign debt or currency crises, for example, certain governments have enacted legislation that imposes restrictions on the inflow and outflow of non-U.S. currency into and from the country. These restrictions may adversely affect the ability of the Fund to source investments or repatriate investment proceeds. Repatriation of capital was particularly a problem during the sovereign debt and currency crises of the 1990s and continues to be a problem today in certain countries. Even where capital controls do not prohibit remittances abroad, the repatriation of proceeds from investment dispositions may require the procurement of a substantial number of regulatory consents, certificates and approvals, including licenses for the Fund and clearance certificates from tax or monetary authorities. Obtaining such approvals or licenses may be difficult, expensive and time-consuming and may depend on political or other factors outside the Fund’s control. Finally, repatriation of income from and investments in entities that are organized or domiciled in non-U.S. countries may be affected adversely by local withholding and other non-U.S. tax requirements. The foregoing requirements and restrictions may adversely affect the ability of the Fund to source investments or repatriate investment proceeds, and there can be no assurance that the Fund will be permitted to repatriate capital or profits, if any, from the non-U.S. jurisdictions in which it invests.

Below Investment Grade (High-Yield or “Junk Bond”) Securities. Selection and supervision of high-yield securities, by the Adviser, involves continuous analysis of individual issuers, general business conditions and other factors which may be too time- consuming or too costly for the average investor. The furnishing of these services does not, of course, guarantee successful results. The Adviser’s analysis of issuers includes, among other things, historic and current financial conditions, current and anticipated cash flow and borrowing requirements, value of assets in relation to historical costs, strength of management, responsiveness to business conditions, credit standing, and current and anticipated results of operations. Analysis of general conditions and other factors may include anticipated changes in economic activity and interest rates, the availability of new investment opportunities and the economic outlook for specific industries.

The ratings of Moody’s, S&P and the other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. While the Adviser considers as one factor in its credit analysis the ratings assigned by the rating services, the Adviser performs its own independent credit analysis of issuers and, consequently, the Fund may invest, without limit, in unrated securities. As a result, the Fund’s ability to achieve its investment objective may depend to a greater extent on the Adviser’s own credit analysis than investment companies which invest in investment grade securities. The Fund may continue to hold securities that are downgraded after the Fund purchases them and will sell such securities only if, in the Adviser’s judgment, it is advantageous to sell such securities. Investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in investment grade fixed income securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High-yield securities are regarded as being predominantly speculative as to the issuer’s ability to make repayments of principal and payments of interest. Investment in such securities involves substantial risk. Issuers of high-yield securities may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with investment grade securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of high-yield securities may be more likely to experience financial stress, especially if such issuers are highly leveraged. During periods of economic downturn, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer’s ability to service its debt obligations also may be adversely affected by specific issuer developments, or the issuer’s inability to meet specific projected business forecasts or the unavailability of additional financing. Therefore, there can be no assurance that in the future there will not exist a higher default rate relative to the rates currently existing in the high-yield market. If an issuer of high-yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, the Fund may incur additional expenses to seek recovery. The market prices of high-yield securities structured as zero- coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash. The high-yield securities in which the Fund may invest do not include securities which, at the time of investment, are in default or the issuers of which are in bankruptcy. However, there can be no assurance that such events will not occur after the Fund purchases a particular security, in which case the Fund may experience losses and incur costs.

High-yield securities tend to be more volatile than investment grade fixed income securities, so that adverse events may have a greater impact on the prices of high-yield securities than on investment grade fixed income securities. Factors adversely affecting the market value of such securities are likely to affect adversely the Fund’s net asset value.

Like investment grade fixed income securities, high-yield securities are generally purchased and sold through dealers who make a market in such securities for their own accounts. There are fewer dealers, however, in the high-yield market, and thus the market may be less liquid than the market for investment grade fixed income securities, even under normal economic conditions. In addition, there may be significant disparities in the prices quoted for high-yield securities by various dealers and the spread between the bid and asked price is generally much larger than for investment grade securities. As a result, the Fund may experience difficulty acquiring appropriate high-yield securities for investment.

Adverse conditions and investor perceptions thereof (whether or not based on economic fundamentals) may impair liquidity in the high-yield market and may cause the prices the Fund receives for its high-yield securities to be reduced. In addition, the Fund may experience difficulty in liquidating a portion of its portfolio when necessary to meet the Fund’s liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. Under such conditions, judgment may play a greater role in valuing certain of the Fund’s portfolio securities than in the case of securities trading in a more liquid market. In addition, the Fund may incur additional expenses if it is forced to seek recovery upon a default of a portfolio holding or if it participates in the restructuring of the obligation.

The risk of loss due to default by an issuer is significantly greater for the holders of junk bonds because such securities are often unsecured and subordinated to other creditors of the issuer. In addition, junk bonds may have call or redemption features that permit an issuer to repurchase the securities from the Fund. If a call were to be exercised by an issuer during a period of declining interest rates, the Fund would likely have to replace such called securities with lower yielding securities, thereby decreasing the net investment income to the Fund and dividends to Shareholders.

The high-yield securities in which the Fund invests may include credit-linked notes, structured notes or other instruments evidencing interests in special purpose vehicles or trusts that hold interests in high-yield securities. Structured notes and other related instruments are privately negotiated debt obligations in which the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets. Structured instruments may be issued by corporations, including banks, and by governmental agencies. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upward or downward (but ordinarily not below zero) to reflect changes in the embedded index while the structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.

Structured instruments may be less liquid than other fixed income securities and the price of structured instruments may be more volatile. In some cases, depending on the terms of the embedded index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero. Structured instruments also may involve significant credit risk and risk of default by the counterparty. Structured instruments may also be illiquid. Like other sophisticated strategies, the Fund’s use of structured instruments may not work as intended.

The Fund may receive warrants or other non-income producing equity securities in connection with its investments in high-yield securities, including in unit offerings, in an exchange offer, upon the conversion of a convertible security or upon the restructuring or bankruptcy of investments owned by the Fund.

Warrants are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the warrants’ expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security.

Bank Loan Risk. Bank loans (including senior loans) are usually rated below investment grade. The market for bank loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Investments in bank loans are typically in the form of an assignment or participation. Investors in a loan participation assume the credit risk associated with the borrower and may assume the credit risk associated with an interposed financial intermediary. Accordingly, if a lead lender becomes insolvent or a loan is foreclosed, the Fund could experience delays in receiving payments or suffer a loss. In an assignment, the Fund effectively becomes a lender under the loan agreement with the same rights and obligations as the assigning bank or other financial intermediary. Accordingly, if the loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. Due to their lower place in the borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower. In addition, the floating rate feature of loans means that bank loans will not generally experience capital appreciation in a declining interest rate environment. Declines in interest rates may also increase prepayments of debt obligations and require the Fund to invest assets at lower yields.

To the extent the Fund invests in senior loans, the Fund may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk than funds that do not invest in such securities. Senior loans and other types of direct indebtedness may not be readily marketable and may be subject to restrictions on resale because, among other reasons, they may not be listed on any exchange, or a secondary market for such loans may not exist or if a secondary market exists, it may be comparatively illiquid relative to markets for other more liquid fixed income securities. As a result, in some cases, transactions in senior loans may involve greater costs than transactions in more actively traded securities. Furthermore, restrictions on transfers in loan agreements, a lack of publicly available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make senior loans more difficult to sell at what the Adviser believes to be a fair price for such security. These factors may result in the Fund being unable to realize full value for the senior loans and/or may result in the Fund not receiving the proceeds from a sale of a senior loan for an extended period after such sale, each of which could result in losses to the Fund. Senior loans may have extended trade settlement periods which may result in cash not being immediately available to the Fund. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund’s NAV than if that value were based on available market quotations, and could result in significant variations in the Fund’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. The Adviser will determine the liquidity of the Fund’s investments by reference to market conditions and contractual provisions. Senior loans may not be securities and therefore an investor in senior loans may not receive the protection of the federal securities laws.

The Fund may also invest in second-lien loans, which entail risks including (a) the subordination of the Fund’s claims to a senior lien in terms of the coverage and recovery of the collateral and (b) the prohibition of or limitation on the right to foreclose on a second- lien or exercise other rights as a second-lien holder. In certain cases, therefore, no recovery may be available from a defaulted second- lien loan. The level of risk associated with investments in second-lien loans increases to the extent such investments are loans of distressed or below investment grade companies.

Covenant-Lite Loans. The Fund may invest in, or obtain exposure to, loans that may be “covenant-lite.” The Fund uses the term “covenant-lite” to refer generally to loans that do not have financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition or operating results. Accordingly, when the Fund invests in “covenant-lite” loans, the Fund may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

Currency and Market Risks. Oaktree anticipates that a portion of the Fund’s investments could be made in countries other than the United States and, consequently, the Fund is expected to make certain investments denominated in currencies other than the U.S. dollar. Changes in the rates of exchange between the U.S. dollar and other currencies will have an effect, which could be adverse, on the performance of the Fund, amounts available for distribution by the Fund and the value of investments distributed by the Fund. Additionally, a particular non-U.S. country may impose exchange controls, devalue its currency or take other measures relating to its currency which could adversely affect the Fund. Finally, the Fund will incur costs in connection with conversions between various currencies.

The Fund will not be obligated to hedge currency risks. Oaktree may not be able to put a hedge in place on commercially reasonable terms given the credit terms offered by the Fund’s counterparties or the volatility of the currency. There can be no guarantee that instruments suitable for hedging market shifts will be available at the time when the Fund wishes to use them or that any hedge would reduce applicable risks. More specifically, if the Fund hedges currency risk, it does not expect that the full risk of currency fluctuations can be eliminated due to the complexity of the investment characteristics of the Fund’s investment portfolio and limitations in the non-U.S. currency market. The Fund will conduct its non-U.S. currency exchange transactions in anticipation of funding investment commitments or receiving proceeds upon dispositions. In addition, to hedge against adverse stock market shifts, the Fund may purchase put and call options on stocks and write covered call options on stocks.

Non-U.S. Exchange Transactions. The Fund may engage in off-exchange non-U.S. currency trading. Such trading is not conducted in the interbank market. The funds that the Fund uses for off-exchange non-U.S. currency trading will not receive the same protections as funds used to margin or guarantee exchange traded futures and option contracts. If the Fund deposits such funds with a counterparty and that counterparty becomes insolvent, the Fund’s claim for amounts deposited or profits earned on transactions with the counterparty may not be treated as a commodity customer claim for purposes of Subchapter IV of Chapter 7 of the Bankruptcy Code and the regulations thereunder. The Fund may be a general creditor and its claim may be paid, along with the claims of other general creditors, from any funds still available after priority claims are paid. Even funds that the counterparty keeps separate from its own funds may not be safe from the claims of priority and other general creditors.

Weather and Climate Risks. Global climate change is widely considered to be a significant threat to the global economy. Real estate and similar assets in particular may face risks associated with climate change, including risks related to the impact of climate- related legislation and regulation (both domestically and internationally), risks related to climate-related business trends, and risks stemming from the physical impacts of climate change, such as the increasing frequency or severity of extreme weather events and rising sea levels and temperatures.

Additionally, the Paris Agreement and other regulatory and voluntary initiatives launched by international, federal, state, and regional policymakers and regulatory authorities as well as private actors seeking to reduce greenhouse gas (“GHG”) emissions may expose real estate and similar assets (and their service providers) to so-called “transition risks” in addition to physical risks, such as: (i) political and policy risks (e.g., changing regulatory incentives and legal requirements, including with respect to GHG emissions, that could result in increased costs or changes in business operations), (ii) regulatory and litigation risks (e.g., changing legal requirements that could result in increased permitting, tax and compliance costs, changes in business operations, or the discontinuance of certain operations, and litigation seeking monetary or injunctive relief related to impacts related to climate change), (iii) technology and market risks (e.g., declining market for assets, products and services seen as GHG intensive or less effective than alternatives in reducing GHG emissions); and (iv) reputational risks (e.g., risks tied to changing investor, customer or community perceptions of an asset’s relative contribution to GHG emissions). Furthermore, climate change may cause more extreme weather conditions and increased volatility in seasonal temperatures. Extreme weather conditions can interfere with operations and increase operating costs, and damage resulting from extreme weather may not be fully insured. Further, certain energy companies and assets are particularly sensitive to weather and climate conditions, which could impact customer demand for the portfolio companies in which the Fund invests. There can be no assurance that weather and climate patterns will remain constant or be predictable. Oaktree cannot rule out the possibility that climate risks, including changes in weather and climate patterns, could result in unanticipated delays or expenses and, under certain circumstances, could prevent completion of investment activities or the effective management of real estate and similar assets once undertaken, any of which could have a material adverse effect on an investment or the Fund.

Environmental Risks. The Fund may face significant environmental liability in connection with its investments.

When compared to the United States, the historical lack or inadequacy of environmental regulation in certain non-U.S. countries has led to widespread pollution of air, ground and water resources. The legislative framework for environmental liability in these countries has not been fully established or implemented. The extent of the responsibility, if any, for the costs of abating environmental hazards may be unclear when the Fund is considering an investment. The Fund may engage the services of qualified environmental consultants as necessary to assess the environmental condition of property which may be or is an investment. Nevertheless, the Fund or a company in which the Fund invests may be considered an owner or operator of properties on or in which asbestos or other hazardous or toxic substances exist and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and costs of injuries to persons and property. These costs can be substantially in excess of the value of the property. The presence of environmental contamination, pollutants or other hazardous or toxic substances on or emanating from a property (whether known at the time of acquisition or not) could also result in personal injury (and associated liability) to persons on or in the vicinity of the property and persons removing such materials, future or continuing property damage (which may adversely affect property value) or claims by third parties, including as a result of exposure to or damage from such materials through the spread of contaminants.

Environmental laws, regulations and regulatory initiatives play a significant role in the energy and utility industries and can have a substantial impact on investments in this industry. For example, global initiatives to minimize pollution have played a major role in the increase in demand for gas and alternative energy sources, creating numerous new investment opportunities. Conversely, required expenditures for environmental compliance have adversely impacted investment returns in a number of segments of the industry. The energy and utility industries will continue to face considerable oversight from environmental regulatory authorities. The Fund may invest in portfolio companies that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements. There can be no guarantee that all costs and risks regarding compliance with environmental laws and regulations can be identified. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on portfolio companies or potential investments. Compliance with such current or future environmental requirements does not ensure that the operations of the portfolio companies will not cause injury to the environment or to people under all circumstances or that the portfolio companies will not be required to incur additional unforeseen environmental expenditures. Moreover, failure to comply with any such requirements could have a material adverse effect on a portfolio company, and there can be no assurance that portfolio companies will at all times comply with all applicable environmental laws, regulations and permit requirements. Past practices or future operations of portfolio companies could also result in material personal injury or property damage claims, which could have an adverse effect on the performance of the Fund.

No or Limited Availability of Insurance against Certain Catastrophic Losses. Certain losses of a catastrophic nature, such as wars, earthquakes, typhoons, terrorist attacks or other similar events, may be either uninsurable or insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments. In general, losses related to terrorism are becoming harder and more expensive to insure against. Some insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total cost of casualty insurance for a property. As a result, all investments may not be insured against terrorism. If a major uninsured loss occurs, the Fund could lose both invested capital in and anticipated profits from the affected investments.

Risks in Effecting Operating Improvements. In some cases, the success of the Fund’s investment strategy will depend, in part, on the ability of Oaktree to provide institutional management experience and financial insights to portfolio company management, restructure, and effect improvements in the operations of a portfolio company. The activity of identifying and implementing restructuring programs (and operating improvements at portfolio companies) entails a high degree of uncertainty. There can be no assurance that the Fund will be able to successfully identify and implement such restructuring programs and improvements or that such insights and experience will be utilized and implemented by portfolio companies and, even if implemented, that they will result in operating improvements.

Derivatives Generally. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, the Fund could lose more than the amount invested and derivatives may increase the volatility of the Fund, especially in unusual or extreme market conditions. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. In addition, the Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Shareholders.

While not anticipated to be a meaningful aspect of the Fund’s investment strategy, the Fund may invest in over-the-counter (“OTC”) derivative instruments from time to time. While Oaktree expects the Fund to invest in OTC contracts on a bilateral basis with banks or other dealers, the Fund may invest in certain derivatives that are traded on swap execution facilities (“SEFs”), security-based swap execution facilities or other similar multi-lateral trading platforms. Certain of such derivatives may be cleared through central counterparties, either pursuant to regulatory requirement or on a voluntary basis.

Investing in derivative instruments, particularly uncleared OTC derivatives, presents various risks, including market, counterparty, operational and liquidity risks. The prices of derivative instruments, including swaps, forwards and options, may be highly volatile. The value of derivatives also depends upon the price of the underlying security or other asset or index. Typically, investing in a derivative instrument requires the deposit or payment of an initial amount much smaller than the notional exposure amount from such derivative instrument. Therefore, if the relevant cash market moves against the Fund, the Fund may suffer a larger loss than it would have by directly investing in the underlying security or other asset or index. Uncleared OTC derivatives are also subject to the default and credit risk of the counterparty if they are not cleared through central counterparties. Centrally cleared derivatives may be subject to the credit risk of the central counterparty and the relevant futures commission merchant or other clearing broker. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded on an uncleared basis and not on an exchange. Such OTC derivatives are also typically not subject to the same type of investor protections or governmental regulation as futures and other exchange-traded instruments. In addition, compared with such exchange-traded instruments, the market for uncleared OTC derivatives is less liquid. Although uncleared OTC derivative instruments are designed to be tailored to meet particular financing and other needs and, therefore, typically provide more flexibility than exchange-traded products, the risk of illiquidity is also greater as these instruments can generally be closed out only by negotiation with the counterparty. In volatile markets, the Fund may not be able to close out a position without incurring a significant amount of loss.

As noted above, the Dodd-Frank Act and regulations promulgated thereunder introduced uniform requirements in respect of OTC derivatives transactions, including the requirement to execute certain of such derivatives on U.S. swap execution facilities or security- based swap execution facilities and clear and settle certain of such derivatives through U.S. or non-U.S. central counterparties (each, a “CCP,” and collectively, “CCPs”). At present, many interest rate derivatives and index credit derivatives are subject to this clearing mandate, although other classes of derivatives may be required to be cleared in the future. Additional regulatory requirements relevant to uncleared OTC derivatives include requirements for appropriate procedures and arrangements to measure, monitor and mitigate operational and counterparty credit risk in respect of OTC derivatives contracts which are not subject to mandatory clearing. These requirements include the exchange of margin and, where initial margin is required to be exchanged, its segregation by the parties, including by the Fund. The impact of the Dodd-Frank Act on the Fund may include an increase in the overall costs of entering into and maintaining OTC derivative contracts. Prospective investors should be aware that the regulatory changes arising from the Dodd-Frank Act and other similar laws and regulations may in due course adversely affect the Fund’s ability to adhere to its derivatives/hedging policies and achieve its objective.

It may not be possible for the Fund to modify, terminate, or offset the Fund’s obligations or the Fund’s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund’s hedging transactions will be effective. In such case, the Fund may lose money.

Risks Relating to Cleared Derivatives. The risks arising from non-cleared derivatives transactions differ materially from those entailed in transactions that are cleared through CCPs such as U.S.-registered derivatives clearing organizations. The CFTC requires that certain interest rate swaps and index credit default swaps be cleared through a CCP (unless an exception or exemption applies), and the CFTC may expand the types of swaps subject to mandatory clearing to include certain foreign currency and commodity swaps. While the SEC has adopted rules establishing a framework for determining which security-based swaps will be subject to mandatory clearing, no such clearing determination has been issued.

While the Fund’s use of derivatives will predominantly be limited to foreign exchange swaps (which are not currently subject to mandatory clearing), in the event the Fund enters into any swaps that are subject to mandatory clearing, it may be required to clear such swaps at a CCP through an FCM acting as clearing broker. The Fund will have to post initial margins to CCPs through FCMs or broker- dealers (in the U.S.) or other clearing brokers (outside the U.S.), and for swaps cleared at CCPs that are U.S.-registered derivatives clearing organizations, such initial margins will be held by such CCP and futures commission merchants (“FCM”) in segregated accounts. Furthermore, the CFTC rules implement the so-called “legally segregated, operationally commingled” (“LSOC”) model for the segregation of swap clearing customer collateral on a customer-by-customer basis, which is intended to protect each customer from the default of other customers of the FCM. Such segregation, however, will not protect clearing customers like the Fund from any operational or fraud risk of a CCP or FCM with respect to the initial margin posted to the CCP or FCM. In addition, the initial margins posted to a non-US CCP through a non-US clearing broker may not be segregated from the property of such CCP and/or clearing broker. The SEC has no final rules for the treatment and protection of customer property, including initial margins, held by CCPs and broker-dealers.

In addition, in the event the Fund enters into certain swaps that are subject to mandatory clearing, it may be required to execute such swaps on a registered designated contract market or SEF. The CFTC currently requires that certain interest rate swaps and index credit default swaps be executed on a SEF, and SEFs may self-certify additional types of interest rate and index credit default swaps as subject to this requirement. The SEC has not yet adopted registration rules for security-based SEFs or a mandatory trade execution requirement for security-based swaps. In addition, certain foreign jurisdictions may impose clearing and trade execution requirements that could apply to the Fund’s transactions with non-U.S. entities. While the Fund will benefit from reduced counterparty credit and operations risk and pricing transparency resulting from these requirements, it will incur additional costs in trading these swaps. While the Fund will attempt to execute, clear and settle these swaps through entities Oaktree believes to be sound, there can be no assurance that a failure by such an entity will not cause a loss to the Fund.

Swaps Generally. While the Fund’s use of derivatives will largely be limited to hedging certain foreign currency exposures, the Fund may enter into certain other types of swaps, including total return swaps, rate of return swaps, credit default swaps (including index-related credit default swaps), interest rate swaps and credit-linked securities. Swap transactions may be used for a variety of purposes, including to hedge or mitigate risk and to incur leverage or express an investment thesis synthetically.

Swaps transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular swap transaction necessarily depend upon the terms of the transaction and the Fund’s circumstances. In general, however, all swaps transactions involve some combination of market risk, credit risk, counterparty credit risk, funding risk, liquidity risk and operational risk. Highly customized swaps transactions in particular may increase liquidity risk. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying asset or related market factor. In evaluating the risks and contractual obligations associated with a particular swap transaction, it is important to consider that a swap transaction generally may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Therefore, it may not be possible for the Fund to modify, terminate or offset the Fund’s obligations under a swap or the Fund’s exposure to the risks associated with a swap prior to its scheduled termination date.

Total Return Swaps and Credit Default Swaps.

Total Return Swaps. While rare, it is possible that under certain circumstances the Adviser and Oaktree may seek to invest some of the assets of the Fund by entering into one or more total return swaps, the returns from which are based on the performance of a portfolio of such assets selected by the Adviser and Oaktree (the “Reference Assets”), with bank or broker-dealer counterparties. The Fund may invest in the Reference Assets through total return swaps on a leveraged basis. Returns to the Fund under a total return swap are related to the performance of the underlying Reference Assets of such swap. Similarly, the value of any total return swap depends largely upon changes in market value of the Reference Asset(s). The terms of individual total return swaps will differ by total return swap counterparty and may change from time to time. The Fund may be required to post collateral in respect of the total return swap. Depending on the terms of a particular swap, the Fund may also be permitted or required to add (or receive return of) collateral from time to time based on changes in the market value of the Reference Asset. In certain circumstances, including if the Fund does not have sufficient assets or is unable to provide the requisite amount of collateral, the total return swap counterparty may terminate the total return swap in whole or in part.

Credit Default Swaps. Similarly, in certain circumstances, the Adviser and Oaktree may also seek to invest and/or hedge through one or more credit default swaps. Credit default swaps are transactions pursuant to which one party transfers the credit risk of a given asset, portfolio of assets or index to another party. The Fund may purchase or sell credit default swaps. Where the Fund purchases credit default swaps, it is expressing a short position in the relevant credit (e.g., in order to hedge). Where the Fund sells credit default swaps, it is expressing a long position in the relevant credit. Returns to the Fund under a credit default swap are related therefore to the performance of the underlying credit and the instruments it issues. Similarly, the value of any credit default swap depends largely upon changes in the perceived creditworthiness of the relevant credit. The terms of individual credit default swaps will differ by credit default swap counterparty and may change from time to time. The Fund may be required to post collateral in respect of the credit default swaps. Depending on the terms of a particular swap, the Fund may also be permitted or required to add (or receive return of) collateral from time to time based on changes in the perceived creditworthiness of the relevant credit. In certain circumstances, including if the Fund does not have sufficient assets or is unable to provide the requisite amount of collateral, the credit default swap counterparty may terminate the credit default swaps in whole or in part. Credit default swaps on single assets, portfolios and credits are not yet required to be centrally cleared but may be optionally cleared. As noted herein, certain index credit default swaps are subject to mandatory central clearing.

Liquidity Risk. Credit default swaps and total return swaps may also expose the Fund to liquidity risk. The Fund may not be able to convince its counterparty to consent to an early termination of a credit default swap or total return swap, or the Fund may not be able to enter into an off-setting transaction to effectively unwind a credit default swap or total return swap. OTC credit default swaps and total return swaps generally are not assignable except by agreement between the parties concerned, and the counterparty typically has no obligation to permit such assignments. Even if the counterparty of the Fund agrees to early terminate a credit default swap or total return swap at any time, doing so may subject the Fund to certain early termination charges.

Counterparty Credit Risk. Typically, the markets in which the Fund may effect credit default swaps and total return swaps are uncleared OTC markets. Accordingly, the Fund takes credit risk with regard to the swap counterparties with whom it will trade and will also bear the risk of settlement default by such swap counterparties. These risks may differ materially from those entailed in exchange- traded transactions which generally are backed by clearing organization guarantees, daily marking-to-market and settlement and segregation and minimum capital requirements applicable to intermediaries. Transactions entered directly between two counterparties generally do not benefit from such protections. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. Such “counterparty risk” may be accentuated by the fact that the Fund may concentrate its transactions with a single or small group of counterparties. In addition, in the case of a default, the Fund could become subject to adverse market movements while replacement transactions are executed. The Fund is not restricted from dealing with any particular total return swap counterparty or credit default swap counterparty or from concentrating any or all of its transactions with one counterparty. Although certain of the swap counterparties may be entities that are rated by recognized rating agencies, the Fund has no formal internal credit function that evaluates the creditworthiness of its swap counterparties. The ability of the Fund to transact with any one or number of counterparties, the possible lack of a meaningful and independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund. In situations where the Fund places assets in the care of a custodian or is required to post margin or other collateral with a counterparty, the custodian or counterparty may fail to segregate such assets or collateral, or may commingle such assets or collateral with the relevant custodian’s or counterparty’s own assets or collateral. As a result, in the event of the bankruptcy or insolvency of any custodian or counterparty, the Fund’s assets and collateral may be subject to the conflicting claims of the creditors of the relevant custodian or counterparty, and the Fund may be exposed to the risk of a court treating the Fund as a general unsecured creditor of such custodian or counterparty, rather than as the owner of such assets or collateral. (See “Counterparty, Settlement and Local Intermediary Risk” above.)

Credit-Linked Securities. Credit-linked securities are typically privately negotiated transactions between two or more parties. The Fund bears the risk that the issuer of the credit-linked security will default or become bankrupt. The Fund bears the risk of loss of its principal investment, and the periodic interest payments expected to be received for the duration of its investment in the credit-linked security. Credit-linked securities are also subject to credit risk of the corporate or other credits underlying the instrument. If one of the underlying credits defaults, the Fund may receive the security that has defaulted, and the Fund’s principal investment would be reduced by the corresponding face value of the defaulted security.

The market for credit-linked securities may be, or suddenly can become, illiquid. The other parties to the transaction may be the only investors with sufficient understanding of the transaction to be interested in bidding for it. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for credit-linked securities. In certain cases, a market price for a credit-linked security may not be available.

Debt Securities. Investments in debt instruments entail normal credit risks (i.e., the risk of non-payment of interest and principal) and market risks (i.e., the risk that certain market factors will cause the value of the instrument to decline). A default on a loan or a sudden and extreme increase in prevailing interest rates may cause a decline in a portfolio holding such investments.

Fixed income securities may be subject to redemption at the option of the issuer. If a fixed income security is called for redemption, the holder may be required to permit the issuer to redeem the security, which could have an adverse effect on the holder’s ability to achieve its investment objectives.

Floating rate instruments such as bank loans pay interest based on SOFR, EURIBOR or other similar reference rates. As a result, a significant decline in SOFR, EURIBOR or other similar reference rates could negatively impact the expected return on such loans. While loans with SOFR or EURIBOR interest rates are available at lower prices (ignoring those with EURIBOR floors), there can be no guarantee that such prices will offset losses in current income. Although the prices of floating rate instruments may be less sensitive to interest rate changes than the prices of fixed-rate obligations, interest rates on bank loans only reset periodically and may not perfectly correlate with prevailing interest rates, potentially subjecting floating-rate loans to the same fluctuations as fixed-rate obligations during the period in which their interest rates are fixed.

Hedging Transactions. The Adviser may, but is not required to, engage in currency or interest rate hedging or other hedging strategies in order to manage risk and return trade-offs. While these transactions may reduce certain risks, the transactions themselves entail certain other risks, including counterparty credit risk. Hedging against a decline in the value of a portfolio position does not eliminate fluctuations in the values of portfolio positions or prevent losses if the values of those positions decline, but instead establishes other positions designed to gain from those same developments, thus offsetting the decline in the portfolio positions value. These types of hedging transactions also limit the opportunity for gain if the value of the portfolio position increases. Moreover, it may not be possible to hedge against currency exchange rate, interest rate or public security price fluctuations at a price sufficient to provide protection from the decline in the value of the portfolio position. Certain hedges may be traded uncleared on the OTC market, and certain hedges may be centrally cleared.

Options and Warrants. The Fund may receive or purchase options on securities as part of an investment or may purchase options to hedge securities or other positions obtained in the course of its investment activities. In addition, the Fund may purchase or sell options on securities, indices, foreign currencies, interest rates or other reference assets or rates. The successful use of options depends principally on the price movements of the underlying securities, indices or other reference assets or rates. Investing in options can result in a greater potential for profit or loss than investing in the underlying assets. The value of an option may change because of a change in the value of the underlying assets, the passage of time, changes in the market’s perception as to the future price behavior of the underlying assets or rates, or any combination of the foregoing.

The successful use of options and warrants depends principally on the price movements of the underlying securities. In addition, when the Fund purchases an option or warrant, it runs the risk that it will lose its entire investment in a relatively short period of time if the option or warrant turns out to be worthless at the time of its exercise. If the price of the underlying security does not rise (in the case of a call) or fall (in the case of a put) to an extent sufficient to cover the option premium and transaction costs, the Fund will lose part or all of its investment in the option. There is no assurance that the Fund will be able to effect closing transactions at any particular time or at any acceptable price. In the event of the bankruptcy of a broker through which the Fund engages in transactions in options or warrants, the Fund could experience delays or losses in liquidating open positions purchased or sold through the broker. Option transactions may be executed on a cleared or uncleared basis.

In the case of the purchase of an option, the risk of loss of an option buyer’s entire investment in the option (i.e., the premium paid and transaction charges) reflects the nature of an option as a wasting asset that may become worthless at its expiration. Where an option is written (or sold) uncovered, the option seller may be liable to pay substantial additional margin, and the risk of loss is theoretically unlimited, as the option seller will be obligated to deliver, or take delivery of, an asset at a predetermined price, which may, upon the exercise of the option, be significantly different from its market value at the time the option was initially written (or sold).

The Fund may also trade options contracts. Transactions on markets located outside the United States, including markets formally linked to a U.S. market, may be subject to regulations that offer different or diminished protection to the Fund and its investors. Further, U.S. regulatory authorities may be unable to compel the enforcement of the rules of regulatory authorities or markets in non-U.S. jurisdictions where transactions for the Fund may be effected.

Risks Relating to Futures. The Fund may transact in futures contracts. Futures contracts are typically exchange-traded contracts that call for the future delivery of an asset at a certain price and date, or cash settlement of the terms of the contract. Futures contracts are subject to many of the risks generally applicable to derivatives transactions, including leverage risks, liquidity risks and volatility risks. (See “—Derivatives Generally” above.) Where futures contracts are used to track a specific asset or index, risks can arise due to an imperfect correlation between movements in the price of the instruments and the price of the underlying securities. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid market, even if such closing transaction is an important part of the Fund’s futures strategy. In addition to any position limits that may otherwise apply, exchanges can limit the number of positions that can be held or controlled by the Fund, thus limiting the ability to implement the Fund’s strategies that may rely on the use of futures contracts. Unlike cleared OTC derivatives, the CFTC’s “LSOC” model of FCM customer asset protection does not apply to futures contracts. This increases the Fund’s potential exposure to the default risk of other customers of an FCM used by the Fund. (See “—Risks Relating to Cleared Derivatives” above.)

Forward Contracts. Forward contracts, unlike futures contracts, are generally not traded on exchanges and are generally not standardized (with the exception of certain interest rate forwards, which are subject to mandatory central clearing in certain jurisdictions). Banks and dealers generally act as principals in these markets, negotiating each transaction on an individual basis. Cash- settled forward contracts are regulated by the CFTC and banking agencies as “swaps,” but many physically-settled forward contracts are less regulated; there is no limitation on daily price movements and speculative position limits are generally not applicable. The principals who deal in the forward markets are not required to continue to enter into forward transactions. There have been periods during which certain participants in these markets have refused to quote prices for certain commodities or currencies transactions, or they have quoted prices with an unusually wide spread between the price at which they were prepared to take opposite positions in forward transactions. Disruptions can occur in forward markets due to unusually high trading volume, political intervention, or other factors. Market illiquidity or disruption could result in significant losses to the Fund.

Central Counterparty and Other Institutional Risk. Certain derivatives which the Fund enter into may be executed on U.S. SEFs or security-based swap execution facilities, and may be cleared and settled through U.S. or non-U.S. CCPs. Although the Fund will attempt to execute, clear and settle the transactions through entities that Oaktree believes to be sound, there can be no assurance that a failure by any such entity will not lead to a loss to the Fund. In addition, the Fund will clear swaps through FCMs, broker-dealers or other swap clearing brokers in non-U.S. jurisdictions. The Fund will have to post initial margins to CCPs through FCMs, broker- dealers or other clearing brokers. While there are certain CFTC rules to protect initial margin posted to CCPs through FCMs for swaps entered into by the Fund (such as LSOC) such rules however, will not protect a clearing customer like the Fund from any operational or fraud risk of a CCP or FCM with respect to the initial margin posted to the CCP or FCM. In addition, the initial margin posted to a non-U.S. CCP through a non-U.S. clearing broker may not be segregated from the property of such CCP and/or clearing broker.

When-Issued; When, As and If Issued; and Delayed Delivery of Securities and Forward Commitments. Securities purchased or sold by the Fund on a when-issued, “when, as and if issued,” delayed delivery or forward commitment basis are subject to market fluctuation, and no interest or dividends accrue to the purchaser prior to the settlement date. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. In the case of “when, as and if issued” securities, the Fund could lose an investment opportunity if the securities are not issued. An increase in the percentage of the Fund’s assets committed to the purchase of securities on a when-issued, “when, as and if issued,” delayed delivery or forward commitment basis may increase the volatility of the Fund’s assets.

Repurchase and Reverse Repurchase Agreements. The Fund may enter into repurchase and reverse repurchase agreements. Repurchase agreements are a type of financing arrangement in which the borrower sells (rather than pledges) assets to a lender with the right to repurchase those assets at a higher, negotiated price on a later date. These agreements can be entered into by the Fund to generate yield or obtain leverage.

When the Fund enters into a repurchase agreement, it will purchase an asset and concurrently agree to resell such asset (or an equivalent asset) at a date in the future at a price roughly equal to the original purchase price plus a negotiated interest rate. When the Fund enters into a reverse repurchase agreement, it will sell an asset and concurrently agree to repurchase such asset (or an equivalent asset) at a date in the future at a price roughly equal to the original purchase price plus a negotiated interest rate. In the event of the insolvency of the counterparty to a repurchase agreement or reverse repurchase agreement, recovery of the repurchase price owed to the Fund or, in the case of a reverse repurchase agreement, the assets sold by the Fund, may be delayed. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. If the Fund reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement may adversely affect the Fund’s returns.

The lender (i.e., buyer) in a repurchase transaction typically buys the assets being financed at a significant discount to market value as protection against adverse price movements. The size of the discount varies based on the particular assets being sold in the repurchase transaction, with less liquid assets generally requiring a greater discount. The borrower (i.e., seller) in a repurchase transaction is typically required to post margin to the extent the market value of the assets declines in order to maintain the loan-to- market value ratio established at the time the assets were sold to the lender. If the borrower misses a margin call, the lender can terminate the repurchase transaction and sell the assets to repay the loan and any accrued interest. The borrower may be required to fund a margin call on the same day it receives notice of the margin obligation from the lender, creating a risk of default unless the borrower either maintains sufficient cash on hand or has other funding sources (such as a subscription line) that can be accessed on short notice. The amount of a margin call may be calculated by the lender based on the lender’s own valuation of the financed assets, which could differ materially from actual market values. The Fund may have no means of disputing a lender’s valuation in the event that Oaktree disagrees with such valuation.

If the Fund enters into a reverse repurchase transaction and cannot satisfy a margin call, it may lose its right to buy back the financed assets, which could adversely affect the Fund’s ability to achieve its investment objectives and the return on invested capital. The Fund could miss a margin call even if it has sufficient assets to satisfy its margin obligation due to the timing of the margin call or the illiquidity of its other assets. A lender under a repurchase agreement may have the right to sell any foreclosed assets for a price lower than what Oaktree believes to be such securities’ fair market value, including in a sale by the lender to itself or to an affiliate. The Fund may not have a contractual right to dispute such a sale price. In addition, a repurchase lender may have recourse to other Fund assets to the extent that the proceeds from a sale of financed assets are insufficient to cover the Fund’s obligations to the lender.

High Yield and Preferred Securities and Distressed Debt. The Fund may invest in “high yield” bonds, preferred securities and distressed debt that are rated in the lower rating categories by the various credit rating agencies or comparable non-rated securities. Securities in the lower-rated categories and comparable non-rated securities are subject to greater risk of loss of principal and interest than higher-rated and comparable non-rated securities and are generally considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Such issuers typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Because investors generally perceive that there are greater risks associated with the lower-rated and comparable non-rated securities, the yields and prices of such securities may be more volatile than those for higher-rated and comparable non-rated securities. The market for lower-rated and comparable non- rated securities is thinner, often less liquid and less active than that for higher-rated or comparable non-rated securities, and the market prices of such securities are subject to erratic and abrupt movements. The spread between bid and asked prices for such securities may be greater than normally expected. Such factors can adversely affect the prices at which these securities can be sold and may even make it difficult to sell such securities.

Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy proceedings. (See “—Nature of Bankruptcy Proceedings” below.)

Short Sales. The Fund may engage in short sale transactions for hedging purposes. Short sales can, in certain circumstances, substantially increase the impact of adverse price movements on the Fund’s portfolio. A short sale of a security involves the risk of a theoretically unlimited loss from a theoretically unlimited increase in the market price of the security that could result in an inability to cover the short position. In addition, there can be no assurance that securities necessary to cover a short position will be available for purchase. Short sales may be executed in many ways, including without limitation through derivative instruments, repurchase/reverse repurchase agreements and securities lending arrangements.

Subordinated Loans. The Fund may acquire and/or invest in subordinated loans (as part of a unitranche loan or otherwise). If a borrower defaults on a subordinated loan or on debt senior to the Fund’s loan, or in the event of the bankruptcy of a borrower, the loan held by the Fund will be satisfied only after the senior loans are repaid in full. Under the terms of typical subordination agreements, senior creditors may be able to block the acceleration of the subordinated debt or the exercise by holders of subordinated debt of other rights they may have as creditors. Accordingly, the Fund may not be able to take the steps necessary or sufficient to protect its investments in a timely manner or at all. In addition, subordinated loans may not always be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency. If a borrower declares bankruptcy, the Fund may not have full or any recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. Further the Adviser’s ability to amend the terms of the Fund’s loans, assign its loans, accept prepayments, exercise its remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings may be limited by intercreditor arrangements if debt senior to the Fund’s loan exists. The level of risk associated with investments in subordinated loans increases if such investments are loans of distressed or below investment grade issuers.

Banking Requirements. Certain federal and local banking and other regulatory bodies or agencies inside or outside the United States may require the Fund and/or the Adviser to obtain licenses or similar authorizations to engage in various types of lending activities, including investment in senior loans. Such licenses or authorizations may take a significant amount of time to obtain, and may require the disclosure of confidential information regarding the Fund, an investor in the Fund or their respective affiliates, including financial information and/or information regarding officers and directors of such investor, and the Fund may or may not be willing or able to comply with these requirements. In addition, there can be no assurance that any such licenses or authorizations would be granted or, if so, would not impose restrictions on the Fund. Alternatively, the Adviser may be able to structure potential investments of the Fund in a manner which would not require such licenses and authorizations, but which would be inefficient or otherwise disadvantageous for the Fund and/or the borrower. The inability of the Fund or the Adviser to obtain such licenses or authorizations, or the structuring of an investment in an inefficient or otherwise disadvantageous manner, could adversely affect the Adviser’s ability to implement the strategy for the Fund and the Fund’s results.

Bridge Financings. The Fund may provide bridge financing on a short-term, unsecured basis in connection with one or more of its equity investments. The Fund will bear the risk of any changes in capital markets, which may adversely affect the ability of a portfolio company to refinance any bridge investments. If the portfolio company were unable to complete a refinancing, the Fund could have a long-term investment in a junior security or that junior security might be converted to equity.

Control Person Liability; Indemnification. In certain circumstances, including if the Fund invests in a different part of the capital structure as Other Oaktree Funds, the holdings of the Fund may be aggregated with those of such Other Oaktree Funds, which collectively may be deemed to give these funds and accounts controlling interests in or the ability to significantly influence a portfolio company. The exercise of control of, or significant influence over, a portfolio company may impose additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations (including securities laws) or other types of liability in which the limited liability generally characteristic of business ownership may be ignored. In addition, a greater level of involvement by Oaktree in a portfolio company may subject the Fund to a greater risk of litigation by third parties. If these liabilities were to arise, the Fund might suffer a significant loss.

Nature of Bankruptcy Proceedings. The Fund may make investments that could require substantial workout negotiations or restructuring in the event of a default or bankruptcy. There are a number of significant risks when investing in companies involved in bankruptcy proceedings, including the following: First, many events in a bankruptcy are the product of contested matters and adversary proceedings that are beyond the control of the creditors. Second, a bankruptcy filing may have adverse and permanent effects on a company. For instance, the company may lose its market position and key employees and otherwise become incapable of restoring itself as a viable entity. Further, if the proceeding is converted to a liquidation, the liquidation value of the company may not equal the liquidation value that was believed to exist at the time of the investment. Third, the duration of a bankruptcy proceeding is difficult to predict. A creditor’s return on investment can be impacted adversely by delays while the plan of reorganization is being negotiated, approved by the creditors and confirmed by the bankruptcy court, and until it ultimately becomes effective. Fourth, certain claims, such as claims for taxes, wages, employee and worker pensions and certain trade claims, may have priority by law over the claims of certain creditors. Fifth, the administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors. Sixth, creditors can lose their ranking and priority in a variety of circumstances, including if they exercise “domination and control” over a debtor and other creditors can demonstrate that they have been harmed by such actions. Seventh, the Fund may seek representation on creditors’ committees and as a member of a creditors’ committee it may owe certain obligations generally to all creditors similarly situated that the committee represents and it may be subject to various trading or confidentiality restrictions. If the Adviser concludes that the Fund’s membership on a creditors’ committee entails obligations or restrictions that conflict with the duties it owes to Shareholders, or that otherwise outweigh the advantages of such membership, the Fund will not seek membership in, or will resign from, that committee. Because the Fund will indemnify the Adviser, Oaktree, any portfolio principal or any other person serving on a committee on behalf of the Fund for claims arising from breaches of those obligations, indemnification payments could adversely affect the return on the Fund’s investment in an asset or company undergoing a reorganization.

There is a possibility that the Fund may incur substantial or total losses on its investments and, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distributions to the Shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws may delay the ability of the Fund to realize on collateral for loan positions held by it or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws. In addition, the bankruptcy laws and regimes of certain jurisdictions outside the United States may be untested, subject to manipulation or change and not provide a proven venue to resolve a company’s bankruptcy estate.

Failure of Servicers to Effectively Service Loans. The failure of servicers to effectively service the loans and/or pools thereof in which the Fund has an investment would materially and adversely affect the Fund. Most loans and securitizations thereof require a servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the servicer. The servicer quality is of significant importance in the management of mortgage loans (or pools thereof) and default issues related thereto. In the case of pools of securitized loans, servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance, interest payments may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the trust may be greater than the outstanding principal balance of that loan.

Risks Related to Rating Agencies. The Fund may invest in debt securities that have been rated by nationally recognized rating organizations. In general, the ratings of these organizations represent the opinions of such agencies as to the quality of investments that they rate. Such ratings are relative and subjective and are not statements of fact; they are not absolute standards of quality and do not evaluate the market value risk of the investments that are rated. Therefore, there can be no assurance that any such rating will accurately quantify risk. Such agencies may change their method of valuation of, and the ratings of, securities held by the Fund at any time. The sale price of mortgage-backed securities is highly correlated with the rating such mortgage-backed securities receive from the rating agencies. If an existing investment of the Fund is downgraded, the value of such investment may be adversely affected which in turn may adversely affect the returns to Shareholders.

Expedited Transactions. Investment analyses and decisions by Oaktree may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to Oaktree at the time of making an investment decision may be limited, and Oaktree may not have access to detailed information regarding the underlying asset, such as, with respect to underlying real estate assets, the physical and structural condition and characteristics, environmental matters, zoning regulations, or other local conditions affecting such underlying real estate-related asset. Therefore, no assurance can be given that Oaktree will have knowledge of all circumstances that may adversely affect an investment. In addition, Oaktree expects to rely upon certain independent consultants in connection with its evaluation of proposed investments. No assurance can be given as to the accuracy or completeness of the information provided by such independent consultants, and the Fund may incur liability as a result of such consultants’ actions.

Lack of Liquidity in Investments. The Fund may invest in companies whose securities are not publicly traded, and whose securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. In fact, all of the Fund’s assets may be invested in illiquid securities. The illiquidity of these investments may make it difficult for the Fund to sell these investments when desired. In addition, if the Fund is required to liquidate all or a portion of the Fund’s portfolio quickly, the Fund may realize significantly less than the value at which the Fund had previously recorded these investments and suffer losses. The Fund’s investments may be subject to contractual or legal restrictions on resale or may otherwise be illiquid because there is usually no established trading market for such investments. In addition, the Fund may also face restrictions on its ability to liquidate investments if the Adviser or any of its affiliates have material nonpublic information regarding the portfolio company.

The Fund may purchase securities eligible for resale under Rule 144A under the Securities Act. An insufficient number of qualified institutional buyers interested in purchasing Rule 144A-eligible securities held by the Fund, could affect adversely the marketability of certain Rule 144A securities, and the Fund might be unable to dispose of such securities promptly or at reasonable prices. To the extent that liquid Rule 144A securities held by the Fund become illiquid, due to the lack of sufficient qualified institutional buyers or market or other conditions, the assets invested in illiquid assets would increase and the fair value of such investments may become not readily determinable. In addition, if for any reason the Fund is required to liquidate all or a portion of a portfolio quickly, such portfolio may realize significantly less than the fair value at which it previously recorded these investments. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets. Restricted securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale. The market prices, if any, for such illiquid investments tend to be volatile and may not be readily ascertainable and the Fund may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. Because of valuation uncertainty, the fair values of such illiquid investments reflected in the NAV of the Fund attributable to such investment may not necessarily reflect the prices that would actually be obtained by the Fund when such investments are realized. If the realization occurs at a price that is significantly lower than the NAV attributable to such investment, the Fund will suffer a loss. Moreover, securities in which the Fund may invest include those that are not listed on a stock exchange or traded in an over-the-counter market. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. The size of the Fund’s position may magnify the effect of a decrease in market liquidity for such instruments. Changes in overall market leverage, deleveraging as a consequence of a decision by the counterparties with which the Fund enters into repurchase/reverse repurchase agreements or derivative transactions to reduce the level of leverage available, or the liquidation by other market participants of the same or similar positions, may also adversely affect the Fund’s portfolio.

Difficulty of Bringing Suit or Foreclosure in Non-U.S. Countries. Because the effectiveness of the judicial systems in the countries in which the Fund may invest varies, the Fund (or any portfolio company) may have difficulty in foreclosing or successfully pursuing claims in the courts of such countries, as compared to the United States or other countries. Further, to the extent the Fund or a portfolio company may obtain a judgment but is required to seek its enforcement in the courts of one of the countries in which the Fund invests, there can be no assurance that such courts will enforce such judgment. The laws of many nations often lack the sophistication and consistency found in the United States with respect to foreclosure, bankruptcy, corporate reorganization and creditors’ rights.

Third Party Litigation; Indemnification Obligations; Absence of Recourse. The Fund’s investment activities subject it to the risks of becoming involved in litigation by third parties. This risk is somewhat greater where the Fund exercises control of, or significant influence in, a company’s direction. In connection therewith, the Fund will be required to indemnify the Adviser and its affiliates, and each of their respective members, officers, directors, employees, shareholders, partners, and certain other persons who serve at the request of the Adviser or its affiliates on behalf of the Fund for liabilities incurred in connection with the affairs of the Fund. Such liabilities may be material and have an adverse effect on the returns to the Shareholders. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent certain conduct by the Adviser or Oaktree, be payable from the assets of the Fund. It should also be noted that the Adviser may, but shall not be required to, purchase insurance for the Fund, the Adviser and their affiliates, employees, agents and representatives. Additionally, the investment advisory agreement, to the extent permitted by law, will limit the circumstances under which the Adviser can be held liable to the Fund. As a result, Shareholders may have a more limited right of action in certain cases than they would in the absence of this provision.

Obligation of Good Faith to the Borrower. A number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors. The Fund may be subject to potential allegations of lender liability. In addition, courts have in some cases applied the doctrine of equitable subordination to subordinate the claim of a lending institution against a borrower to claims of other creditors of the borrower when the lending institution is found to have engaged in unfair, inequitable or fraudulent conduct. Such claims may be brought even if the Fund acquired the loan on a secondary basis.

Future Investment Techniques and Instruments. The Fund may employ investment techniques and invest in other instruments that the Adviser believes will help achieve the Fund’s investment objective, whether or not such investment techniques or instruments are specifically described herein. Consistent with its investment objective, the Fund may invest in financial instruments of any and all types, which exist now or are hereafter created. Such investments may entail risks not described herein, any of which may adversely affect the Fund.

Risks Relating to Conflicts of Interest

Potential Conflicts of Interest. The Adviser and its affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. The Adviser and its affiliates may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Subject to the requirements of the 1940 Act, the Adviser and its affiliates intend to engage in such activities and may receive compensation from third parties for their services. Neither the Adviser nor its affiliates are under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, the Adviser and its affiliates may compete with the Fund for appropriate investment opportunities. The results of the Fund’s investment activities, therefore, may differ from those of other accounts managed by the Adviser and its affiliates, and it is possible that the Fund could sustain losses during periods in which one or more of the proprietary or other accounts managed by the Adviser or its affiliates achieve profits. The Adviser has informed the Fund’s Board of Directors that the investment professionals associated with the Adviser are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. The Adviser and its affiliates have adopted policies and procedures designed to address potential conflicts of interests and to allocate investments among the accounts managed by the Adviser and its affiliates in a fair and equitable manner.

Business Activities of Portfolio Companies of Other Oaktree Funds. Portfolio companies of Other Oaktree Funds have engaged in, or may in the future engage in, a broad range of business activities and may invest in, or transact with, companies whose operations may be substantially similar to and/or competitive with the portfolio companies in which the Fund has invested or may invest. The performance and operation of such other businesses and investments could conflict with and adversely affect the performance and operation of portfolio companies of the Fund, and may adversely affect the prices and availability of business opportunities or transactions available to such portfolio companies and the Fund.

In addition, the activities of portfolio companies of Other Oaktree Funds may have an effect on the existing investments of and/or investment opportunities available to the Fund. For example, any such investment could result in antitrust complexities for the Fund, or any such investment in a particular industry could limit the ability of the Fund to pursue other opportunities within the same or related industries. Furthermore, the activities of such portfolio companies of Other Oaktree Funds may subject the Fund and/or its portfolio companies and/or issuers to laws, rules and/or regulations of U.S., European and/or any other jurisdictions, in each case, that would not otherwise be applicable to the Fund or its portfolio companies or issuers. Compliance with such laws, rules and regulations may place material burdens and/or limitations on, and may give rise to material costs borne by, the Fund and/or its portfolio companies and/or issuers (including payment of back-taxes and penalties and compliance with additional reporting obligations), any or all of which may have a material adverse effect on the activities and operations of the Fund.

Transactions with Portfolio Companies of Other Oaktree Funds. Certain portfolio companies of Other Oaktree Funds may be counterparties to or participants in agreements, transactions or other arrangements with other portfolio companies or other entities of portfolio investments of Other Oaktree Funds (for example, one of our portfolio entities may retain a company in which an Other Oaktree Fund invests to provide services or may acquire an asset from such company or vice versa). Certain of these agreements, transactions and arrangements involve fees, servicing payments, rebates and/or other benefits to the Adviser or its affiliates. For example, portfolio entities may, including at the encouragement of the Adviser, enter into agreements regarding group procurement and/or vendor discounts. The Adviser and its affiliates may also participate in these agreements and may realize better pricing or discounts as a result of the participation of portfolio entities. To the extent permitted by applicable law, certain of these agreements may provide for commissions or similar payments and/or discounts or rebates to be paid to a portfolio entity of an Other Oaktree Fund, and such payments or discounts or rebates may also be made directly to the Adviser or its affiliates. Under these arrangements, a particular portfolio company or other entity may benefit to a greater degree than the other participants, and the Other Oaktree Funds, including the Fund, if applicable, that own an interest in such entity will receive a greater relative benefit from the arrangements than the Other Oaktree Funds, including the Fund, if applicable, investment vehicles or accounts that do not own an interest therein. Fees and compensation received by portfolio companies of Other Oaktree Funds in relation to the foregoing will not be shared with the Fund or offset against the Management Fee payable by the Fund.

Possibility of Differing Returns. The Fund and Other Oaktree Funds have the potential to make investments at different times and/or on different terms or exit any of such investments at different times and/or on different terms compared to such investment made on behalf of the Fund. In addition, the Fund likely will not invest through the same investment vehicles, have the same access to credit or employ the same hedging or investment strategies as such Other Oaktree Funds. This likely will result in differences in price, investment terms, leverage and associated costs between the Fund and any Other Oaktree Funds. Therefore, the Fund may realize different investment returns than such Other Oaktree Funds, with respect to any investment made alongside some or all of such entities. Oaktree shall have sole discretion in determining what investments the Fund will be offered to pursue. As a result, there is no guarantee that the Fund will be offered the opportunity to invest in any particular investments or type of investments alongside any Other Oaktree Funds. The terms, conditions and the time of investment and disposition of investments held by the Fund may be materially different from those of any such Other Oaktree Funds.

Existing Relationships. Oaktree has long-term relationships with a significant number of companies and their respective senior management. Oaktree also has relationships with numerous investors, including institutional investors and their senior management. The existence and development of these relationships has the potential to influence whether or not the Adviser undertakes a particular investment on behalf of the Fund and, if so, the form and level of such investment. Similarly, the Adviser may take the existence and development of such relationships into consideration in its management of the Fund and its investments. Without limiting the generality of the foregoing, there may, for example, be certain strategies involving the management or realization of particular investments that the Adviser will not employ on behalf of the Fund in light of these relationships.

Execution with Broker-Dealers and Financing Sources. Conflicts of interest will potentially exist with respect to the Adviser’s selection of brokers, dealers and transaction agents and counterparties (collectively “Broker-Dealers”) and financing sources for the execution of transactions by the Fund. When engaging the services of Broker-Dealers and financing sources, the Adviser may, subject to best execution, take into consideration a variety of factors, including, to the extent applicable, the ability to achieve prompt and reliable execution, competitive pricing, transaction costs, operational efficiency with which transactions are effected, access to deal flow and precedent transactions, and the financial stability and reputation of the particular Broker-Dealer, as well as other factors that the Adviser deems appropriate to consider under the circumstances. Broker-Dealers and financing sources may provide other services that are beneficial to the Adviser, Oaktree and their affiliates, but that are not necessarily beneficial to the Fund, including capital introductions, other marketing assistance, client and personnel referrals, consulting services, and research-related services. These other services and items may influence the Adviser’s selection of Broker-Dealers and financing sources.

Tax-Related Risks

Tax Matters. There can be no assurance that the structure of the Fund or any of its investments will be tax efficient for any particular Shareholder or that any particular tax result will be achieved. The tax position of the Shareholders in the Fund may differ according to the Shareholder’s particular financial and tax situations. Shareholders may have additional tax liabilities in their country of citizenship or residence or may be entitled to additional tax relief in that country. This could have the effect of increasing or decreasing the post-tax return on their investment in the Fund. In particular, the risk of the Shareholders being subject to tax inefficiencies, including (but not limited to) taxation under controlled foreign corporation rules in their jurisdiction, dividend withholding or other taxation that may arise if certain requirements are not met, or tax timing disadvantages as a result of their participation in the Fund may occur and will depend on the individual tax circumstances of each Shareholder.

The countries in which the Fund may invest impose taxes on certain types of income, such as dividends, interest and in some instances capital gains. Although such taxes may be subject to reduction to the extent that Shareholders are entitled to the benefits of an income tax treaty between their home jurisdiction and the other jurisdictions in which the Fund invests, there can be no assurance that treaty benefits will be available in any particular case, as this will be dependent on the terms of the treaty and the timely provision of certifications and other documentation. Furthermore, even if Shareholders are entitled to treaty benefits, withholding taxes may still be deducted by the payers of income, with a material time delay before refunds of such withholding taxes can be obtained from the relevant taxing authority. In addition, changes in the tax laws or tax treaties (or their interpretation) of the countries in which the Fund invests may severely and adversely affect the Fund’s ability to efficiently realize income or capital gains and may subject the Fund or the Shareholders to tax and return filing obligations in such countries.

Changes in U.S. Federal Income Tax Law. All statements contained in this Information Statement/Prospectus concerning the U.S. federal income tax (or other tax) consequences of an investment in the Fund are based on existing law and interpretations thereof. Significant U.S. federal tax reform legislation was enacted in 2017 and several of its more significant provisions, which had been set to expire at the end of 2025, were made permanent by the One Big Beautiful Bill Act of 2025. Moreover, the Inflation Reduction Act of 2022 contained a number of significant federal tax amendments to the Internal Revenue Code, among other things, introduced a 15% book minimum tax on larger corporations, a 1% excise tax on stock buybacks and increased investment in the IRS to aid in the enforcement of tax laws. The impact of these federal legislative changes, as well as other changes and federal tax legislation proposed but not yet enacted, on us, our shareholders and entities in which we may invest is uncertain. Prospective investors are urged to consult their tax advisors regarding the effects of new and developing legislation on an investment in the Fund. In addition, no assurance can be given that the currently anticipated tax treatment of an investment in the Fund, or of investments made by the Fund, will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of the Shareholders.

While some of these changes may be beneficial, others could negatively affect the after-tax returns of the Fund and the Shareholders. Future changes in U.S. tax laws, including state and local tax laws, may materially and adversely affect the Fund, the tax treatment of the Fund’s investments or holding structures and/or the Shareholders. For example, the tax treatment of non-U.S. entities and transactions with non-U.S. entities have been the subject of discussion and legislative proposals in the U.S. Congress. Changes in tax law may adversely affect the Fund and its investors or limit the Fund’s ability to execute its investment strategy.

Tax Liability Considerations. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretive conclusions. Should any such positions be successfully challenged by a tax authority, a Shareholder might be found to have a different tax liability for that year than that reported on its income tax return. In addition, an audit of the Fund may result in an audit of the returns of some or all of the Shareholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a Shareholder’s investment in the Fund. If such adjustments result in an increase in taxable income for any year, the Fund or one or more of the Shareholders may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a Shareholder’s tax return will be borne solely by the Shareholder.

Risks Associated With Status as a Regulated Investment Company. The Fund intends to qualify for federal income tax purposes as a regulated investment company under Subchapter M of the Code. Qualification requires, among other things, compliance by the Fund with certain distribution requirements. Statutory limitations on distributions on the Shares if the Fund is leveraged and fails to satisfy the 1940 Act’s asset coverage requirements could jeopardize the Fund’s ability to meet such distribution requirements. The Fund presently intends, however, to purchase or redeem any outstanding leverage to the extent necessary in order to maintain compliance with such asset coverage requirements. Qualification also requires the Fund to diversify its investments in the manner prescribed by the RIC rules. Satisfying such diversification requirements may limit or otherwise adversely affect the implementation and execution of the Fund’s investment strategy.

Taxation in Non-U.S. Jurisdictions. If the Fund makes investments in a jurisdiction outside the United States, the Fund may be subject to income or other tax in that jurisdiction. Additionally, withholding taxes or branch profits taxes may be imposed on earnings of the Fund from investments in such jurisdictions including, but not limited to, where payments (for example interest payments) are made to ‘non-cooperative’ or ‘blacklist’ jurisdictions. The Fund and/or any vehicle in which the Fund has a direct or indirect interest may be subject to filing obligations and/or tax, including transfer taxes, in jurisdictions in which any such vehicles are incorporated, organized, controlled, managed, have a permanent establishment (for example, in connection with the activities of Oaktree personnel undertaking investment advisory or management services) or are otherwise located or in which investments are made or with which investments have a connection. Local tax incurred in non-U.S. jurisdictions by the Fund or vehicles through which it invests also may not be creditable to or deductible by a Shareholder under the tax laws of the jurisdiction where such Shareholder resides.

FINANCIAL HIGHLIGHTS

Financial highlights for the Acquiring Fund are unavailable as the Acquiring Fund is newly organized and therefore does not yet have financial history.

INFORMATION ABOUT THE REORGANIZATION

Terms of the Reorganization

The Reorganization will be governed by the Reorganization Agreement, a form of which is attached as Appendix A. Pursuant to the Reorganization Agreement, the Acquiring Fund will acquire all of the assets of the Target Fund on the Closing Date (as defined in the Reorganization Agreement) in consideration for the assumption by the Acquiring Fund of all liabilities of the Target Fund and shares of the Acquiring Fund.

On the Closing Date, the Target Fund will transfer to the Acquiring Fund all of its assets in exchange solely for shares of the Acquiring Fund that are equal in value to the value of the net assets of the Target Fund transferred to the Acquiring Fund as of the Closing Date, as determined in accordance with the Acquiring Fund’s valuation procedures or such other valuation procedures as shall be mutually agreed upon by the parties, and the assumption by the Acquiring Fund of all liabilities of the Target Fund. In order to minimize any potential for undesirable federal income and excise tax consequences in connection with the Reorganization, the Target Fund will distribute on or before the Closing Date all of its undistributed net income (including net capital gains) as of such date.

The Target Fund expects to distribute the shares of the Acquiring Fund to the shareholders of the Target Fund promptly after the Closing Date.

If the Reorganization is consummated, current Target Fund shareholders, as shareholders of the Combined Fund, may be able to exchange their shares received in the Reorganization for shares of another class of the Combined Fund for which they are eligible. Such shareholders should consult their tax advisers regarding the potential tax consequences of such an exchange.

If the conditions to closing the Reorganization are satisfied or waived, the Reorganization is expected to occur on or about December 5, 2025. Following the Reorganization, the Target Fund will terminate its registration under the 1940 Act and will liquidate and dissolve in accordance with the Maryland General Corporation Law.

Valuation of Assets and Liabilities. The value of the net assets of each Fund will be the value of its assets, less its liabilities, computed as of the close of regular trading on the NYSE on the business day immediately prior to the Closing Date of the Reorganization. The value of each Fund’s assets shall be determined by using the valuation procedures of the Acquiring Fund or such other valuation procedures as shall be mutually agreed upon by the parties.

Distributions. Undistributed net income represents net earnings from the Target Fund’s investment portfolio that over time have not been distributed to shareholders. Under the terms of the Reorganization Agreement, if the Target Fund has undistributed net income or undistributed realized net capital gains, it is required to declare a distribution, which, together with all previous distributions, shall have the effect of distributing to its shareholders all undistributed net income and undistributed realized net capital gains (after reduction by any available capital loss carryforwards) for all taxable periods ending on or before the Closing Date of the Reorganization.

Amendments. Under the terms of the Reorganization Agreement, the Reorganization Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of either Fund; provided, however, that following the approval of the Reorganization Agreement by the Board, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund shares to be issued to the Target Fund’s shareholders under the Reorganization Agreement to the detriment of such shareholders without the approval of the Board.

Conditions. Under the terms of the Reorganization Agreement, the closing of the Reorganization is conditioned upon, among other things, (a) the absence of legal proceedings challenging the Reorganization, (b) the Funds’ receipt of certain customary certificates and legal opinions and (c) the approval of the Reorganization by the Target Fund’s shareholders, which has already been obtained.

Termination. The Reorganization Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Board at any time prior to the Effective Time (as defined in the Reorganization Agreement), if circumstances should develop that, in the opinion of such Board, make proceeding with the Reorganization Agreement inadvisable.

Board Approval of the Reorganization

At the Approval Meeting on August 20-21, 2025, the Board considered the approval of the Reorganization Agreement with respect to each Fund. The Board, including all of the Independent Directors, has approved the Reorganization Agreement. The Board has determined that (i) the Reorganization is advisable and in the best interests of the Target Fund and the Acquiring Fund, respectively, and (ii) the interests of the Target Fund’s shareholders and the Acquiring Fund’s shareholders, respectively, will not be diluted as a result of the Reorganization. The Board’s determinations were based on a comprehensive evaluation of the information provided to it. During the review, the Board did not identify any particular information or consideration that was all-important or controlling.

In considering the Reorganization, the Board reviewed substantial information provided by the Adviser. In considering such information, the Board considered that in presenting this recommendation the Adviser may be subject to a conflict of interest, as the Adviser would realize certain operating efficiencies (such as reduced administrative and oversight burdens in managing one portfolio rather than two portfolios, the need for only one audit, etc.) if the Reorganization is consummated.

In reaching its determinations with respect to the Reorganization, the Board considered a number of factors presented at the time of the Approval Meeting, including, but not limited to, the following:

Investment Objective and Principal Investment Strategies and Risks Investment. The Funds have identical investment objectives, principal investment strategies, principal risks, and investment restrictions and policies. See “Synopsis—Comparison of the Funds.”

Potential Operational Cost Savings. The registration of the Acquiring Fund’s offering under the Securities Act will permit the Acquiring Fund to publicly offer its shares and therefore make shares available to a wider investor base, which could enhance the prospects for growing the Acquiring Fund and thereby realizing long-term economies of scale. Additionally, the Reorganization may potentially result in operational cost savings over time as a result of the larger size of the Combined Fund.

Impact on Expenses. The Board considered comparative fee and expense ratio information of the Funds, the estimated expense ratio of the Combined Fund following the Reorganization and the impact of the contractual expense limitation.

Management and Service Providers. There will be continuity in portfolio management for shareholders of the Target Fund because the Adviser (which serves as adviser to both Funds) will manage the Combined Fund’s portfolio on a day-to-day basis, and there is not expected to be any diminution in the nature, quality and extent of the services provided to shareholders after the Reorganization. The Funds have the same service providers and are overseen by Boards of Directors comprised of the same persons. See “Synopsis— Comparison of the Funds.”

Anticipated Tax-Free Reorganization; Certain Taxable Distributions. There is expected to be no gain or loss recognized by shareholders for U.S. federal income tax purposes as a result of the Reorganization, because the Reorganization is expected to be a tax-free reorganization for U.S. federal income tax purposes. Prior to the Reorganization, the Target Fund will distribute to its shareholders all investment company taxable income and net realized capital gains not previously distributed to shareholders, and such distribution of investment company taxable income and net realized capital gains will be taxable to shareholders in non-tax qualified accounts. The Acquiring Fund may recognize gains that, upon distribution, are taxable to shareholders as a result of sales of portfolio securities after the Reorganization to satisfy expected repurchase requests.

Terms of the Reorganization and Impact on Shareholders. The terms of the Reorganization are intended to avoid dilution of the interests with respect to net asset value of the existing shareholders of the Target Fund. In this regard, the Board considered that the aggregate net asset value of the shares of the Acquiring Fund that shareholders of the Target Fund will receive in the Reorganization is expected to be equal to the aggregate net asset value of the shares of the Target Fund held by such shareholders as of the close of business on the business day immediately prior to the Closing Date of the Reorganization.

Capitalization

The following table, which is unaudited, sets forth the capitalization of the Target Fund and the Acquiring Fund as of October 31, 2025, and the pro forma capitalization of the Combined Fund as if the Reorganization had occurred on that date. The capitalization of the Combined Fund may be different on the Closing Date as a result of Fund share purchase, repurchase and market activity.

	Target Fund	Acquiring Fund	Pro Forma Adjustments	Pro Forma Combined Fund
Net Assets
Class A1	--	--	--	--
Class I	$36,740,227	$100,000	--	$36,840,227
Class U1	--	--	--	--
Shares Outstanding
Class A1	--	--	--	--
Class I	3,520,697.82	10,000	(417.322)	3,530,280.496
Class U1	--	--	--	--
NAV per Share
Class A1	--	--	--	--
Class I	$10.44	$10.00	--	$10.44	[2]
Class U1	--	--	--	--

[1]	Class A Shares and Class U Shares of the Acquiring Fund will not be issued in the Reorganization. The Target Fund only has Class I Shares.

[2]	If the Reorganization had occurred on October 31, 2025, $10.44 is the pro forma NAV of the Class I Shares of the Acquiring Fund issued to the Target Fund shareholders.

Reorganization Expenses

The Adviser will bear the expenses associated with the Reorganization. Such expenses include, but are not limited to, costs and expenses (including legal fees) related to the preparation and distribution of materials to the Board, costs incurred in attending the meetings of the Board and preparing the minutes of such Board meetings, obtaining opinions of counsel as to certain matters in connection with the closing of the Reorganization, the preparation of the Reorganization Agreement, this Information Statement/Prospectus, fees of the SEC and any state securities commission, transfer agency fees, auditing fees associated with each Fund’s financial statements, portfolio transfer taxes (if any), expenses relating to printing and mailing this Information Statement/Prospectus, and any other legal and auditing fees in connection with the foregoing.

Material Federal Income Tax Consequences

The following is a general summary of the material anticipated U.S. federal income tax consequences of the Reorganization. The discussion is based upon the Code, Treasury regulations, court decisions, published positions of the IRS and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or different interpretations (possibly with retroactive effect). The discussion is limited to U.S. persons that hold shares of the Target Fund as capital assets for U.S. federal income tax purposes. This summary does not address all of the U.S. federal income tax consequences that may be relevant to shareholders that are subject to special treatment under U.S. federal income tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects described below. Shareholders should consult their own tax advisers as to the U.S. federal income tax consequences of the Reorganization, as well as the effects of state, local and non-U.S. tax laws. Defined terms in this subsection have the meanings assigned to them in the Reorganization Agreement.

As a condition to each Fund’s obligation to consummate the Reorganization, each Fund will receive an opinion from Paul Hastings LLP, tax counsel to the Funds, dated as of the Closing Date, substantially to the effect that, based on certain facts, assumptions and representations of the parties, for U.S. federal income tax purposes:

1.	(i) the transfer of the Assets of the Target Fund solely in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of the Target Fund liabilities followed by the distribution of Acquiring Fund shares to the Target Fund shareholders, and (ii) the complete dissolution and liquidation of the Target Fund, all pursuant to the Reorganization Agreement, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Target Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

2.	no gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets of the Target Fund solely in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of the Target Fund liabilities;

3.	no gain or loss will be recognized by the Target Fund upon the transfer of the Assets of the Target Fund to the Acquiring Fund solely in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of the Target Fund liabilities or upon the distribution of Acquiring Fund shares to Target Fund shareholders in exchange for such shareholders’ shares of the Target Fund in liquidation of the Target Fund, except for any gain or loss that may be required to be recognized solely or as a result of the close of the Target Fund’s taxable year due to the Reorganization or as a result of the transfer of any stock in a passive foreign investment company as defined in Section 1297(a) of the Code;

4.	no gain or loss will be recognized by the Target Fund shareholders upon the exchange of their Target Fund shares and receipt of Acquiring Fund shares pursuant to the Reorganization;

5.	the aggregate tax basis of the Acquiring Fund shares received by each Target Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor by such shareholder;

6.	the holding period of Acquiring Fund shares to be received by each Target Fund shareholder pursuant to the Reorganization will include the period during which the Target Fund shares exchanged therefor were held by such shareholder, provided such Target Fund shares are held as capital assets at the time of the Reorganization;

7.	the tax basis of the Assets acquired by the Acquiring Fund will be the same as the tax basis of such Assets to the Target Fund immediately before the Reorganization, except for certain adjustments that may be required to be made solely as a result of the close of the Target Fund’s taxable year due to the Reorganization or as a result of gain recognized on the transfer of certain assets of the Target Fund; and

8.	the holding period of the Assets in the hands of the Acquiring Fund will include the period during which those Assets were held by the Target Fund except for any assets which may be marked to market for U.S. federal income tax purposes on the termination of the Target Fund’s taxable year or on which gain was recognized upon the transfer to the Acquiring Fund.

The opinion of Paul Hastings LLP relating to the Reorganization will be based on U.S. federal income tax law in effect on the Closing Date (as defined in the Reorganization Agreement). In rendering its opinion, Paul Hastings LLP will also rely upon certain representations of the management of the Acquiring Fund and the Target Fund and assume, among other things, that the Reorganization will be consummated in accordance with the operative documents. The opinion will not express an opinion on the effect of the Reorganization on the Target Fund with respect to the recognition of any unrealized gain or loss for any Asset that is required to be marked to market for U.S. federal income tax purposes upon termination of the Target Fund’s taxable year, any compensation event, or as a result of the transfer of certain assets of the Target Fund. An opinion of counsel is not binding on the IRS or any court.

Prior to the Closing Date, the Target Fund will declare a distribution to its shareholders, which together with all previous distributions, will have the effect of distributing to its shareholders all of its investment company taxable income (computed without regard to the deduction for dividends paid) and net realized capital gains, if any, through the Closing Date (after reduction for any capital loss carryforward).

None of the assets held by the Target Fund may be sold in connection with the Reorganization other than in the ordinary course of business. If, however, assets of the Target Fund were to be sold in connection with the Reorganization, such as if needed for purposes of the Target Fund’s distribution mentioned in the previous paragraph, or if such assets were required to be marked to market as a result of the termination of the Target Fund’s taxable year or as a result of the transfer of certain assets in the Reorganization, the tax impact of any such sales (or deemed sales) would depend on the difference between the price at which such assets are sold (or deemed sold) and the Target Fund’s basis in such assets. Any capital gains recognized in these sales (or deemed sales) on a net basis will be distributed to the Target Fund’s shareholders as capital gain dividends (to the extent of net realized long-term capital gains) and/or ordinary dividends (to the extent of net realized short-term capital gains) during or with respect to the year of sale (or deemed sale) and prior to or on the date of the Reorganization, and such distributions will be taxable to shareholders of the Target Fund.

The Acquiring Fund will succeed to the capital loss carryforwards, if any, of the Target Fund. The capital loss carryforwards of the Funds will be available to offset future capital gains recognized by the Combined Fund, subject to limitations under the Code. These limitations generally apply to a fund that experiences a greater than 50% ownership change as a result of a reorganization. In addition, for five years beginning after the Closing Date of the Reorganization, the Combined Fund will not be allowed to offset certain pre-Reorganization built-in gains of the Acquiring Fund with the capital loss carryforwards from the Target Fund.

Shareholder Rights

The Target Fund and the Acquiring Fund were each organized as a Maryland corporation on December 16, 2024. Each Fund’s Charter and Bylaws are substantially similar.

There are no material differences between the rights of shareholders of the Target Fund and the Acquiring Fund.

ADDITIONAL INFORMATION ABOUT THE ACQUIRING FUND

This section provides certain additional information about the Acquiring Fund. Effective upon the closing of the Reorganization, the strategies, policies, terms and arrangements of the Acquiring Fund described below will be continued by the Combined Fund.

Throughout this section, the Acquiring Fund is referred to as the “Fund,” shares of the Acquiring Fund’s common stock are referred to as “Shares,” and holders of Shares are referred to as “Shareholders.”

General

The Fund is a non-diversified, closed-end management investment company registered under the 1940 Act, operating as an interval fund pursuant to Rule 23c-3 under the 1940 Act. The Acquiring Fund was organized as a Maryland corporation on December 16, 2024 and expects to commence investment operations upon the closing of the Reorganization.

Investment Objective and Principal Investment Strategies

Investment Objective

The Fund’s investment objective is to seek to provide current income and, to a lesser extent, capital appreciation. The Fund’s investment objective is non-fundamental and may be changed by a vote of the Acquiring Board, without Shareholder approval. There can be no assurance that the Fund will achieve its investment objective.

Principal Investment Strategies

Under normal market conditions, the Fund attempts to achieve its investment objective by investing, as a principal strategy, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in ABF Investments (as defined below), throughout the world, including the United States, or “U.S.” (the “80% Policy”). More specifically, the Fund seeks to achieve its investment objective by investing primarily in a diverse portfolio of asset-backed finance (“ABF”) investments across a broad range of industries focused on pools of contractual assets, including, but not limited to, loans, leases, mortgages, or other receivables (collectively, “ABF Investments”). The Fund’s ABF Investments may also include certain asset-backed instruments, including, but not limited to, notes, bills, debentures, bank loans, and convertible and preferred securities (excluding convertible and preferred securities issued by an operating company or a holding company of an operating company). In addition, the Fund may invest in junior and equity tranches of ABF Investments. In seeking to achieve its investment objective, the Fund may, among other things, make ABF Investments in the following formats: (i) purchasing on an unlevered basis loans or other contractual assets; (ii) purchasing on a levered basis loans or other contractual assets; (iii) senior lending against a pool of contractual assets; (iv) mezzanine lending opportunities against pools of contractual assets; (v) insuring or providing capital relief against contractual assets; and (vi) providing essential capital to origination platforms or “Originators” (as defined below). The Fund may change the 80% Policy without Shareholder approval upon at least 60 days’ prior written notice to Shareholders.

In addition, the Fund may invest up to 20% of its net assets (plus the amount of any borrowings for investment purposes) in investments other than ABF Investments as described herein (together with the ABF Investments, the “Investments,” and each, an “Investment”), including cash or cash equivalents, common stock and preferred stock (including convertible preferred stock) issued by an operating company or a holding company of an operating company, liquid structured credit securities (which may include, for example, residential mortgage-backed securities (RMBS), commercial mortgage-backed securities (CMBS), asset-backed securities (ABS), and collateralized loan obligations (CLOs) (each, as defined below)), and liquid fixed-income securities, such as publicly-traded corporate bonds, consistent with prudent liquidity management.

The Fund may invest in securities and other obligations of any credit quality, duration or maturity. However, it is expected that the Fund normally will have a short average portfolio duration (i.e., within a 1½ to 3-year range), as calculated by the Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. The Fund will not invest more than 15% of its assets in entities that rely on Sections 3(c)(1) or 3(c)(7) of the 1940 Act, other than CLOs and other asset-backed issuers. For temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, the Fund may hold a substantially higher amount of liquid investments, including cash and cash equivalents.

The Fund considers the market for ABF Investments to feature the following three main segments:

•	Investment Grade: The investment grade segment of the ABF market (the “Investment Grade Segment”) includes senior financing investments with relatively lower risk, which are typically participated in by insurers and banks. ABF Investments in the Investment Grade Segment often rely on explicit or internal ratings for such insurer or bank participation at BBB- or a higher, equivalent rating.

•	Core: The core segment of the ABF market (the “Core Segment”) represents the space between the Investment Grade Segment and the Opportunistic Segment (as defined below). ABF Investments included in the Core Segment may not be suitable for a rating for various non-risk-based reasons such as the variable funding profile of the investment or other structural features of the investment. The credit quality of such investments may sometimes, but not always, be below investment grade. ABF Investments in the Core Segment are typically focused on income returns derived from contractual asset cashflows. It is anticipated that the Fund’s ABF Investments in the Core Segment have the potential to deliver yields consistent with, or slightly higher than, first lien, sponsor-backed direct loans.

•	Opportunistic: ABF Investments in the opportunistic segment of the ABF market (the “Opportunistic Segment”) typically have a higher risk profile and the potential to earn higher net returns, which may include providing “essential capital” to Originators in the form of equity capital, preferred equity or other junior debt or stock participation for potential long-term capital appreciation and total return.

The Fund will invest primarily in the Core Segment, and supplement that sleeve with a limited number of more opportunistic investments targeting higher net returns, with less return derived from contractual asset cashflows. A portion of the ABF Investments in the Core Segment may, and all of the ABF Investments in the Opportunistic Segment will, consist of instruments that are rated below investment grade by rating agencies (commonly known as “high-yield” or “junk” instruments) (e.g., rated lower than BBB by S&P Global Ratings or lower than Baa by Moody’s Investors Service, Inc.), or are unrated but are determined by the Adviser to be of equivalent credit quality. Consistent with the investment philosophy of the Adviser, the Fund will prioritize risk control and downside protection by evaluating credit fundamentals such as contractual asset diversity and credit quality, monitoring appropriate credit metrics such as delinquency and prepayment rates, and pursuing effective structural protections. Structural protections may include, for example, holding assets in bankruptcy remote special purpose vehicles, loss coverage and overcollateralization, events of default and rapid amortization triggers and the ability to remove and replace asset servicers. Such protections are deemed effective when they provide downside protection sufficient to preserve underwritten returns and modeled relative value of the investment. Subject to certain limitations set forth in this Information Statement/Prospectus and under applicable law, the Fund intends, from time to time, to borrow at the Fund level or at a subsidiary of the Fund on a secured or unsecured basis. It is expected that this indebtedness, if incurred, will be secured primarily by the assets of the Fund. In addition, the Adviser intends to evaluate whether it is prudent and appropriate to incur this leverage and there can be no assurance that leverage will be incurred given that various factors may cause the Adviser, in its discretion, to elect not to incur such leverage.

The Fund intends to focus on opportunities with return profiles in line with traditional private credit (i.e., the origination of a bilateral loan without a traditional bank intermediary connecting the borrower directly to the private lender), but with diversification and structural benefits provided by the Adviser’s ABF strategy. In seeking to achieve its investment objective, the Fund’s 80% Policy is focused on acquiring and managing a diverse portfolio of ABF Investments, with a primary focus on leveraging the predictable cash flows generated by various types of assets, such as loans, leases, mortgages, receivables, and licensing agreements. The Fund employs a multi-faceted approach that involves the direct acquisition of portfolios of assets from banks, credit unions, specialty finance companies, and other specialty lenders or financial institutions (“Originators”). The Fund may acquire these assets unlevered, holding them directly to benefit from the ongoing cash flows without introducing debt. The Fund may also acquire a portfolio of assets from an Originator and subsequently apply secured asset-backed financing, thereby leveraging these assets to enhance returns while maintaining the security and stability provided by the underlying asset base.

ABF Investments are typically secured by a segregated portfolio of contractual assets usually held in a bankruptcy remote special purpose vehicle, creating an additional avenue for generating returns while minimizing risk. In some cases, the Fund may also take equity interests or warrants in the Originators, particularly when entering into agreements to acquire assets or provide financing. These equity stakes allow the Fund to participate in the upside potential of the Originators’ businesses while further aligning its interests with those of the asset Originators. The combination of different formats of ABF Investments described above positions the Fund to capitalize on the growing market for asset-backed financing across diverse sectors, including consumer, corporate, real estate, infrastructure, and transportation lending. The Adviser’s approach is flexible, enabling the Adviser to be innovative across market cycles by utilizing the most beneficial investment structures under the prevailing market conditions, in view of the particular circumstances of each transaction.

The SEC has granted exemptive relief that permits the Fund to, among other things, co-invest with certain other persons, including certain affiliates of the Adviser and certain public or private funds managed by the Adviser and its affiliates, subject to certain terms and conditions.

Pricing of Fund Shares

The Fund’s NAV per Share is computed by dividing the total current value of the assets of the Fund, less its liabilities, by the total number of Shares outstanding at the time of such computation. The Fund computes its NAV per Share as of the close of trading on each day the New York Stock Exchange (“NYSE”) is open for trading.

The Board has adopted procedures for the valuation of the Fund’s securities. The Adviser oversees the day to day responsibilities for valuation determinations under these procedures. The Board regularly reviews the application of these procedures to the securities in the Fund’s portfolio.

The Board has designated the Adviser as the valuation designee pursuant to Rule 2a-5 under the 1940 Act to perform fair value determination relating to any or all Fund investments. The Board oversees the Adviser in its role as the valuation designee in accordance with the requirements of Rule 2a-5 under the 1940 Act.

Investments in equity securities listed or traded on any securities exchange or traded in the over-the-counter market are valued at the last trade price as of the close of business on the valuation date. If the NYSE closes early, then the equity security will be valued at the last traded price before the NYSE close. Prices of foreign equities that are principally traded on certain foreign markets will generally be adjusted daily pursuant to a fair value pricing service approved by the Board in order to reflect an adjustment for the factors occurring after the close of certain foreign markets but before the NYSE close. When fair value pricing is employed, the value of the portfolio securities used to calculate the Fund’s NAV may differ from quoted or official closing prices. Investments in open-end registered investment companies, if any, are valued at the NAV as reported by those investment companies.

Securities for which market prices are not readily available, cannot be determined using the sources described above, or for which the Adviser determines the quotation or price for a portfolio security provided by a broker-dealer or an independent pricing service is inaccurate, will be valued at a fair value determined by the Adviser following the procedures adopted by the Adviser under the supervision of the Board. The Adviser’s valuation procedure establishes parameters for the sources, methodologies, and inputs the Adviser uses in determining fair value.

The fair valuation methodology may include or consider the following guidelines, as appropriate: (1) evaluation of all relevant factors, including but not limited to, pricing history, current market level, supply and demand of the respective security; (2) comparison to the values and current pricing of securities that have comparable characteristics; (3) knowledge of historical market information with respect to the security; (4) other factors relevant to the security which would include, but not be limited to, duration, yield, fundamental analytical data, the Treasury yield curve, and credit quality. The fair value may be difficult to determine and thus judgment plays a greater role in the valuation process. Imprecision in estimating fair value can also impact the amount of unrealized appreciation or depreciation recorded for a particular portfolio security and differences in the assumptions used could result in a different determination of fair value, and those differences could be material. For those securities valued by fair valuations, the Adviser reviews and affirms the reasonableness of the valuations based on such methodologies and fair valuation determinations on a regular basis after considering all relevant information that is reasonably available. There can be no assurance that the Fund could purchase or sell a portfolio security at the price used to calculate the Fund’s NAV.

An internal pricing hierarchy has been established to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

Valuations of Fund investments are disclosed in reports publicly filed with the SEC. The Adviser will provide the Board of Directors with periodic reports, no less than quarterly, that discuss the functioning of the valuation process, if applicable to that period, and that identify any issues and valuation problems that have arisen.

Under certain circumstances, the NAV per Share of a class of the Shares may be different from the per Share NAV of another class of Shares as a result of the different daily expense accruals applicable to each class of Shares.

Plan of Distribution

Quasar Distributors, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group) (the “Distributor”) serves as the principal underwriter and distributor of the Shares pursuant to a distribution agreement (the “Distribution Agreement”) with the Fund. The Distributor, located at Three Canal Plaza, Suite 100, Portland, ME 04101, is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”). Selling agents may be appointed by the Distributor to assist in the sale of the Shares on a best efforts basis.

The Distributor acts as the distributor of Shares for the Fund on a best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares.

The Shares are continuously offered through the Distributor and/or certain financial intermediaries that have agreements with the Distributor. Class A Shares, Class I Shares and Class U Shares are available to clients of certain financial intermediaries with which the Fund has entered into selling agreements to distribute Class A Shares, Class I Shares and Class U Shares. Class I Shares may also be offered for investment to investors such as pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations and individuals that can meet the minimum initial investment amount. The Fund may authorize one or more additional intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf, which may charge their customers transaction or other fees with respect to their customers’ investments in the Fund. The Shares will be offered at NAV per Share (plus any applicable sales load) calculated each regular business day. Please see “Net Asset Value” below.

The Fund and the Distributor have the sole right to accept orders to purchase Shares and reserve the right to reject any order in whole or in part.

The Shares are not listed for trading on any securities exchange. There is currently no secondary market for the Shares and the Fund does not anticipate that a secondary market will develop for its Shares. Investors should consider the Shares to be an illiquid investment. None of the Adviser or the Distributor intends to make a market in the Shares.

The Fund has agreed to indemnify the Distributor and certain of the Distributor’s affiliates against certain liabilities, including certain liabilities arising under the Securities Act. To the extent consistent with applicable law, the Distributor has agreed to indemnify the Fund and each Director against certain liabilities under the Securities Act and in connection with the services rendered to the Fund.

Share Classes

The Fund currently offers three classes of Shares: Class A Shares, Class I Shares, and Class U Shares. In the future, the Fund may offer additional classes of Shares. Each class of Shares represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements. The SEC has granted exemptive relief (the “Multi-Class Exemptive Relief”) permitting the Fund to issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees. The Fund has implemented a Multi-Class Plan pursuant to Rule 18f-3 under the 1940 Act. Although the Fund is not an open-end investment company, it will comply with the terms of Rule 18f-3 as a condition of the granted Multi-Class Exemptive Relief, which permits the Fund to have, among other things, a multi-class structure and distribution and shareholder servicing fees.

Under the Multi-Class Plan, Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class.

The Shares are continuously offered through Distributor and certain financial intermediaries that have agreements with the Distributor. Class A Shares, Class I Shares and Class U Shares are available to clients of certain financial intermediaries with which the Fund has entered into selling agreements to distribute Class A Shares, Class I Shares and Class U Shares. Class I Shares may also be offered for investment to investors such as pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations and individuals that can meet the minimum initial investment amount. The Fund may authorize one or more additional intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf, which may charge their customers transaction or other fees with respect to their customers’ investments in the Fund.

Distribution and Servicing Plan

The Fund has implemented a Distribution and Servicing Plan for each of the Class A Shares and Class U Shares (the “Distribution and Servicing Plan”). The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it will comply with the terms of Rule 12b-1 as a condition of the granted Multi-Class Exemptive Relief, which permits the Fund to have, among other things, a multi-class structure and distribution and shareholder servicing fees. Each Distribution and Servicing Plan permits the Fund to compensate the Distributor for providing or procuring through financial firms, distribution, administrative, recordkeeping, shareholder and/or related services with respect to the Class A Shares and the Class U Shares, as applicable. Most or all of the distribution and/or servicing fees are paid to financial firms through which Shareholders may purchase or hold Class A Shares and Class U Shares, as applicable. Because these fees are paid out of the applicable Share class’s assets on an ongoing basis, over time they will increase the cost of an investment in Class A Shares and Class U Shares and may cost you more than other types of sales charges.

The maximum annual rate at which distribution and/or servicing fees may be paid under the Distribution and Servicing Plan for each of Class A Shares and Class U Shares is 0.75% (calculated as a percentage of the Fund’s average daily net assets attributable to the Class A Shares and Class U Shares, respectively). 0.25% of such fee is a shareholder servicing fee (the “Servicing Fee”) and the remaining portion is a distribution fee (the “Distribution Fee”).

The Distribution Fee is for the sale and marketing of the Class A Shares and Class U Shares and to reimburse the Distributor for related expenses incurred. All or a portion of the Distribution Fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services that are not required to be paid pursuant to a servicing fee under Financial Industry Regulatory Authority rules. The Distributor may pay all or a portion of the Distribution Fee to the selling agents that sell Class A Shares or Class U Shares. Payment of the Distribution Fee is governed by the Distribution and Servicing Plan. The Class I Shares do not incur a Distribution Fee.

The Servicing Fee is for personal services provided to stockholders and/or the maintenance of stockholder accounts and to reimburse the Distributor for related expenses incurred. All or a portion of the Servicing Fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services. The Fund also pays for certain sub-transfer agency, sub-accounting and certain other administrative services outside of the Servicing Fee. The Distributor may pay all or a portion of the Servicing Fee to the selling agents that sell Class A Shares or Class U Shares. Payment of the Servicing Fee is governed by the Distribution and Servicing Plan. The Class I Shares do not incur a Servicing Fee.

Revenue Sharing

The Adviser, the Administrator or an affiliate of each may make cash payments from their own resources to broker-dealers or financial intermediaries for various reasons. These payments, often referred to as “revenue sharing,” may support the delivery of services to the Fund or Shareholders in the Fund, including transaction processing and sub-accounting services. In general, these payments are intended to compensate or reimburse financial intermediary firms for certain activities, including: promotion of sales of Shares; making Shares available on certain platforms, programs, or trading venues; educating a financial intermediary firm’s sales force about the Fund; providing services to shareholders; and various other promotional efforts and/or costs.

These payments also may serve as an incentive to sell Shares or to promote Shareholder retention. As such, the payments may go to firms providing various marketing support or other promotional services relating to the Fund, including advertising and sales meetings, as well as inclusion of the Fund in various promotional and sales programs. Marketing support services also may include business planning assistance, broker-dealer education about the Fund and shareholder financial planning assistance. In addition, these payments may be provided to financial intermediaries in connection with the support of conferences and other events sponsored, hosted, or organized by the financial intermediary. The aggregate amount of these payments may be substantial and may exceed the actual costs incurred by the financial intermediary in engaging in these promotional activities or services and the financial intermediary firm may realize a profit in connection with such activities or services.

Please be aware that revenue sharing arrangements or other payments to intermediaries could create incentives on the part of the parties receiving the payments to more positively consider the Fund relative to other funds either not making payments of this nature or making smaller such payments. A Shareholder or prospective investor with questions regarding revenue sharing or other such payments may obtain more details by contacting his or her broker representative or other financial intermediary directly. The Fund’s Statement of Additional Information includes a listing of certain parties receiving revenue sharing payments in respect of the Fund.

Payments for Recordkeeping, Networking, and Other Services

In addition to the payments made from time to time described above under “Revenue Sharing,” the Adviser and the Fund may have other relationships with financial intermediaries relating to the provision of services to the Fund, such as providing omnibus account services or executing portfolio transactions for the Fund. The Fund generally may pay recordkeeping fees for services provided to plans where the account is a plan-level or fund-level omnibus account and plan participants have the ability to determine their investments in particular funds. If your financial intermediary provides these services, the Adviser or the Fund may compensate the financial intermediary for these services. In addition, your financial intermediary may have other relationships with the Adviser or Distributor that are not related to the Fund.

For example, the Fund may enter into arrangements with and pay fees to financial intermediaries that provide recordkeeping or other sub-administrative services to certain groups of investors in the Fund, including participants in retirement and benefit plans, investors in fund advisory programs, investors in variable insurance products and clients of financial intermediaries that operate in an omnibus environment. The recordkeeping services typically include: (a) establishing and maintaining Shareholder accounts and records; (b) recording Shareholder account balances and changes thereto; (c) arranging for the wiring of funds; (d) providing statements to Shareholders; (e) furnishing proxy materials, periodic Fund reports, this Information Statement/Prospectus (as supplemented and amended from time to time) and other communications to Shareholders as required; (f) transmitting Shareholder transaction information; and (g) providing information in order to assist the Fund in its compliance with state securities laws. The fees that the Fund pays are designed to compensate financial intermediaries for such services.

The Fund also may pay fees to broker-dealers for networking services. Networking services may include but are not limited to:

●	establishing and maintaining individual accounts and records;

●	providing client account statements; and

●	providing 1099 forms and other tax statements.

The networking fees that the Fund pays to broker-dealers normally result in reduced fees paid by the Fund to the transfer agent, which otherwise would provide these services.

Financial intermediaries may charge additional fees or commissions other than those disclosed in this Information Statement/Prospectus, such as transaction based fee or other fees for their services, and may categorize and disclose these arrangements differently than described above and in the Fund’s Statement of Additional Information. You may ask your financial intermediary about any payments it receives from the Adviser or the Fund, as well as about fees and/or commissions it charges.

Purchasing Shares

This section provides basic information about how to purchase shares of the Fund.

Individual Shareholders who purchase shares through financial intermediaries, pensions or profit-sharing plans may not be eligible to hold shares outside of their respective plan or financial intermediary platform.

Class A Shares and Class U Shares

Eligible investors may purchase Class A Shares and Class U Shares in the following way:

●	Through broker-dealer or other financial firm. Class A Shares and Class U Shares are available to clients of certain financial intermediaries with which the Fund has entered into selling agreements to distribute Class A Shares and Class U Shares. The Fund may authorize one or more additional intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf, which may charge their customers transaction or other fees with respect to their customers’ investments in the Fund. Your broker-dealer or other financial firm may establish different minimum investment requirements than the Fund and may also independently charge you transaction or other fees and additional amounts (which may vary) in return for its services, which will reduce your return. Shares that you purchase through your broker-dealer or other financial firm will normally be held in your account with that firm and instructions for buying, selling, exchanging or transferring shares must be submitted by your broker-dealer or other financial firm on your behalf.

Class I Shares

Eligible investors may purchase Class I Shares in the following ways:

●	Through your broker-dealer or other financial firm. Class I Shares are available to clients of certain financial intermediaries with which the Fund has entered into selling agreements to distribute Class I Shares. The Fund may authorize one or more additional intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf, which may charge their customers transaction or other fees with respect to their customers’ investments in the Fund. Your broker-dealer or other financial firm may establish different minimum investment requirements than the Fund and may also independently charge you transaction or other fees and additional amounts (which may vary) in return for its services, which will reduce your return. Shares that you purchase through your broker-dealer or other financial firm will normally be held in your account with that firm and instructions for buying, selling, exchanging or transferring shares must be submitted by your broker-dealer or other financial firm on your behalf.

●	Through the Transfer Agent. You should discuss your investment with your financial adviser before you make a purchase to be sure the Fund is appropriate for you. Individual investors who meet the minimum initial investment amount and wish to invest directly in Class I Shares may obtain an Account Application online at https://www.brookfieldoaktree.com/ or by calling the Transfer Agent at 1-855-862-5873.

The completed Account Application may be submitted using the following methods:

Overnight Mail:	Oaktree Asset-Backed Income Fund Inc. c/o U.S. Bancorp Fund Services, LLC 801 Pennsylvania Avenue, Suite 219252 Kansas City, Missouri 64105-1307
Regular Mail:	Oaktree Asset-Backed Income Fund Inc. c/o U.S. Bancorp Fund Services, LLC P.O. Box 219252 Milwaukee, Wisconsin 53201 0701

For inquiries, please call 1-855-862-5873.

Payment for the purchase of shares may be made by check payable to the transfer agent and sent to the Regular Mail address above; or by wiring federal funds to:

U.S. Bank National Association 1555 North River Center Drive Milwaukee, Wisconsin 53212
ABA:	#075000022
Account#:	112-952-137
Account Name:	U.S. Bancorp Fund Services, LLC
FFC:	(include Oaktree Asset-Backed Income Fund Inc. Account Number)

Shares that are offered through other brokers, dealers and other financial intermediaries (referred to as “selling agents”) that have entered into selling agreements with the Distributor and that are authorized to receive purchase orders and repurchase requests on the Fund’s behalf. Such selling agents may designate other financial intermediaries to receive purchase orders and, if applicable, repurchase requests from investors on behalf of the Fund and its selling agents. Selling agents typically receive the sales load with respect to Class A Shares purchased by their clients. The Distributor does not retain any portion of the sales load. Class A Shares are sold subject to a maximum sales load of up to 2.50% of the offering price. However, purchases of Class A Shares may be eligible for a sales load discount. Class I Shares and Class U Shares are not subject to a sales load; however, investors could be required to pay brokerage commissions on purchases and sales of Class I Shares or Class U Shares to their selling agents. Investors should consult with their selling agents about any fees their selling agents might impose on the shares.

In order to receive the current day’s NAV, order instructions must be received in good order prior to the close of regular trading on the NYSE (ordinarily 4:00 p.m., Eastern time) (“NYSE Close”). Instructions must include the name and signature of an appropriate person designated on the Account Application (“Authorized Person”), account name, account number, name of the Fund and dollar amount. Payments received without order instructions could result in a processing delay or a return of wire. Failure to send the accompanying payment on the same day may result in the cancellation of the order.

For the avoidance of doubt, the Fund has authorized one or more brokers to receive on its behalf purchase orders. Such brokers are authorized to designate other intermediaries to receive purchase orders on the Fund’s behalf. The Fund will be deemed to have received a purchase order when an authorized broker, or if applicable, a broker’s authorized designee, receives the order. Customer orders will be priced at the Fund’s NAV next computed after they are received by the Administrator or an authorized broker or the broker’s authorized designee.

Investment Minimums

Class A Shares. The following investment minimums apply for purchases of Class A Shares:
Initial Investment	Subsequent Investments
$2,500 per account	$100
Class I Shares. The following investment minimums apply for purchases of Class I Shares:
Initial Investment	Subsequent Investments
$1,000,000 per account	None
Class U Shares. The following investment minimums apply for purchases of Class U Shares:
Initial Investment	Subsequent Investments
$2,500 per account	$100

The minimum initial investment amount for Class A Shares and Class U Shares is $2,500 per account, and the minimum subsequent investment amount for Class A shares and Class U shares is $100. The minimum initial investment amount for Class I Shares is $1,000,000 per account. There is no minimum subsequent investment amount for the Class I Shares. The minimum initial and subsequent investment amounts for the shares can be modified or waived in the sole discretion of the Fund, including for certain financial firms that submit orders on behalf of their customers. In addition, the minimum initial investment amount may be waived for Class I Shares for certain wrap fee programs if approved by the Fund and for certain intermediaries that have entered into a relevant agreement with the Distributor or the Fund.

Additional Investments. An investor may purchase additional shares at any time. If you invest in shares through a broker-dealer, contact your financial firm for information on purchasing additional shares.

Other Purchase Information. Purchases of the shares will be made in full and fractional shares.

The Fund and the Distributor each reserves the right, in its sole discretion, to suspend the offering of the shares or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund.

Sales Charges — Class A Shares

This section includes important information about sales charge reduction programs available to investors in Class A Shares of the Fund and describes information or records you may need to provide to the Fund or your financial firm in order to be eligible for sales charge reduction programs.

Unless you are eligible for a waiver, the public offering price you pay when you buy Class A Shares is the NAV of the shares plus an initial sales charge. The initial sales charge varies depending upon the size of your purchase, as set forth below.

No sales charge is imposed where Class A Shares are issued to you pursuant to the automatic reinvestment of income dividends or capital gains distributions. For investors investing in Class A Shares through a financial intermediary, it is the responsibility of the financial intermediary to ensure that you obtain the proper “breakpoint” discount.

Because the offering price is calculated to two decimal places, the dollar amount of the sales charge as a percentage of the offering price and your net amount invested for any particular purchase of Shares may be higher or lower depending on whether downward or upward rounding was required during the calculation process.

Class A Shares are subject to a 2.50% maximum sales charge as a percentage of the offering price.

Amount Purchased	Sales Load as a % of Offering Price	Sales Load as a % of Amount Invested	Dealer’s Concession as a % of Offering Price
Under $100,000	2.50%	2.56%	2.50%
$100,000 – $249,999	2.00%	2.04%	2.00%
Over $250,000	None*	None	1.50%

Note: the above percentages may vary for particular investors due to rounding.

*	As shown, investors that purchase $250,000 or more of the Fund’s Class A Shares will not pay any initial sales charge on the purchase. However, unless eligible for a waiver, purchases of $250,000 or more of Class A Shares where no initial sales load was paid at the time of purchase will be subject to an early withdrawal charge of 1.50% if the shares are repurchased during the first 18 months after their purchase. See “Early Withdrawal Charges — Class A Shares” and “Sales at Net Asset Value” below.

Investors in the Fund may reduce or eliminate sales charges applicable to purchases of Class A Shares through utilization of the Combined Purchase Privilege, Right of Accumulation, Letter of Intent or Reinstatement Privilege. These programs will apply to purchases of other closed-end funds that Oaktree or Brookfield Public Securities Group LLC sponsors currently or in the future (collectively, “Eligible Funds”), which offer Class A Shares. These programs are summarized below and described in the Fund’s Statement of Additional Information. Eligible Funds do not include any open-end funds sponsored by Brookfield Public Securities Group LLC.

Combined Purchase Privilege and Right of Accumulation (Breakpoints).    A Qualifying Investor (as defined below) may qualify for a reduced sales charge on Class A Shares at the breakpoint levels disclosed herein by combining concurrent purchases of the Class A common shares of one or more Eligible Funds into a single purchase (the “Combined Purchase Privilege”). In addition, a Qualifying Investor may obtain a reduced sales charge on Class A Shares by adding the purchase value of the same class of shares of an Eligible Fund with the current aggregate net asset value of all Class A common shares of any Eligible Fund held by accounts for the benefit of such Qualifying Investor (the “Right of Accumulation” or “Cumulative Quantity Discount”).

The term “Qualifying Investor” refers to:

1.	an individual, such individual’s spouse or domestic partner, as recognized by applicable state law, or such individual’s children under the age of 21 years (each a “family member”) (including family trust* accounts established by such a family member); or

2.	a trustee or other fiduciary for a single trust (except family trusts* noted above), estate or fiduciary account although more than one beneficiary may be involved; or

3.	an employee benefit plan of a single employer.

Letter of Intent.    By signing a Letter of Intent (LOI) a Shareholder can reduce its Class A sales charge. A Shareholder’s individual purchases will be made at the applicable sales charge based on the amount they intend to invest over a 13-month period. The LOI will apply to all purchases of Class A Shares. Any shares purchased within 90 days of the date a Shareholder signs the letter of intent may be used as credit toward completion, but the reduced sales charge will only apply to new purchases made on or after that date. Purchases resulting from the reinvestment of dividends and capital gains do not apply toward fulfillment of the LOI. Shares valued at up to 5.00% of the amount of the LOI will be held in escrow during the 13-month period. If, at the end of that time the total amount of purchases made is less than the amount intended, a Shareholder will be required to pay the difference between the reduced sales charge and the sales charge applicable to the individual purchases had the LOI not been in effect. This amount will be obtained from redemption of the escrow shares. Any remaining escrow shares will be released to the Shareholder.

*	For these purposes, a “family trust” is one in which a family member, as defined in section (1) above, or a direct lineal descendant(s) of such person is/are the beneficiary(ies), and such person or another family member, direct lineal ancestor or sibling of such person is/are the trustee(s). Shares are repurchased within 18 months of their purchase. The Class A EWC (as defined below) does not apply if a Shareholder is otherwise eligible to purchase Class A Shares without an initial sales charge or is eligible for a waiver of the EWC.

Reinstatement Privilege.    Shareholders who redeemed Class A Shares that were originally subject to a front-end sales load may buy back such Class A Shares into the same Shareholder account within 45 days of the redemption date without paying a sales charge on the reinstated shares. The amount eligible to be repurchased under this Reinstatement Privilege may not exceed the amount of a Shareholder’s redemption proceeds originally received from the reinstated shares. Reinstatements will be priced at the Fund’s current NAV. To exercise this Reinstatement Privilege, a Shareholder must notify its financial consultant at the time of the transaction that is believed to qualify the Shareholder for the privilege.

Sales at Net Asset Value.    The Shares may be offered without a sales charge to: (1) any other investment company in connection with the combination of such company with the Fund by merger, acquisition of assets, or otherwise; (2) any unit investment trusts registered under the 1940 Act which have Shares as a principal investment; and (3) persons investing in certain fee-based programs under which they pay advisory fees to a broker-dealer or other financial institution that has entered into an agreement with the Fund and/or its Distributor.

In addition, as discussed above, Shareholders who redeemed Shares that were originally subject to a sales charge may buy back Shares into the same shareholder account within 45 days of the redemption date without paying a sales charge on the reinstated shares. The amount eligible to be repurchased may not exceed the amount of a Shareholder’s redemption proceeds originally received from the reinstated shares. Reinstatements will be priced at the Fund’s current NAV. To exercise this reinstatement privilege, a Shareholder must notify its financial consultant at the time of the transaction that is believed to qualify the shareholder for the privilege.

Early Withdrawal Charges — Class A Shares

Unless a Shareholder is eligible for a waiver, if the Shareholder purchases $250,000 or more of Class A Shares (and, thus, pays no initial sales charge) of the Fund, the Shareholder will generally be subject to a 1.50% early withdrawal charge (“EWC”) if the Class A Shares are repurchased within 18 months of their purchase. The Class A EWC does not apply if a Shareholder is otherwise eligible to purchase Class A Shares without an initial sales charge or is eligible for a waiver of the EWC.

How EWCs Will Be Calculated — Class A Shares

An EWC is imposed on repurchases of Class A Shares on the amount of the repurchase which causes the current value of a Shareholder’s account for the Class A Shares to fall below the total dollar amount of the Shareholder’s purchase payments on which they paid no initial sales charge as a result of reaching a breakpoint on the initial purchase and have not been held 18 months.

The following rules apply under the method for calculating EWCs:

•	Shares acquired through the reinvestment of dividends or capital gains distributions will be repurchased first and will not be subject to any EWC.

•	For the repurchase of all other Shares, the EWC will be based on your original purchase price of the Shares being sold.

•	EWCs will be deducted from the proceeds of a Shareholder’s repurchase, not from amounts remaining in the Shareholder’s account.

Reductions and Waivers of Initial Sales Charges and EWCs — Class A Shares

The initial sales charge and EWC on Class A Shares may be reduced or waived under certain purchase arrangements and for certain categories of investors. See “Sales at Net Asset Value” above for information on such reductions or waivers that may be applicable to Class A Share initial sales charges. An EWC payable by a Shareholder may be waived in certain circumstances, including for exchanges related to initial seed investment in the Fund or a class of the Fund. Any such waiver does not imply that the EWC will be waived at any time in the future or that such EWC will be waived for any other Shareholder.

The EWC on the Class A Shares may also be reduced or waived for repurchases where the Shareholder can demonstrate hardship, which shall be determined in the sole discretion of the Fund, and there will be minimal cost borne by the Fund associated with the repurchase, which shall be determined in the sole discretion of the Fund. What qualifies as “hardship” and “minimal cost” borne by the Fund will be determined in the sole discretion of the Fund, but will be applied uniformly to all Shareholders that can demonstrate such hardship or for which there will be such minimal cost. The Fund follows how Internal Revenue Service regulations classify “hardship”— a financial hardship may occur when an individual has an immediate and heavy financial need and the money to be withdrawn from the Shareholder’s account is necessary to meet that need. The Fund generally determines an EWC waiver or reduction to be of “minimal cost” where the Shareholder can demonstrate that the repurchase triggering the EWC was inadvertently executed during the period subject to the EWC and substantially all of the EWC period has lapsed.

The Fund will apply the Class A EWC (and any waivers, scheduled variations, or elimination of such EWC) uniformly to all Shareholders investing in the Class A Shares, and consistently with the requirements of Rule 22d-1 under the 1940 Act as if the Fund was an open-end investment company.

Required Shareholder Information and Records.    In order for investors in Class A Shares to take advantage of sales charge reductions, an investor or his or her financial firm must notify the Fund that the investor qualifies for such a reduction. If the Fund is not notified that the investor is eligible for these reductions, the Fund will be unable to ensure that the reduction is applied to the investor’s account. An investor may have to provide certain information or records to his or her financial firm or the Fund to verify the investor’s eligibility for breakpoint discounts or sales charge waivers.

An investor may be asked to provide information or records, including account statements, regarding Shares or other Eligible Funds held in:

•	any account of the investor at another financial firm; and

•	accounts of Qualifying Investors at any financial firm.

Exchanging Shares

Intra-Fund Exchanges: Shares of one class of the Fund may be exchanged at any time, at a Shareholder’s option, directly for shares of another class of the Fund (an “intra-fund exchange”), subject to the terms and conditions described below and provided that the Shareholder for whom the intra-fund exchange is being requested meets the eligibility requirements of the class into which such Shareholder seeks to exchange. Additional information regarding the eligibility requirements of different share classes, including investment minimums and intended distribution channels, is described under “Purchasing Shares” and “Investment Minimums” above.

Shares of one class of the Fund will be exchanged for shares of a different class of the Fund on the basis of their respective NAVs. Ongoing fees and expenses incurred by a given share class will differ from those of other share classes, and a Shareholder receiving new shares in an intra-fund exchange may be subject to higher or lower total expenses following such exchange. Intra-fund exchanges generally should not result in the realization of income or gain for U.S. federal income tax purposes.

Financial Intermediary Directed-Exchanges: Financial intermediaries may, in connection with a change in a client’s account type, at the direction of a client, or otherwise in accordance with a financial intermediary’s policies and procedures, direct the Fund on behalf of the intermediary’s clients, to exchange Shares of one class for Shares of another class, subject to the eligibility requirements, or exchange Shares of the Fund for the same class or another class of common shares of another Eligible Fund. Any such exchange will not be subject to a sales charge. The Fund will only complete such an exchange at the direction of a financial intermediary and without making inquiry as to whether the exchange is consistent with the particular intermediary’s policies and procedures or the client’s account type and/or suitability criteria. An investor should contact his or her financial intermediary to learn more about the details of this exchange feature and whether and under what circumstances it may apply in accordance with the investor’s arrangements with the particular intermediary.

Other Payments

Oaktree and/or its affiliates may purchase Shares on behalf of, or transfer Shares to, investors that contribute capital to the Fund through the purchase of Shares during an initial offering period. Such Shares will have the same rights as other Shares of the same Share class. Such purchases will continue until the earlier of (i) December 19, 2025, and (ii) the date that the Fund reaches $250 million in net assets. Such payments will be made from the assets of Oaktree and/or its affiliates (and not the Fund). If these purchases by Oaktree and/or its affiliates occur they may create an incentive for Shareholders to invest additional amounts in the Fund. Because the Adviser’s Management Fee is based on a percentage of the value of the Fund’s net assets, any Shares purchased for investors by Oaktree and/or its affiliates will result in increased net revenues to the Adviser if the increase in fee income due to the increased asset base offsets the costs associated with contributing the proceeds to purchase these additional Shares. There is a risk that any such investors may submit their shares for repurchase by the Fund, particularly after payments from Oaktree and/or its affiliates have ceased. As with repurchase requests by other shareholders, such repurchases could have a significant negative impact on the Fund, including on the Fund’s liquidity.

In addition, from time to time, Oaktree and/or its affiliates may contribute cash to the Fund in its sole discretion.

Shares Purchased or Held Through Financial Intermediaries

As noted above, Shares of the Fund are generally offered through selling agents that have entered into selling agreements with the Distributor. Different selling agents may have arrangements that result in breakpoints in, or elimination of, the sales load with respect to the Class A Shares. Currently, the sales loads with respect to the Class A Shares do not differ by selling agent and therefore the Fund does not have any scheduled variations to disclose in this Information Statement/Prospectus. Please contact your financial firm for more information regarding the financial firm’s related policies and procedures.

While Class I Shares and Class U Shares do not impose front-end sales loads, if you purchase Class I Shares or Class U Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Any such fees will be in addition to an investor’s investment in the Fund and not deducted therefrom. Investors should consult with their financial intermediaries about any fees their financial intermediaries might impose on the Shares.

Information Regarding State Escheatment Laws

It is important that the Fund maintains a correct address for each investor. An incorrect address may cause an investor’s account statements and other mailings to be returned to the Fund. Based upon statutory requirements for returned mail, the Fund will attempt to locate the investor or rightful owner of the account. If the Fund is unable to locate the investor, then it will determine whether the investor’s account can legally be considered abandoned. The Fund is legally obligated to escheat (or transfer) abandoned property to the appropriate state’s unclaimed property administrator in accordance with statutory requirements. The investor’s last known address of record determines which state has jurisdiction.

Periodic Repurchase Offers

The Fund is a closed-end interval fund, a type of fund that, in order to provide liquidity to Shareholders, has adopted a fundamental investment policy to make offers to repurchase Shares. No Shareholder will have the right to require the Fund to repurchase its Shares, except as permitted by the Fund’s interval fund structure. No public market for the Shares exists, and none is expected to develop in the future. Consequently, Shareholders generally will not be able to liquidate their investment other than as a result of repurchases of their Shares by the Fund, and then only on a limited basis.

The Fund has adopted, pursuant to Rule 23c-3 under the 1940 Act, a fundamental policy, which cannot be changed without Shareholder approval, requiring the Fund to offer to repurchase at least 5% and up to 25% of its Shares at NAV on a regular schedule. The schedule requires the Fund to make repurchase offers every three months. The Fund expects the first repurchase offer to be made within six months following effectiveness of the Fund’s Registration Statement.

Repurchase Dates

The Fund will make quarterly repurchase offers. Subject to Board approval, Repurchase Request Deadlines are expected to occur each February, May, August and November, and Repurchase Offer Notices are expected to be sent to Shareholders each January, April, July and October preceding each such Repurchase Request Deadline. As discussed below, the date on which the repurchase price for Shares is determined will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). A repurchase schedule setting forth each of these dates for the Fund’s current calendar year is available on the Fund’s website at https://www.brookfieldoaktree.com/.

Repurchase Request Deadline

The date by which Shareholders wishing to tender Shares for repurchase must respond to the repurchase offer will be no more than 14 days before the Repurchase Pricing Date (defined below). When a repurchase offer commences, the Fund sends, no less than 21 days and no more than 42 days before the Repurchase Request Deadline, written notice to each Shareholder setting forth, among other things:

●	The percentage of outstanding Shares that the Fund is offering to repurchase and how the Fund will purchase Shares on a pro rata basis if the offer is oversubscribed.

●	The date on which a Shareholder’s repurchase request is due.

●	The date that will be used to determine the Fund’s NAV applicable to the repurchase offer (the “Repurchase Pricing Date”).

●	The date by which the Fund will pay to Shareholders the proceeds from their Shares accepted for repurchase.

●	The NAV of the Shares as of a date no more than seven days before the date of the written notice and the means by which Shareholders may ascertain the NAV.

●	The procedures by which Shareholders may tender their Shares and the right of Shareholders to withdraw or modify their tenders before the Repurchase Request Deadline.

●	The circumstances in which the Fund may suspend or postpone the repurchase offer.

This notice may be included in a shareholder report or other Fund document. Shareholders that hold shares through a financial intermediary will need to ask their financial intermediary to submit their repurchase requests and tender shares on their behalf. The Repurchase Request Deadline will be strictly observed. If a Shareholder’s repurchase request is not submitted to the Fund’s transfer agent in properly completed form by the Repurchase Request Deadline, the Shareholder will be unable to sell his or her shares to the Fund until a subsequent repurchase offer, and the Shareholder’s request for that offer must be resubmitted. If a Shareholder’s authorized intermediary will submit his or her repurchase request, the Shareholder should submit his or her request to the authorized intermediary in the form requested by the authorized intermediary sufficiently in advance of the Repurchase Request Deadline to allow the authorized intermediary to submit the request to the Fund. If a Shareholder’s authorized intermediary is unable or fails to submit the Shareholder’s request to the Fund in a timely manner, or if the Shareholder fails to submit his or her request to the Shareholder’s authorized intermediary, the Shareholder will be unable to sell his or her shares to the Fund until a subsequent repurchase offer, and the Shareholder’s request for that offer must be resubmitted.

Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.

Determination of Repurchase Price and Payment for Shares

The Repurchase Pricing Date will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). The Fund expects to distribute payment to Shareholders within (5) business days after the Repurchase Pricing Date and will distribute such payment no later than seven (7) calendar days after such date. The Fund’s NAV per Share may change materially between the date a repurchase offer is mailed and the Repurchase Request Deadline, and it may also change materially between the Repurchase Request Deadline and Repurchase Pricing Date. The method by which the Fund calculates NAV is discussed below under “Net Asset Value.” During the period an offer to repurchase is open, Shareholders may obtain the current NAV by visiting https:// www.brookfieldoaktree.com/ or calling the Fund’s Investor Relations Team (toll-free) at 1-855-777-8001 or by sending an e-mail request to the Fund at info@brookfieldoaktree.com.

Repurchase Fee

The Fund may charge a repurchase fee of up to 2.00%, which the Fund would retain to help offset non-de minimis estimated costs related to the repurchase incurred by the Fund, directly or indirectly, as a result of repurchasing Shares, thus allocating estimated transaction costs to the Shareholder whose Shares are being repurchased. The Fund may introduce, or modify the amount of, a repurchase fee at any time. The Fund will provide advance notice to shareholders of any such introduction or modification of the repurchase fee. The Fund may also waive or reduce a repurchase fee if the Adviser determines that the repurchase is offset by a corresponding purchase or if for other reasons the Fund will not incur transaction costs or will incur reduced transaction costs.

Suspension or Postponement of Repurchase Offers

The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in Rule 23c-3 under the 1940 Act, as described below, but only with the approval of a majority of the Directors, including a majority of Directors who are not “interested persons” of the Fund, as defined in the 1940 Act. The Fund may suspend or postpone a repurchase offer only: (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Code; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (4) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.

Oversubscribed Repurchase Offers

There is no minimum number of Shares that must be tendered before the Fund will honor repurchase requests. However, the Fund’s Directors set for each repurchase offer a maximum percentage of Shares that may be repurchased by the Fund, which is currently expected to be at least 5% and up to 25% of the Fund’s outstanding Shares. In the event a repurchase offer by the Fund is oversubscribed, the Fund may repurchase, but is not required to repurchase, additional Shares up to a maximum amount of 2% of the outstanding Shares. If the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to repurchase, the Fund will repurchase the Shares tendered on a pro rata basis. The Fund may in its sole discretion and for administrative convenience accept all shares tendered by Shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

If any Shares that you wish to tender to the Fund are not repurchased because of proration, you will have to wait until the next repurchase offer and resubmit a new repurchase request, and your repurchase request will not be given any priority over other Shareholders’ requests. Thus, there is a risk that the Fund may not purchase all of the Shares you wish to have repurchased in a given repurchase offer or in any subsequent repurchase offer. In anticipation of the possibility of proration, some Shareholders may tender more Shares than they wish to have repurchased in a particular quarter, increasing the likelihood of proration.

There is no assurance that you will be able to tender your Shares when or in the amount that you desire.

Consequences of Repurchase Offers

From the time the Fund distributes or publishes each repurchase offer notification until the Repurchase Pricing Date for that offer, the Fund must maintain liquid assets at least equal to the percentage of its Shares subject to the repurchase offer. For this purpose, “liquid assets” means assets that may be sold or otherwise disposed of in the ordinary course of business, at approximately the price at which the Fund values them, within the period between the Repurchase Request Deadline and the repurchase payment deadline, or which mature by the repurchase payment deadline. The Fund is also permitted to borrow up to the maximum extent permitted under the 1940 Act to meet repurchase requests.

If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. There is no assurance that the Fund will be able to sell a significant amount of additional Shares so as to mitigate these effects.

These and other possible risks associated with the Fund’s repurchase offers are described under “Principal Risks of the Fund — Repurchase Offers Risk” above. In addition, the repurchase of Shares by the Fund will be a taxable event to Shareholders, potentially even to those Shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “Tax Matters” in the Fund’s Prospectus and “Taxation” in the Fund’s Statement of Additional Information.

Dividends and Distributions

The Fund intends to declare and pay distributions monthly at rates from net investment income. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. The dividend rate that the Fund pays on its Shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limitation the amount of the Fund’s undistributed net investment income and net short and long term capital gains, as well as the costs of any leverage obtained by the Fund (including interest expenses on borrowings and dividends payable on any preferred shares issued by the Fund). As portfolio and market conditions change, the rate of distributions on the Shares and the Fund’s dividend policy could change. For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see “Principal Risks of the Fund.” The net investment income of the Fund consists of all income (other than net short term and long term capital gains) less all expenses of the Fund (after it pays accrued dividends on any outstanding preferred shares).

The Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular month may be more or less than the amount of net investment income actually earned by the Fund during the period.

The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. If the Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net investment income in accordance with its policies and accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a notice required by Section 19 of the 1940 Act (a “Section 19 Notice”). To determine the sources of the Fund’s distributions during the reporting period, the Fund references its internal accounting records at the time the distribution is paid and generally bases its projections of the final tax character of those distributions on the tax characteristics of the distribution reflected in its internal accounting records at the time of such payment. If, based on such records, a particular distribution does not include capital gains or paid in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records, the Fund’s financial statements presented in accordance with U.S. GAAP, and recordkeeping practices under income tax regulations. Examples of such differences may include, among others, the treatment of paydowns on mortgage backed securities purchased at a discount and periodic payments under interest rate swap contracts. Notwithstanding the Fund’s estimates and projections, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital. Additionally, given differences in tax and U.S. GAAP treatment of certain distributions, the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP might report that the sources of these distributions included capital gains and/or a return of capital.

The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of the year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carry forwards) for the relevant year. For example, the Fund may distribute amounts early in the year that are derived from short term capital gains, but incur net short term capital losses later in the year, thereby offsetting short term capital gains out of which distributions have already been made by the Fund. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax free return of capital up to the amount of a Shareholder’s tax basis in his or her Shares, with any amounts exceeding such basis treated as gain from the sale of Shares. In general terms, a return of capital would occur where a Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. A return of capital distribution is not taxable, but it reduces a Shareholder’s tax basis in the Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the Shareholder of the Shares. The Fund will send Shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters” in the Fund’s Prospectus.

The 1940 Act currently limits the number of times the Fund may distribute long term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long term capital gains currently eligible for favorable income tax rates.

Unless a Shareholder elects to receive distributions in cash, all distributions to Shareholders whose shares are registered with the plan agent will be automatically reinvested in additional Shares under the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan” in the Fund’s Statement of Additional Information.

Although it does not currently intend to do so, the Board of Directors may change the Fund’s distribution policy and the amount or timing of distributions, based on a number of factors, including the amount of the Fund’s undistributed net investment income and net short and long term capital gains and historical and projected net investment income and net short- and long-term capital gains.

ADDITIONAL INFORMATION ABOUT THE TARGET FUND

Information about the Target Fund similar to that presented in the section entitled “Additional Information About the Acquiring Fund” directly above is hereby incorporated by reference to the Prospectus of the Target Fund dated August 8, 2025, as supplemented and amended October 27, 2025 (File No. 811-24048; Accession Number 0001213900-25-073494). This information is available without charge by contacting the Target Fund toll-free at 1-855-862-5873.

GENERAL INFORMATION

Shareholder Information

As of October 31, 2025, the officers and Directors of the Acquiring Fund, as a group, owned less than 1% of the shares of the Acquiring Fund. As of October 31, 2025, the officers and Directors of the Target Fund, as a group, owned less than 1% of the shares of the Target Fund.

As of October 31, 2025, no person was known by the Acquiring Fund to own beneficially or of record 5% or more of shares of the Acquiring Fund, except as set forth in the table below.

Name	Address	Percentage of Shares Held
Oaktree Fund GP I, L.P.	333 S Grand Ave, Fl. 28 Los Angeles, CA 90071-1530	100%

As of October 31, 2025, no person was known by the Target Fund to own beneficially or of record 5% or more of shares of the Target Fund, except as set forth in the table below.

Name	Address	Percentage of Shares Held
Oaktree Fund GP I, L.P.	333 S Grand Ave, Fl. 28 Los Angeles, CA 90071-1530	100%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, Oaktree Fund GP I, L.P. is deemed to control the Acquiring Fund and the Target Fund.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP is the independent registered public accounting firm for the Acquiring Fund and the Target Fund. Deloitte & Touche LLP is located at 111 South Wacker Drive, Chicago, Illinois 60606.

Shareholder Communications

The Target Board provides a process for shareholders to send communications to the Board. Any shareholder who wishes to send a communication to the Board of the Target Fund should send the communication to the attention of the Target Fund’s Secretary at Brookfield Place, 225 Liberty Street, 35th Floor, New York, New York 10281. If a shareholder wishes to send a communication directly to an individual Director or to a Committee of the Target Board, then the communication should be specifically addressed to such individual Director or Committee and sent in care of the Target Fund’s Secretary at the same address. All communications will be immediately forwarded to the appropriate individual(s).

Appraisal Rights

Shareholders of the Target Fund and the Acquiring Fund do not have appraisal rights in connection with the proposed transactions.

Sincerely,

/s/ Brian F. Hurley
BRIAN F. HURLEY

President of Oaktree Asset-Backed Income Private Placement Fund Inc.

APPENDIX A:

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (“Agreement”) is made as of [•], 2025, by and between Oaktree Asset-Backed Income Private Placement Fund Inc., a Maryland corporation (“Target Fund”), and Oaktree Asset-Backed Income Fund Inc., a Maryland corporation (the “Acquiring Fund,” and together with the Target Fund, the “Funds”).

This Agreement is intended to be and is adopted as a “plan of reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). The reorganization will consist of the transfer of all of the assets of the Target Fund to the Acquiring Fund in exchange solely for Class I shares of common stock of the Acquiring Fund, par value $0.001 per share (the “Acquiring Fund Shares”), the assumption by the Acquiring Fund of all liabilities of the Target Fund, and the distribution of the Acquiring Fund Shares to the stockholders of the Target Fund in redemption of all outstanding Target Fund Shares (as defined below) and in complete liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement (the “Reorganization”).

WHEREAS, the Target Fund is a non-diversified, closed-end management investment company, and the Acquiring Fund is a non-diversified, closed-end management investment company, and the Target Fund owns securities that are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, both the Target Fund and the Acquiring Fund are authorized to issue their shares of common stock;

WHEREAS, the Board of Directors of the Target Fund has determined that (1) participation in the Reorganization is advisable and in the best interests of the Target Fund and its stockholders, and (2) the interests of the existing stockholders of the Target Fund would not be diluted as a result of the Reorganization; and

WHEREAS, the Board of Directors of the Acquiring Fund has determined that (1) participation in the Reorganization is advisable in the best interests of the Acquiring Fund and its stockholders, and (2) the interests of the existing stockholders of the Acquiring Fund would not be diluted as a result of the Reorganization.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

Article I

THE REORGANIZATION AND FUND TRANSACTIONS

1.1       The Reorganization. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, at the Effective Time (as defined in paragraph 3.1), the Target Fund shall assign, deliver and otherwise transfer its Assets (as defined in paragraph 1.2) to the Acquiring Fund, and the Acquiring Fund shall assume the Liabilities (as defined in paragraph 1.3) of the Target Fund. In consideration of the foregoing, at the Effective Time, the Acquiring Fund shall deliver to the Target Fund full and fractional Acquiring Fund Shares. The number of Acquiring Fund Shares to be delivered shall be determined as set forth in paragraph 2.3.

1.2       Assets of the Target Fund. The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, cash equivalents, securities, receivables (including securities, interests and dividends receivable), commodities and futures interests, rights to register shares under applicable securities laws, any deferred or prepaid expenses shown as an asset on the books of the Target Fund at the Valuation Time (as defined in paragraph 2.5), books and records of the Target Fund, and any other property owned by the Target Fund at the Valuation Time (collectively, the “Assets”).

1.3       Liabilities of the Target Fund. The Target Fund will use commercially reasonable efforts to discharge all of its known liabilities and obligations prior to the Valuation Time consistent with its obligation to continue to pursue its investment objective and strategies in accordance with the terms of its prospectus. The Acquiring Fund will assume all of the Target Fund’s liabilities and obligations of any kind whatsoever, whether known, absolute, accrued, contingent or otherwise, in existence on the Closing Date (as defined in paragraph 3.1) (collectively, the “Liabilities”).

1.4       Distribution of Acquiring Fund Shares. At the Effective Time (or as soon thereafter as is reasonably practicable), the Target Fund will distribute the Acquiring Fund Shares received from the Acquiring Fund pursuant to paragraph 1.1, pro rata to the record holders of the shares of the Target Fund determined as of the Effective Time (the “Target Fund Stockholders”) in complete liquidation of the Target Fund. Such distribution and liquidation will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Target Fund Stockholders. The aggregate net asset value of the Acquiring Fund Shares to be so credited to Target Fund Stockholders shall be equal to the aggregate net asset value of the then outstanding shares of common stock of the Target Fund (the “Target Fund Shares”) owned by Target Fund Stockholders at the Effective Time. All issued and outstanding shares of the Target Fund will simultaneously be redeemed and canceled on the books of the Target Fund. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.5       Recorded Ownership of Acquiring Fund Shares. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s Transfer Agent (as defined in paragraph 3.3).

1.6      Filing Responsibilities of Target Fund. Any reporting responsibility of the Target Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (“Commission”), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund.

Article II

VALUATION

2.1      Net Asset Value of the Target Fund. The net asset value of the Target Fund Shares shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures of the Target Fund.

2.2       Net Asset Value of the Acquiring Fund. The net asset value of the Acquiring Fund Shares shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures of the Acquiring Fund.

2.3       Calculation of Number of Acquiring Fund Shares. The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in connection with the Reorganization shall be determined by dividing the value of the per share net asset value of the Target Fund Shares participating therein, determined in accordance with the valuation procedures referred to in paragraph 2.1 by the net asset value per share of the Acquiring Fund determined in accordance with the valuation procedures referred to in paragraph 2.2. The parties agree that the intent of this calculation is to ensure that the aggregate net asset value of the Acquiring Fund Shares to be so credited to Target Fund Stockholders shall be equal to the aggregate net asset value of the then outstanding shares of common stock of the Target Fund Shares owned by Target Fund Stockholders at the Effective Time.

2.4       Determination of Value. All computations of value hereunder shall be made in accordance with each Fund’s regular practice and the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), and shall be subject to confirmation by each Fund’s respective independent registered public accounting firm upon reasonable request of the other Fund. The Acquiring Fund and Target Fund agree to use all commercially reasonable efforts to resolve prior to the Valuation Time any material pricing differences for prices of portfolio securities of the Target Fund that are also held by the Acquiring Fund.

2.5       Valuation Time. The Valuation Time shall be the time at which the Funds calculate their net asset values as set forth in their respective prospectuses (normally the close of regular trading on the New York Stock Exchange (“NYSE”)) on the business day immediately preceding the Closing Date (the “Valuation Time”).

Article III

CLOSING

3.1       Closing. The Reorganization, together with related acts necessary to consummate the same (“Closing”), shall occur at the principal office of Brookfield Public Securities Group LLC on or about [•], 2025, or at such other place and/or on such other date as to which the parties may agree (the “Closing Date”). All acts taking place at the Closing shall be deemed to take place immediately prior to the opening of business on the Closing Date unless otherwise provided herein (the “Effective Time”).

3.2       Transfer and Delivery of Assets. The Target Fund shall direct U.S. Bank National Association (“U.S. Bank”), as custodian for the Target Fund, to deliver, at the Closing, a certificate of an authorized officer stating that (i) the Assets were delivered in proper form to the Acquiring Fund at the Effective Time, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable Federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Target Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by U.S. Bank, on behalf of the Target Fund, to U.S. Bank, as custodian for the Acquiring Fund. Such presentation shall be made for examination no later than five (5) business days preceding the Effective Time and shall be transferred and delivered by the Target Fund as of the Effective Time for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. U.S. Bank, on behalf of the Target Fund, shall deliver to U.S. Bank, as custodian of the Acquiring Fund, as of the Effective Time by book entry, in accordance with the customary practices of U.S. Bank and of each securities depository, as defined in Rule 17f-4 under the 1940 Act, in which the Target Fund’s Assets are deposited, the Target Fund’s Assets deposited with such depositories. The cash to be transferred by the Target Fund shall be delivered by wire transfer of Federal funds at the Effective Time.

3.3      Share Records. The Target Fund shall direct U.S. Bancorp Fund Services, LLC, in its capacity as transfer agent for the Target Fund (the “Transfer Agent”), to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Target Fund Stockholders and the number and percentage ownership of outstanding Target Fund Shares owned by each such Target Fund Stockholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver to the Secretary of the Target Fund prior to the Effective Time a confirmation evidencing that the appropriate number of Acquiring Fund Shares will be credited to the Target Fund at the Effective Time, or provide other evidence satisfactory to the Target Fund as of the Effective Time that such Acquiring Fund Shares have been credited to the Target Fund’s accounts on the books of the Acquiring Fund.

3.4       Postponement of Valuation Time. In the event that at the Valuation Time, the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Target Fund (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Boards of Directors of the Funds, accurate appraisal of the value of the net assets of the Target Fund or the Acquiring Fund, respectively, is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

Article IV

REPRESENTATIONS AND WARRANTIES

4.1       Representations and Warranties of the Target Fund. Except as has been fully disclosed to the Acquiring Fund in a written instrument executed by an officer of the Target Fund, the Target Fund represents and warrants to the Acquiring Fund as follows:

(a)       The Target Fund is a corporation duly organized and validly existing under the laws of the State of Maryland, is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and has the power under its charter and Bylaws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.

(b)       The Target Fund is registered with the Commission as a closed-end management investment company under the 1940 Act.

(c)      No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Target Fund of the transactions contemplated herein, except such as have been obtained as required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act, and such as may be required under state securities laws.

(d)      The prospectuses, statement of additional information, stockholder reports, marketing and other related materials of the Target Fund and each prospectus and statement of additional information of the Target Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(e)      At the Effective Time, the Target Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof other than such restrictions as might arise under the 1933 Act.

(f)       The Target Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a violation of Maryland law or a material violation of its charter and Bylaws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Target Fund is a party or by which it is bound.

(g)       All material contracts or other commitments of the Target Fund (other than this Agreement and certain investment contracts, including options, futures, forward contracts and other similar instruments) will terminate without liability or obligation to the Target Fund on or prior to the Effective Time.

(h)      Except as otherwise disclosed to and accepted by the Acquiring Fund in writing, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Target Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Target Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

(i)      The Statement of Assets and Liabilities and Statement of Operations of the Target Fund at January 29, 2025 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Target Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Target Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

(j)      Since January 31, 2025, the date of Deloitte & Touche LLP’s audit opinion, there has not been any material adverse change in the Target Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Target Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund in writing. For the purposes of this subparagraph (j), a decline in net asset value per share of Target Fund Shares due to declines in market values of securities held by the Target Fund, the discharge of the Target Fund’s liabilities, or the redemption of the Target Fund’s shares by stockholders of the Target Fund shall not constitute a material adverse change.

(k)      At the Effective Time, all material Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Target Fund required by law to have been filed by such date (including any extensions, if any) shall have been filed and are or will be correct in all material respects, and all material Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and no such return is currently under audit or examination and no assessment has been asserted with respect to such returns.

(l)       All of the issued and outstanding shares of the Target Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Target Fund, as provided in paragraph 3.3. The Target Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Target Fund, nor is there outstanding any security convertible into any of the Target Fund’s shares.

(m)      The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the Board of Directors of the Target Fund, and, subject to the approval of the stockholders of the Target Fund to the extent required by applicable law, this Agreement will constitute a valid and binding obligation of the Target Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

(n)      The information to be furnished by the Target Fund for use in registration statements and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Financial Industry Regulatory Authority (“FINRA”)), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

(o)      The Information Statement/Prospectus (as defined in paragraph 5.5), insofar as it relates to the Target Fund, will, at the Effective Time (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (o) shall not apply to statements in or omissions from the Information Statement/Prospectus made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein.

4.2       Representations and Warranties of the Acquiring Fund. Except as has been fully disclosed to the Target Fund in a written instrument executed by an officer of the Acquiring Fund, the Acquiring Fund represents and warrants to the Target Fund as follows:

(a)       The Acquiring Fund is a corporation duly organized and validly existing under the laws of the State of Maryland, is in good standing with the SDAT, and has the power under its charter and Bylaws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.

(b)       The Acquiring Fund is registered with the Commission as a closed-end management investment company under the 1940 Act, and the registration of the Acquiring Fund Shares under the 1933 Act is in full force and effect.

(c)      No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained as required under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws.

(d)       The Information Statement/Prospectus of the Acquiring Fund filed with the Commission on [•], 2025 on Form N-14 that will become effective prior to the Closing Date conforms and, as of its effective date and the Closing Date, will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not, as of its effective date and the Closing Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(e)       At the Effective Time, the Acquiring Fund will have good and marketable title to the Acquiring Fund’s assets, free of any liens or other encumbrances.

(f)       The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a violation of Maryland law or a material violation of its charter and Bylaws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund is a party or by which it is bound.

(g)       Except as otherwise disclosed to and accepted by the Target Fund in writing, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquiring Fund’s knowledge, threatened against the Acquiring Fund, or any of the Acquiring Fund’s properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Fund’s financial condition or the conduct of its business. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects the Acquiring Fund’s business or its ability to consummate the transactions herein contemplated.

(h)       The Statement of Assets and Liabilities and Statement of Operations of the Acquiring Fund at June 18, 2025 have been audited by Deloitte & Touche LLP and are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the Target Fund) present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

(i)       At the Effective Time, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Target Fund in writing. For the purposes of this subparagraph (i), a decline in net asset value per share of Acquiring Fund Shares due to declines in market values of securities held by the Acquiring Fund, the discharge of the Acquiring Fund’s liabilities, or the redemption of the Acquiring Fund’s shares by stockholders of the Target Fund shall not constitute a material adverse change.

(j)       At the Effective Time, all material Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions, if any) shall have been filed and are or will be correct in all material respects, and all material Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof to the best of the knowledge of the Acquiring Fund, and no such return is currently under audit or examination and no assessment has been asserted with respect to such returns.

(k)       The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the Board of Directors of the Acquiring Fund, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

(l)      The Acquiring Fund Shares to be issued and delivered to the Target Fund, for the account of the Target Fund Stockholders, pursuant to the terms of this Agreement, will at the Effective Time have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, will be fully paid and non-assessable by the Acquiring Fund and will have been issued in every jurisdiction in compliance in all material respects with applicable registration requirements and applicable securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquiring Fund, nor is there outstanding any security convertible into any of the Acquiring Fund’s shares.

(m)       The information to be furnished by the Acquiring Fund for use in the registration statements and other documents filed or to be filed with any Federal, state or local regulatory authority (including FINRA) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto.

(n)       The Information Statement/Prospectus, insofar as it relates to the Acquiring Fund and the Acquiring Fund Shares, will, at the Effective Time (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (n) shall not apply to statements in or omissions from the Information Statement/Prospectus made in reliance upon and in conformity with information that was furnished by the Target Fund for use therein.

Article V

COVENANTS AND AGREEMENTS

5.1      Conduct of Business. The Acquiring Fund and the Target Fund each will operate its business in the ordinary course consistent with its practice between the date hereof and the Effective Time, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

5.2       No Distribution of Acquiring Fund Shares. The Target Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

5.3       Information. The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Target Fund Shares.

5.4       Other Necessary Action. Subject to the provisions of this Agreement, the Acquiring Fund and the Target Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.5       Information Statement/Prospectus. The Target Fund will provide the Acquiring Fund with information regarding the Target Fund, and the Acquiring Fund will provide the Target Fund with information regarding the Acquiring Fund, reasonably necessary for the preparation of an information statement/prospectus on Form N-14 (the “Information Statement/Prospectus”), in compliance with the 1940 Act in connection with the transactions contemplated herein.

5.6       Liquidating Distribution. As soon as is reasonably practicable after the Closing, the Target Fund will make a liquidating distribution to its respective stockholders consisting of the Acquiring Fund Shares received at the Closing pursuant to this Agreement.

5.7       Best Efforts. The Acquiring Fund and the Target Fund shall each use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent set forth in Article VI to effect the transactions contemplated by this Agreement as promptly as practicable.

5.8       Other Instruments. The Target Fund and the Acquiring Fund, each covenant that it will, from time to time, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the other party may reasonably deem necessary or desirable in order to vest in and confirm (a) the Target Fund, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) the Acquiring Fund, title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

5.9       Regulatory Approvals. The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Effective Time.

5.10       Expenses. All of the expenses associated with the reorganization, including the expenses of the Target Fund’s counsel and the Acquiring Fund’s counsel, shall be borne by the Oaktree Fund Advisors, LLC.

Article VI

CONDITIONS PRECEDENT

6.1       Conditions Precedent to Obligations of Target Fund. The obligations of the Target Fund to consummate the transactions provided for herein shall be subject to the following conditions:

(a)       All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

(b)       The Acquiring Fund shall have delivered to the Target Fund a certificate executed in the name of the Acquiring Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Target Fund, and dated as of the Effective Time, to the effect that the representations and warranties of the Acquiring Fund, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Target Fund shall reasonably request.

(c)       The Acquiring Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Fund, on or before the Effective Time.

(d)       The Target Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.3.

6.2       Conditions Precedent to Obligations of Acquiring Fund. The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject to the following conditions:

(a)       All representations and warranties of the Target Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

(b)       The Target Fund shall have delivered to the Acquiring Fund a statement of the Target Fund’s Assets and Liabilities, as of the Effective Time, which is prepared in accordance with GAAP and certified by the Treasurer of the Target Fund.

(c)       The Target Fund shall have delivered to the Acquiring Fund a certificate executed in the name of the Target Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Fund and dated as of the Effective Time, to the effect that the representations and warranties of the Target Fund, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request.

(d)       The Target Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Target Fund, on or before the Effective Time.

(e)       The Target Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.3.

6.3       Other Conditions Precedent. If any of the conditions set forth in this paragraph 6.3 have not been satisfied on or before the Effective Time, the Target Fund or the Acquiring Fund shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

(a)       The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of outstanding shares of the Target Fund in accordance with the Target Fund’s charter and Bylaws, applicable Maryland law and the 1940 Act and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Target Fund nor the Acquiring Fund, respectively, may waive the conditions set forth in this paragraph 6.3(a).

(b)       At the Effective Time, no action, suit or other proceeding shall be pending or, to the knowledge of either Fund, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

(c)       All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by either Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Target Fund, provided that either party hereto may for itself waive any of such conditions.

(d)       The Funds shall have received an opinion of Paul Hastings LLP as to U.S. federal income tax matters substantially to the effect that, based on the facts, representations, assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

(1)       The Reorganization will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and the Target Fund and the Acquiring Fund will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(2)       No gain or loss will be recognized by the Target Fund upon the transfer of the Assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities or upon the distribution of the Acquiring Fund Shares to the Target Fund’s stockholders in exchange for their shares of the Target Fund.

(3)       No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of the Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities.

(4)       The adjusted tax basis of the Assets received by the Acquiring Fund will be the same as the adjusted tax basis of such Assets to the Target Fund immediately prior to the Reorganization.

(5)       The holding period of the Assets received by the Acquiring Fund will include the holding period of those Assets in the hands of the Target Fund immediately prior to the Reorganization.

(6)       No gain or loss will be recognized by the stockholders of the Target Fund upon the exchange of their Target Fund Shares for the Acquiring Fund Shares (including fractional shares to which they may be entitled) pursuant to the Reorganization.

(7)       Immediately after the Reorganization the aggregate adjusted tax basis of the Acquiring Fund Shares received by the stockholders of the Target Fund (including fractional shares to which they may be entitled) pursuant to the Reorganization will be the same as the aggregate adjusted tax basis of the Target Fund Shares held by the Target Fund’s stockholders immediately prior to the Reorganization.

(8)       The holding period of the Acquiring Fund Shares received by the stockholders of the Target Fund (including fractional shares to which they may be entitled) will include the holding period of the Target Fund Shares actually or constructively surrendered in exchange therefore, provided that the Target Fund Shares were held as a capital asset on the Closing Date. No opinion will be expressed as to the effect of the Reorganization on (i) the taxable year of any Target Fund Stockholder, (ii) the Target Fund or the Acquiring Fund with respect to any asset as to which a mark-to-market system of accounting, the passive foreign investment company rules under Section 1297(a) of the Code, the personal holding company rules under Section 542 of the Code, or Section 1256 of the Code applies, or (iii) any shares held as a result of or attributable to compensation for services by any person.

Such opinion shall be based on customary assumptions, limitations and such representations as Paul Hastings LLP may reasonably request, and the Target Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. Notwithstanding anything herein to the contrary, neither party may waive the condition set forth in this paragraph 6.3(d).

(e)       U.S. Bank shall have delivered such certificates or other documents as set forth in paragraph 3.2.

(f)       The Transfer Agent shall have delivered to the Acquiring Fund a certificate of its authorized officer as set forth in paragraph 3.3.

(g)       The Acquiring Fund shall have issued and delivered to the Secretary of the Target Fund the confirmation as set forth in paragraph 3.3.

(h)       Each party shall have delivered to the other such bills of sale, checks, assignments, receipts or other documents as reasonably requested by such other party or its counsel.

Article VII

INDEMNIFICATION

7.1       Indemnification by the Acquiring Fund. The Acquiring Fund agrees to indemnify and hold harmless the Target Fund, and their Directors, officers, employees and agents (the “Target Fund Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Target Fund Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquiring Fund or the members of the Acquiring Fund’s Board or its officers prior to the Closing Date, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Target Fund or its respective Directors, officers or agents.

7.2       Indemnification by the Target Fund. The Target Fund agrees to indemnify and hold harmless the Acquiring Fund, and their Directors, officers, employees and agents (the “Acquiring Fund Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Target Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to he committed by the Target Fund or the members of the Target Fund’s Board or its officers prior to the Closing Date, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Acquiring Fund or its respective Directors, officers or agents.

7.3       Liability of the Target Fund. The Acquiring Fund understands and agrees that the obligations of the Target Fund under this Agreement shall not be binding upon any Director, stockholder, nominee, officer, agent or employee of the Target Fund on behalf of the Target Fund personally, but bind only the Target Fund and the Target Fund’s property. Moreover, all persons shall look only to the Target Fund’s Assets to satisfy the obligations of the Target Fund hereunder. The Acquiring Fund represents that it has notice of the provisions of the Articles of Incorporation of the Target Fund disclaiming such stockholder and Director liability for acts or obligations of the Target Fund.

7.4       Liability of the Acquiring Fund. The Target Fund understands and agrees that the obligations of the Acquiring Fund under this Agreement shall not be binding upon any Director, stockholder, nominee, officer, agent or employee of the Acquiring Fund personally, but bind only the Acquiring Fund and the Acquiring Fund’s property. Moreover, all persons shall look only to the Acquiring Fund’s Assets to satisfy the obligations of the Acquiring Fund thereunder. The Target Fund represents that it has notice of the provisions of the Articles of Incorporation of the Acquiring Fund disclaiming such stockholder and Director liability for acts or obligations of the Acquiring Fund.

Article VIII

BROKERAGE FEES AND EXPENSES

8.1       No Broker or Finder Fees. The Acquiring Fund and the Target Fund represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

Article IX

AMENDMENTS AND TERMINATION

9.1       Amendments. This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of either the Target Fund or the Acquiring Fund, respectively; provided, however, that following the approval of this Agreement by the Board of Directors of the Target Fund, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Target Fund Stockholders under this Agreement to the detriment of such stockholders without the Board of Directors’ further approval.

9.2       Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Board of Directors of the Target Fund or the Acquiring Fund, respectively, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board of Directors, make proceeding with the Agreement inadvisable.

Article X

NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this

Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows:

If to Oaktree Asset-Backed Income Private Placement Fund Inc.:

Brookfield Place
225 Liberty Street
New York, New York 10281
Attention: Secretary

If to Oaktree Asset-Backed Income Fund Inc.:

Brookfield Place
225 Liberty Street
New York, New York 10281
Attention: Secretary

Article XI

MISCELLANEOUS

11.1       Entire Agreement. Each Fund agrees that it has not made any representation, warranty or covenant, not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

11.2       Survival. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith, and the obligations with respect to indemnification of the Acquiring Fund and Target Fund contained in paragraphs 7.1 and 7.2, respectively, shall survive the Closing.

11.3       Headings. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

11.5       Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

11.6       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all taken together shall constitute one agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the [•] day of [•], 2025.

Oaktree Asset-Backed Income Private Placement Fund Inc.	Oaktree Asset-Backed Income Fund Inc.

By:	By:
Name:	Name:
Title:	Title:

STATEMENT OF ADDITIONAL INFORMATION

Dated December 2, 2025

relating to the reorganization of

OAKTREE ASSET-BACKED INCOME PRIVATE PLACEMENT FUND INC.
into
OAKTREE ASSET-BACKED INCOME FUND INC.

Brookfield Place
225 Liberty Street
New York, New York 10281
(855) 777-8001

This Statement of Additional Information (“SAI”) is being transmitted to shareholders of Oaktree Asset-Backed Income Private Placement Fund Inc. (the “Target Fund”) in connection with the reorganization of the Target Fund with and into Oaktree Asset-Backed Income Fund Inc. (the “Acquiring Fund”), pursuant to an Agreement and Plan of Reorganization (the “Agreement”) providing for the Acquiring Fund to continue as the surviving entity after the reorganization and shareholders of the Target Fund to receive newly issued shares of the Acquiring Fund in exchange for their Target Fund shares (the “Reorganization”). Pursuant to the Agreement, the Acquiring Fund will acquire all of the assets and assume the liabilities of the Target Fund in exchange solely for newly issued Class I Shares of the Acquiring Fund, par value $0.001 (plus any accumulated and unpaid dividends that have accrued on the Target Fund’s shares up to and including the day immediately preceding the closing date of the Reorganization if such dividends have not been paid prior to such closing date).

This SAI provides additional information to the Information Statement/Prospectus on Form N-14 filed with the Securities and Exchange Commission (the “SEC”) dated December 2, 2025, relating to the Reorganization (the “Information Statement/Prospectus”). This SAI is not a prospectus and should only be read in conjunction with the Information Statement/Prospectus. Copies of the Information Statement/Prospectus and other information relating to the Acquiring Fund may be obtained free of charge by calling (212) 417-7049, by writing to the Acquiring Fund at Brookfield Place, 225 Liberty Street, 35th Floor, New York, New York 10281, or by visiting www.brookfieldoaktree.com. Capitalized terms used herein that are not defined have the same meaning as in the Information Statement/Prospectus.

The Acquiring Fund will provide, without charge, upon the written or oral request of any person to whom this SAI is delivered, a copy of any and all documents that have been incorporated by reference into the registration statement of which this SAI is a part.

i

ADDITIONAL INFORMATION

Further information about the Acquiring Fund is contained in the Acquiring Fund’s Statement of Additional Information dated August 8, 2025, as supplemented and amended October 27, 2025 (filed via EDGAR on August 8, 2025, Accession No. 0001213900-25-073486), which is incorporated herein by reference.

FINANCIAL STATEMENTS

This SAI incorporates by reference the financial statements of the Acquiring Fund, as of June 18, 2025 and for the period from June 6, 2025 (commencement of operations) to June 18, 2025, and the related report of Deloitte & Touche LLP dated June 24, 2025 (filed via EDGAR on August 8, 2025, Accession No. 0001213900-25-073486), and the unaudited financial statements of the Acquiring Fund as of June 30, 2025 and for the period from June 6, 2025 (commencement of operations) to June 30, 2025 (filed via EDGAR on September 4, 2025, Accession No. 0001213900-25-084469).

This SAI also incorporates by reference the financial statements of the Target Fund, as of January 29, 2025 and for the period from January 23, 2025 (commencement of operations) to January 29, 2025, and the related report of Deloitte & Touche LLP dated January 31, 2025 (filed via EDGAR on February 3, 2025, Accession No. 0001104659-25-008705), and the unaudited financial statements of the Target Fund as of June 30, 2025 and for the period March 27, 2025 (commencement of investment operations) through June 30, 2025 (filed via EDGAR on September 4, 2025, Accession No. 0001213900-25-084476).

The unaudited schedule of investments of the Target Fund as of June 30, 2025 is set forth below.

Target Fund

Consolidated Schedule of Investments (unaudited)

	Par	Value
PRIVATE INVESTMENTS – 115.4%
Asset-Based Loans – 80.5%
Consumer – 7.5%
EnFin Residential Solar Finance I LLC, 11.36%, (SOFR + 7.00%), 05/02/2028, (0.00% Floor) (a)(b)	5,000,000	$1,511,111
Equipment & Transportation – 48.7%
AEF Funding LLC, 13.08%, (SOFR + 8.75%), 04/25/2031, (2.00% Floor) (a)	4,961,450	4,879,113
Hertz Vehicle Financing III LLC, 9.28%, 06/28/2028 (a)	5,000,000	5,000,000
		9,879,113
Infrastructure & Energy – 24.3%
Allo Holdco Borrower LLC, 15.50%, (7.50% cash, 8.00% PIK), 04/16/2032 (a)	5,000,000	4,925,000
Total Asset-Based Loans		16,315,224

	Shares
Equity – 34.6%
Equipment & Transportation – 34.6%
Sundsvall Leasing LLC (a)(c)	7,000,000	7,000,000
Warrants – 0.3%
Equipment & Transportation – 0.3%
AEF Funding LLC, (Exercise price: $350, Expiration: 05/05/2029) (a)(c)	1,250	55,477
TOTAL PRIVATE INVESTMENTS (Cost $23,428,784)		23,370,701

Par
PUBLIC SECURITIES – 142.9%
Asset-Backed Securities – 24.2%
Equipment & Transportation – 24.2%
Spirit Airlines Pass Through Trust, Series 2025-1, Class B, 11.00%, 02/15/2030 (a)	5,000,000	4,912,500

	Shares
SHORT-TERM INVESTMENTS – 118.7%
Money Market Fund – 118.7%
First American Treasury Obligations Fund, Class X, 4.24% (d)	24,051,588	24,051,588
TOTAL PUBLIC SECURITIES (Cost $29,003,669)		28,964,088
TOTAL INVESTMENTS – 258.3% (Cost $52,432,453)		52,334,789
Liabilities in Excess of Other Assets – (158.3)%		(32,075,171)
TOTAL NET ASSETS – 100.0%		$20,259,618

Percentages are stated as a percent of net assets.
LLC — Limited Liability Company
PIK — Paid in Kind
SOFR — Secured Overnight Financing Rate

(a)	Fair value determined using significant unobservable inputs in accordance with procedures established by and under the supervision of the Adviser, acting as Valuation Designee. These securities represented $28,283,201 or 139.6% of net assets as of June 30, 2025.

(b)	As of June 30, 2025, the Fund had entered into the following commitments to fund various revolving and delayed draw senior secured and subordinated loans. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and there can be no assurance that such conditions will be satisfied. All values are reflected at par.

A-1

Company	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments
EnFin Residential Solar Finance I LLC	$5,000,000	$1,511,111	$3,488,889

(c)	Non-income producing security

(d)	The rate shown represents the 7-day annualized effective yield as of June 30, 2025.

SUPPLEMENTAL FINANCIAL INFORMATION

The information under this section is intended to comply with the requirements of Rule 6-11 of Regulation S-X. Rule 6-11(d)(2) requires that, with respect to any fund acquisition, registered investment companies must provide certain supplemental financial information in lieu of pro forma financial statements required by Regulation S-X. For this reason, pro forma financial statements of the Target Fund are not included in this SAI.

A table showing the fees and expenses of the Acquiring Fund and the Target Fund, and the fees and expenses of the Acquiring Fund on a pro forma basis after giving effect to the Reorganization, is included in the section entitled “Synopsis—Comparative Fee and Expense Information” of the Information Statement/Prospectus.

The Reorganization will not result in any material changes to the Target Fund’s investment portfolio due to the investment restrictions of the Acquiring Fund.

There are no material differences in the accounting policies of the Target Fund as compared to the Acquiring Fund.

A-2